Exhibit 3.1






                               AXTEL, S.A. DE C.V.

                                    "BYLAWS"

                                 "FIRST CHAPTER"
      "CORPORATE NAME, CORPORATE PURPOSES, DOMICILE, TERM AND NATIONALITY"


ARTICLE 1: CORPORATE NAME: The Corporation hereby formed shall be a commercial corporation with variable capital established in accordance with the laws of the United Mexican States, and its corporate name shall be AXTEL, followed by the words SOCIEDAD ANONIMA DE CAPITAL VARIABLE, or its abbreviation S.A. DE C.V.


ARTICLE 2: CORPORATE PURPOSES: The Corporation shall have as corporate purposes:

(1) To install, operate and exploit a public telecommunications network to be granted, as the case may be, by the Ministry of Communications and Transportation for the provision of local telephone, as well as domestic and international long distance services using primarily fixed wireless technology, by means of a concession or approval granted by the competent authorities, and/or use, utilize and exploit frequency bands of the radioelectric spectrum (the "Business"). The Extraordinary Meeting of Shareholders may resolve to expand the Business of the Corporation to mobile, cellular, personal communication services and other mobile telecommunication services, cable or satellite television, multimedia services, and other entertainment services or related products, it being understood that, absent such resolution, the Business shall not be deemed to include the services and products referred to in this last sentence.

(2) The performance of all kinds of services related to the Business, as well as auxiliary and related value added services, for which the Federal Government has granted a concession or authorized the Corporation, if required.

(3) The design, manufacturing, commercialization, distribution, exportation and sale of all kinds of telecommunications equipment, computers and electronic equipment.

(4) To purchase, sell, or by any other legal means, obtain the possession of any movable property, machinery, equipment and tools required or convenient for the accomplishment of the purposes of the Corporation.

(5) The acquisition and/or operation of national or international telecommunications equipment and installations and any kind of technology applicable to this field.

(6) To act as legal representative, by any legal means, of all kinds of legal entities and individuals.

(7) To obtain and grant any credit or any kind of financing for the accomplishment of the purposes of the Corporation.


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(8)  The participation in the equity of other commercial corporations, civil or commercial associations, or non-profit entities, whether purchased at the time of the incorporation of such entity or by the acquisition of such shares, equity interests or participations thereafter, as well as, the transfer, sale or assignment of such shares, equity interests or participations.

(9) To grant all kinds of security interests or guarantees of any other nature to secure obligations of the Corporation, or of any other Person.

(10) To acquire, issue, subscribe, accept, endorse, or by any other means, negotiate any kind of negotiable instruments, including shares, debentures, bonds, and equity interests or participations of other corporations or business entities, as well as to guarantee any such instruments or documents.

(11) To import and export all kinds of foreign and national products.

(12) The acquisition, sale, lease or, by any other legal means, obtainment of the ownership and/or possession of real estate property or any rights pertaining thereto.

(13) The acquisition, sale, use or exploitation by any legal means, whether directly or indirectly, of all kinds of industrial or intellectual property rights, contractual rights, governmental permits, concessions or franchises.

(14) The performance of all kinds of technical, administrative or supervisory services to governmental, industrial or commercial entities within Mexico or abroad, as well as to contract for and receive any of such services.

(15) In general, to enter into any agreement and to perform any actions and execute any document of any nature permissible by law which directly or indirectly may be related to or necessary to accomplish the business purposes of the Corporation.


ARTICLE 3: CORPORATE DOMICILE : The domicile of the Corporation will be located in San Pedro Garza Garcia, Nuevo Leon. The Corporation may have one or more offices, branch offices, agencies or representative offices within or outside Mexico, and may designate conventional domiciles for those legal acts to which the Corporation is a party, without such act constituting a change of domicile.


ARTICLE 4: TERM: The term of the Corporation will be unlimited.


ARTICLE 5: NATIONALITY AND ADMISSION OF FOREIGN SHAREHOLDERS: The Corporation is of Mexican nationality and may admit foreign shareholders and, therefore, "Any foreigner who upon the incorporation of the Corporation or at any time thereafter acquires an equity interest or participation in the Corporation will be deemed before the Mexican Ministry of Foreign Affairs as a Mexican national with respect to such equity interest or participation, as well as with respect to any goods, assets, rights, participations, concessions or interests owned by the Corporation, and with respect to the rights and obligations that may arise from agreements entered by and between the Corporation and the Mexican authorities, and such foreigner hereby


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agrees not to invoke the protection of his government, under penalty, in case this covenant is breached, of forfeiting such interest or participation in favor of the Mexican nation".

                                "SECOND CHAPTER"
                           "CAPITAL STOCK AND SHARES"


ARTICLE 6: CAPITAL STOCK: The capital stock shall be variable and it may be represented by three series of shares with voting rights (the "Voting Shares"): the "Series A" shares, "Series B" shares and "Series C" shares in accordance with Articles 7 and 8 of these bylaws. All the Voting Shares that form the capital stock, in the minimum fixed capital as well as in the variable portion, shall be ordinary, nominative, without par value, and will confer to their holders, one vote per share at any Extraordinary, Ordinary or Special Meeting of Shareholders of the Corporation and equal rights and obligations. Every increase or reduction of the capital stock, in the minimum fixed portion as well as in the variable portion, shall be subject to the percentages established in Article 8 of these bylaws. The Corporation will also be able to issue, with the necessary authorizations of foreign investment authorities, "Series N" shares without voting rights or with limited voting rights, which will not be computed in establishing the percentage of foreign investment in the Corporation in accordance with applicable law, as long as these "Series N" shares do not represent more than 30% (thirty percent) of the total issued and subscribed shares representing the capital stock of the Corporation at the time of issuance. Except for the restriction on vote, "Series N" shares shall convey to its holders equal rights and obligations as those attributed to the Voting Shares. For purposes of the Pre-emptive Rights set forth in the subsection (c) of Article 11 of these bylaws, the "Series A", "Series B" and "Series C" shares shall be considered as of the same class, and the "Series N" shares shall be considered as of an independent class.


ARTICLE 7: MINIMUM FIXED CAPITAL AND MAXIMUM AUTHORIZED CAPITAL: The minimum fixed non-redeemable capital shall amount to $100,000 (One hundred thousand Mexican Pesos), and shall be represented by 100,000 Series A shares which shall thereafter be referred to as the "Series A Minimum Fixed" shares. The variable portion of the authorized capital shall be unlimited and may be represented by "Series A Variable" shares, "Series B Variable" shares ", "Series C Variable" shares and "Series N" shares. The shares issued in such variable portion will not be required to be redeemed by the Corporation, except as otherwise provided in the Shareholders Agreement.


ARTICLE 8: SERIES OF SHARES: The "Series A" shares shall always represent at least fifty-one percent (51%) of the total issued and subscribed Voting Shares. The sum of the "Series B" shares and the "Series C" shares may represent up to the remaining forty-nine percent (49%) of the total issued and subscribed Voting Shares and may be freely subscribed by Mexican or non-Mexican investors. The "Series A" shares may only be subscribed by (1) individuals with Mexican nationality, (2) immigrants that are not related to a foreign decision center, or (3) Mexican entities that are considered national investors in accordance with applicable legislation. Under no circumstances can the Corporation have individuals or legal entities of foreign nationality, which individually or collectively have a direct participation in an amount that exceeds forty-nine percent (49%) of the Voting Shares. Under no circumstances can a foreigner have the effective control of the Corporation.



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ARTICLE 9: SHARE CERTIFICATES: The provisional and/or definitive share certificates shall state the complete text of Articles 5, 6, 7, 8 and 9 of these bylaws. All shares shall be represented by printed certificates numbered progressively, and shall contain autograph or printed signature of any two (2) directors designated for such purpose by the Extraordinary Meeting of Shareholders, or in the absence of such designation, they shall be signed by the Chairman of the Board of Directors and the Corporate Secretary. The definitive share certificates shall have coupons numbered for the collection of dividends and shall comply with the requirements stated in articles one hundred and twenty-five (125) and one hundred and twenty-seven (127) of the General Corporations Law. The provisional share certificates, the definitive share certificates and the coupons for the collection of dividends shall be issued in a form that enables such certificates and coupons to be distinguished from each other. Every shareholder will be subject to these bylaws and the resolutions legally adopted by the Extraordinary and Ordinary Meetings of Shareholders, by their corresponding Special Meetings and by the Board of Directors, without prejudice to opposition rights granted in their favor by the General Corporations Law. The share certificates shall have printed, in addition to the requirements mentioned above, the following legend: "The shares of the Corporation represented by this certificate are subject to restrictions including but not limited to, restrictions on transfer and encumbrances, which are set forth in the bylaws and in the agreements between the shareholders and the Corporation. Any attempted transfer or encumbrances of shares in breach of the bylaws or any such agreements will be deemed for all purposes as null and void, and no registration shall be made in the Stock Register Book or other corporate books of the Corporation unless said restrictions have been satisfied. The shares have not been registered with any securities authority in the United States of America, Canada or Mexico".


ARTICLE 10: STOCK REGISTER BOOK: The Corporation shall have a Stock Register Book, in accordance with articles one hundred and twenty-eight (128) and one hundred and twenty-nine (129) of the General Corporations Law. Such Book shall be entrusted to the Corporate Secretary, and every Transfer or Pledge of all or any share must be registered in such Book, within the next fifteen (15) Days following the date on which the Corporate Secretary receives a written confirmation of such event, as long as such acts were done in accordance with these bylaws, the Shareholders Agreement and applicable law. The Stock Register Book shall have the name, nationality and address of every shareholder, stating precisely the number, series and class of the shares owned by such shareholder and whether they are totally paid or not. As provided in articles thirteen (13) and fourteen (14) of the General Corporations Law, and subject to these bylaws and the Shareholders Agreement, the Transfer or Pledge of shares will be valid and binding among the parties since the date of their Transfer or Pledge, but with respect to the Corporation and any third party, will not be valid and binding until such Transfer or Pledge is registered in the Stock Register Book. The Corporate Secretary is hereby empowered to reject any request for registration of a Transfer or Pledge of shares which was not made in strict compliance with the provisions of these bylaws.


ARTICLE 11: MODIFICATIONS OF THE CAPITAL STOCK AND PRE-EMPTIVE RIGHT:

     (a) MINIMUM FIXED CAPITAL: Every capital increase or reduction in the minimum fixed portion will be made according to these bylaws and the General Corporations Law. The Extraordinary Meetings of Shareholders will determine the terms and conditions under which such increases or reductions will take place.


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     (b) VARIABLE CAPITAL: The Corporation may modify its capital stock in the variable portion at any time according to these bylaws and article two hundred and sixteen (216) of the General Corporations Law.

     The increases and reductions of capital stock in the variable portion will be made by a resolution adopted by an Extraordinary Meeting of Shareholders according to these bylaws. The Corporation will be able to issue at any time treasury shares in accordance with the second paragraph of article two hundred and sixteen (216) of the General Corporations Law. The Extraordinary Meeting of Shareholders which approves such issuance will determine the terms and conditions in which these will take place, including but not limited to the terms and conditions under which the offer, placement, subscription and payment of such shares will take place. According to the meeting of shareholders resolution, the Board of Directors or the Corporate Secretary will be authorized to execute the placement and formalize the subscription of such shares, as well as to carry out the necessary steps to ensure the collection of the subscription amounts.

     The resolution of the meeting of the shareholders which resolves a capital increase in the variable portion shall provide in the case of default in the total or partial payment of the contributions by its subscribers that:

     (i) any contribution actually paid by any defaulting subscriber, as of the date of such default, shall be applied to pay in full such number of shares which corresponds to such payment;

     (ii) the number of shares originally subscribed by the defaulting subscriber that are left unpaid after the application of all contributions as set forth in section (i) above shall be cancelled, whereupon there will be a corresponding reduction in the capital equal to the amount unpaid represented by such cancelled shares;

     (iii) an immediate subsequent capital increase and reissuance of new treasury shares shall be made in the same number and for the same amount of the shares cancelled and the amount reduced; and

     (iv) the terms and conditions for the offering, placement, subscription and payment of the newly reissued treasury shares issued as provided for in section (iii) above will be as determined by such resolution.

     The capital increases which take place in the variable portion will be registered by the Corporate Secretary in the Stock Register Book and in the Capital Variations Book, in accordance with articles two hundred and thirteen
(213) and two hundred and nineteen (219) of the General Corporations Law, and the third paragraph of article one hundred and ninety-four (194) of such provision shall not be applicable. Notwithstanding the above, and without considering this as a binding requirement, the Corporate Secretary may, if it is considered appropriate, notarize and register the resolution which determines the capital increase in the variable portion.

     (c) PRE-EMPTIVE RIGHT: Every capital increase in the minimum fixed as well as in the variable portion, shall be subject to the shareholders pre-emptive rights provided in article one hundred and thirty-two (132) of the General Corporations Law (the "Pre-Emptive Right"). The exercise of this right to subscribe shares which are issued (the "Additional Shares") shall be carried out by the shareholders in accordance with this section (c) of this Article.


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     (1) Every shareholder shall have Pre-emptive Right to subscribe for any
Additional Shares which may be issued by the Corporation at any time, in accordance with its Relevant Proportion.

     (2) The exercise of the Pre-emptive Right shall be optional, and therefore, the failure by a shareholder to subscribe to any share capital increase of the Corporation shall not constitute a violation of the law, or of these bylaws, or of the Shareholders Agreement, but will have a dilutive effect.

     (3) The issuance of any Additional Shares shall first be authorized by the shareholders in accordance with these bylaws.

     (4) As a condition for issuance, any Additional Shares of an existing class shall, before they are issued, be offered to the shareholders holding shares of the same class, in accordance with their Relevant Proportion of shares of such class, at the date of the Pre-emptive Offer.

     (5) As a condition for issuance, any Additional Shares of a newly created class shall, before they are issued, be offered to the shareholders holding Equity Shares in their Relevant Proportion of Equity Shares at the date of the Pre-emptive Offer.

     (6) Every such offer to subscribe Additional Shares (the "Pre-emptive Offer") shall be made in writing to the address that each shareholder has registered in the Stock Register Book and sent by the Corporate Secretary acting on behalf of the shareholders and shall specify:

     (i)  the aggregate number, class and series of Additional Shares;

     (ii) the terms (including the price per Additional Share which shall be determined by the meeting of shareholders in accordance with Article 31 of these bylaws and the method of payment);

     (iii) the number of Additional Shares offered to each shareholder in accordance with its Relevant Proportion; and

     (iv) that any shareholder who wishes to accept the Pre-emptive Offer must do so by completing and signing the subscription form, a copy of which shall be attached to the Pre-emptive Offer (the "Subscription Form"), and returning it to the Corporation, to the attention of the Corporate Secretary, within the period of thirty (30) Days from the dispatch of the Pre-emptive Offer (the "Pre-emptive Acceptance Delay").

     (7) Each shareholder shall specify in the Subscription Form the number of Additional Shares for which it desires to subscribe, which may be (i) its Relevant Proportion; or (ii) a lesser number of Additional Shares than its Relevant Proportion; or (iii) its Relevant Proportion plus any Additional Shares of any class in excess of its Relevant Proportion (the "Excess Pre-emptive Shares").

     (8) Every such Pre-emptive Offer shall be irrevocable and remain open for acceptance during the Pre-emptive Acceptance Delay.


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     (9) If a shareholder fails to so notify the Corporation of its acceptance of the Pre-emptive Offer during the Pre-emptive Acceptance Delay, then such shareholder shall be conclusively deemed to have waived its Pre-emptive Right in connection with such issue of Additional Shares.

     (10) Any shareholder may waive its Pre-emptive Right for a particular offering of Additional Shares and, unless expressly so stated in writing, same shall not constitute, or be deemed to constitute, a waiver of such shareholder's Pre-emptive Right with respect to any other or further offering of Additional Shares, but it shall have a dilutive effect.

     (11) At the expiration of the Pre-emptive Acceptance Delay, the Corporate Secretary shall cause the allotment of the Additional Shares in the following manner:

     (i) to each shareholder there shall be allotted its Relevant Proportion or such lesser number of Additional Shares which it has accepted;

     (ii) if the number of any Additional Shares which remain unallotted is less than the number of Additional Shares for which applications for Excess Pre-emptive Shares have been made, the unallotted Additional Shares shall be allotted to the shareholders having subscribed for Excess Pre-emptive Shares in accordance with the following calculation: such number of unallotted Additional Shares multiplied by the percentage obtained by dividing (a) the aggregate number of shares of the relevant class held by the subject shareholder, by (b) the sum of the aggregate number of shares of the relevant class then held by all such shareholders who have subscribed for Excess Pre-emptive Shares (calculated prior to giving effect to any Additional Shares subscribed for as referred in (i) above). To the extent that, following this allocation, any amount of Additional Shares remain unsubscribed then such Additional Shares shall continue to be allocated, issued and allotted among those shareholders still able to subscribe for Additional Shares pursuant to their Subscription Form, to the extent possible, in accordance with the formula established in this section
          (ii) so far as possible until no Additional Shares remain unsubscribed by shareholders having made applications for Excess Pre-emptive Shares. No shareholder shall, however, be bound to take any Additional Shares in excess of the number for which it has applied; and

     (iii) if the number of Additional Shares which remain unallotted is equal to or greater than the number of Additional Shares for which excess applications for Excess Pre-emptive Shares have been made, a shareholder who has applied for Excess Pre-emptive Shares shall be allotted the number of Excess Pre-emptive Shares for which it applied.

     (12) The Corporate Secretary will, if necessary, adjust the allotments provided for in this section (c) of Article 11 in order to avoid the issuance of fractional shares by rounding to the nearest whole Additional Share; fractions ..50 (point fifty) and more shall be rounded up to the next higher whole number and fractions less than .50 (point fifty) shall be rounded down to the next lower whole number.

     (13) No Additional Shares shall be released unless the required payment indicated in the Pre-emptive Offer has been received in full along with the Subscription Form in the case of a subscription for Additional Shares less than or equal to a Relevant Proportion and, in the case of Excess Pre-emptive Shares, within fifteen (15) Days of receipt of a notice from the Corporate Secretary specifying the number of Excess Pre-emptive Shares allotted. Any shares which are not paid as required under the Pre-emptive Offer or subscribed within the delays set forth above


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shall be offered to the shareholders who have applied for
Excess Pre-emptive Shares and who have not been allotted all of the Excess Pre-emptive Shares for which they have applied in accordance with section (c)
(11) (ii) of this Article 11.

     (14) The resolution of the shareholders authorizing the issuance of any Additional Shares in accordance with the terms hereof may provide that, if the entire Additional Shares capital stock increase is not subscribed to, the share capital increase will be adjusted to the amount actually subscribed by the shareholders. If the resolution of the shareholders does not so provide, the Board of Directors may: (i) call an Extraordinary Meeting of Shareholders to adjust the share capital increase to the amount actually subscribed by the shareholders, or (ii) offer the unsubscribed Additional Shares to Third Parties, as long as such Third Parties are not Restricted Third Parties (in accordance with and subject to the conditions of section (c)(12) of Article 12 of these bylaws), at the same price and terms as those offered to the shareholders.

     (15) Prior to, or in accordance with section (d) of Article 12 of these bylaws after the issuance of Additional Shares, each shareholder may designate (in the Subscription Form if prior to the release of Additional Shares) one or more of its Affiliates or its direct or indirect shareholders or investors hold all or a portion of such Additional Shares. In addition, a holder of Series C Shares may designate any of its direct shareholders to hold all or a portion of the Additional Shares allocated to such shareholder. In all such cases, the Additional Shares to be so issued shall be issued or transferred to such designated Affiliate(s) or Persons subject to the provisions of sections (c)
(12) and (g) of Article 12 of these bylaws.

     (16) Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between (i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in section (c) herein, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          The shareholders shall have pre-emptive rights over Additional Shares to subscribe for their Relevant Proportion, provided that such right shall be exercised within 15 (fifteen) Business Days following: (i) the announcement of the resolution by the Meeting of Shareholders in the Official Gazette and any other major newspaper from the corporate domicile, and the contemporaneous transmission of such Notice to each foreign resident shareholder or (ii) on the date of such Meeting of Shareholders, if all shareholders attended, in person or by proxy. Once the above referenced term has expired, and in the event the aggregate amount of shares issued pursuant to any capital increase have not been subscribed, such shares shall be subscribed as provided for in the resolution by the Meeting of Shareholders which resolved such increase; or shall be subscribed, as the case may be, by the remaining shareholders pro-rata to the number of shares by which they participate in the capital stock.


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     In order to modify, add or amend Article 11 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 12: TRANSFER OR PLEDGE OF SHARES: This Article has the purpose of regulating, expressly and specifically, the requirements and procedure which every shareholder shall comply with in order to Transfer or Pledge its shares. No shareholder shall, directly or indirectly, Transfer or Pledge any of its shares without complying with the provisions of this Article, except with the approval of the Extraordinary Shareholders Meeting. A Transfer or Pledge of the shares shall not be permitted if it causes the Corporation to be in a breach of the legal provisions that regulate the corporate purposes or with the legal provisions of the concessions to which the Corporation is entitled or manages by any other legal title.

(a) PROVISIONAL RESTRICTION TO SELL:

     No shareholder shall Transfer its shares, until the earlier of: (i) the date when such shareholder has paid in full the subscription price of the shares subscribed by such Shareholder under the First Stage Equity in accordance with the Shareholders Agreement, or (ii) October 6, 2000 ("Standstill Period").

     Notwithstanding the foregoing, during the Standstill Period, the shareholders may Transfer shares (i) to a trust under the Trust Agreement previously entered into by the shareholders of the Corporation with the express consent of all the other shareholders of the Corporation, which purpose is a redistribution of shares among them, (ii) by an allocation in accordance with the terms of such Trust, or (iii) to one or more of its Permitted Assignees or otherwise in accordance with section (d) of this Article.

     Following the expiry of the Standstill Period, no shareholder may, directly or indirectly, Transfer any of its shares except:

     (1) to one or more of its Permitted Assignees or otherwise in accordance with section (d) of this Article 12; or

     (2) to any other shareholder or Third Party pursuant to and in accordance with section (c) of this Article.


(b) PLEDGE OR ENCUMBRANCE OF SHARES:

     Subject to section (g) of this Article, any shareholder (the "Pledgor") may Pledge any of the shares from time to time held by it (the "Pledged Shares") for the purpose of obtaining bona fide financing in favor of the Corporation, provided that, in connection with any Pledge, the Person in favor of whom the shares are to be pledged (the "Pledgee") must agree in writing at such time that:

     (i) the Pledgee shall be fully bound, upon taking possession of and/or title to the Pledged Shares, by the terms and conditions of the Shareholders Agreement and all other agreements related to shares or holdings of shares of the Corporation;


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     (ii) the Pledgee shall not exercise any of its rights pursuant to any such
          Pledge in any manner, or take any other action with respect to such Pledged Shares which might constitute a violation of any provision of these bylaws, of the Shareholders Agreement or of any Licenses granted to or operated by the Corporation;

     (iii) the Pledgee shall not make any demand requiring that prior to some event of default with respect to the obligations secured by such Pledge, any Pledged Shares shall be transferred in the books of the Corporation to the name of such Pledgee or its nominee;

     (iv) the Pledgee shall, prior to exercising any power of foreclosure or sale or any other right or remedy which it may have as a secured party, give to the shareholders a twenty (20) Days prior notice in writing of its intention to do so and, if any such shareholders (the "Paying Shareholders") shall during such period pay or cause to be paid to the Pledgee all amounts both by way of principal and interest owing to it by the Corporation, the Pledgee shall consider the secured obligation to have been discharged and shall Transfer and assign the Pledged Shares free from such Pledge to such Paying Shareholders, or as directed by such Paying Shareholders;

     (v) the Pledgee shall provide to the shareholders rights of first offer similar to those set forth in section (c) of this Article, in any judicial or public sale of the Pledged Shares; provided, however, that such rights of first offer must be exercised by the shareholders within seven (7) Days after receipt of the notice referred in section
          (b) (iv) of this Article; or

     (vi) Any other condition that in substitution of the above is determined by the Board of Directors.

     No Pledge over the shares, and consequently no transfer realized over the Pledged Shares, shall be registered in the books of the Corporation unless the provisions established under this Article are satisfied. The inscription of a Transfer or Pledge over shares of the Corporation in the books of the Corporation does not release the Pledgee of its obligations established by these bylaws or under the Shareholders Agreement.

(c) RIGHT OF FIRST OFFER

     (1) Subject to sections (a), (e), (f) and (g) of this Article, if any shareholder desires to Transfer, all or any portion of the shares then held by it (the shareholder desiring to so Transfer such shares, the "Selling Shareholder" and any such shares proposed to be transferred, the "Offered Shares"), the Selling Shareholder shall first give notice in writing to the Corporate Secretary (the "First Offer Notice") of its desire to Transfer the Offered Shares.

     (2) In the First Offer Notice, the Selling Shareholder shall identify the number, class and series of Offered Shares it desires to Transfer, the price in U.S. Dollars of the Offered Share (net of any commissions, brokerage fees or other transaction costs) which it is willing to accept, the type of any non-cash consideration which it is prepared to accept together with the basis of valuation of such non-cash consideration, and the other terms and conditions on which the


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Page 11


Offered Shares are offered and shall irrevocably offer to sell the Offered Shares to the other shareholders (the "Offerees").

     (3) Upon delivery of a First Offer Notice, the Corporate Secretary shall offer the Offered Shares, on behalf of the Selling Shareholder, for purchase by the Offerees, in the manner provided herein, at the price and on the terms contained in the First Offer Notice.

     (4) Within five (5) Days after receipt of the First Offer Notice, the Corporate Secretary shall give notice (the "Selling Notice") to each of the Offerees, which Selling Notice shall offer the Offered Shares for sale to each of the Offerees upon the terms and conditions set forth in the First Offer Notice and in the Proportionate Entitlement of the Offered Shares (subject to the adjustment with respect to the Allocable Shares). The Selling Notice shall indicate the Proportionate Entitlement of the Offered Shares applicable to each shareholder. A copy of the First Offer Notice shall also be forwarded to each Offeree along with the Selling Notice.

     (5) The offer by the Selling Shareholder constituted by the Selling Notice and the First Offer Notice shall remain irrevocable and open for acceptance by each Offeree for a period of thirty (30) Days following dispatch of the Selling Notice (the "Acceptance Period").

     (6) Each Offeree shall have the right exercisable by notice given to the Corporate Secretary within the Acceptance Period (the "Purchase Notice"), to accept and agree the purchase of its Proportionate Entitlement of the Offered Shares or, if it wishes to purchase less than or more than its Proportionate Entitlement, to indicate how many Offered Shares less than its Proportionate Entitlement or how many Offered Shares in excess of its Proportionate Entitlement it wishes to purchase (the "Excess First Offer Shares"). The Purchase Notice shall be irrevocable. If no Purchase Notice is given by an Offeree under the terms established by this Article during the Acceptance Period, the Offeree shall be deemed to have rejected the offer made to it to purchase the Offered Shares.

     (7) Subject to section (c), (9) and (10) of this Article, at the expiration of the Acceptance Period, the Corporate Secretary shall cause the Offered Shares to be allocated to the Offerees who sent Purchase Notices as follows:

     (i) to each Offeree there shall be allocated its Proportionate Entitlement or such lesser number of Offered Shares which it has accepted;

     (ii) if the number of any Offered Shares which remain unallocated is less than the number of Offered Shares for which applications for Excess First Offer Shares have been made, the unallocated Offered Shares shall be allocated to the Offerees who applied for Excess First Offer Shares in accordance with the following calculation: such number of unallocated Offered Shares multiplied by the percentage obtained by dividing (a) the aggregate number of shares of the relevant class held by the subject Offeree, by (b) the sum of the aggregate number of shares of the relevant class then held by all such Offerees who have applied for Excess First Offer Shares (calculated prior to giving effect to the purchase of any Offered Shares applied for). To the extent that, following this allocation, any amount of Offered Shares remain unallocated then such Offered Shares shall continue to be allocated to Offerees to whom there has not been allocated all of the Excess First Offer Shares for which they applied, in accordance with the formula set forth in this section (ii), so far as possible until

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AXTEL, S.A. DE C.V.
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Page 12

          no Offered Shares remain unallocated to Offerees having applied for Excess First Offer Shares. However, no Offeree shall be bound to take any Offered Shares in excess of the number for which it has applied; and

     (iii) if the number of Offered Shares which remain unallocated is at least equal to the number of Offered Shares for which applications for Excess First Offer Shares have been made, an Offeree who has applied for Excess First Offer Shares shall be allocated the number of Excess First Offer Shares for which it applied.

     (8) The Corporate Secretary may adjust the allocations provided for in this section, in order to avoid the Transfer of fractional shares by rounding to the nearest whole Offered Share; fractions of .50 and more shall be rounded up to the next higher whole number and fractions of less than .50 shall be rounded down to the next lower whole number.

     (9) Subject to section (c) (12) of this Article, if none of the Offerees accepts the offer by the Selling Shareholder constituted by the Selling Notice or in the event that the Offerees who accepted such offer collectively are not prepared to purchase all of the Offered Shares, then the Selling Shareholder may Transfer all, but not less than all, of the Offered Shares to a Third Party at a price and upon terms and conditions taken as a whole which are no more favorable to such Third Party than those specified in the First Offer Notice, provided, however, that (a) if there is a non-cash consideration, it shall have been identified in the First Offer Notice and shall be valued in accordance with the basis for valuation identified therein, (b) all other restrictions on such Transfer of shares set forth in these bylaws shall have been satisfied, and (c) such Transfer is completed within one hundred and twenty (120) Days following the expiry of the Acceptance Period. In the event that the Selling Shareholder does not Transfer the Offered Shares to a Third Party within such period, then the provisions of these bylaws shall once again apply and so on from time to time.

     (10) Subject to section (c) (9) above, the purchases by the Offerees who have exercised their Right of First Offer and the sales by the Selling Shareholder to them, shall be made at the head office of the Corporation at the same price in U.S. dollars and upon same terms and conditions as set forth in the Selling Notice and shall be completed within ninety (90) Days following the expiry of the Acceptance Period or earlier if the Selling Shareholder and the Offerees agree, provided, however, that all restrictions on such Transfer set forth in these bylaws, including but not limited to those in sections (c) (12) and (13) and section (f) of this Article, shall have been satisfied. Each shareholder shall bear its own costs and fees in connection with any Transfer of Offered Shares.

     (11) In order for the Transfer of shares to take place under this Article:
(a) the Selling Shareholder shall deliver or cause to be delivered to the Offerees stock certificate(s) which represent the Offered Shares, duly endorsed, together with the written representation of the Selling Shareholder stating that such Offered Shares are free and clear of all Pledges except those created and continuing under the terms of these bylaws and the Shareholders Agreement, and
(b) the Offerees shall deliver or cause to be delivered to the Selling Shareholder the full purchase price for such Offered Shares.

     (12) In the event that the Offered Shares are not all taken up by the Offerees and the Selling Shareholder intends to proceed with the transfer of the Offered Shares to a Third Party, the Selling Shareholder shall send a written notice (the "Restricted Third Party Notice") to the


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Page 13

Corporation to that effect which shall also identify the Third Party, the shareholders (or the largest shareholders if the Third Party is a public company), the officers and directors and the Subsidiaries and Controlling Persons of the Third Party to the extent the Selling Shareholder has actual knowledge of such information or can reasonably obtain it and any other non-confidential information related to the operations of the Third Party in the possession of the Selling Shareholder reasonably necessary for the Corporation to determine whether the Third Party is a Restricted Third Party.

     For purposes of the above, the Corporation shall have fifteen (15) Days after receiving the Restricted Third Party Notice to object or consent to the Transfer of the Offered Shares to such Third Party that is a Restricted Third Party, provided that such consent shall not be withheld without valid business reasons, and in case the Transfer to such Third Party is objected to by Corporation as provided herein, such purported Transfer shall not be valid or recognized by the Corporation, and the Corporate Secretary is hereby granted the authority to deny the inscription thereof in the Stock Register Book. The authority to determine, on behalf of the Corporation, whether a Third Party is a Restricted Third Party under section (c) (12) of this Article 12, is hereby vested exclusively in the sole judgment of the Chief Executive Officer acting jointly with the Corporate Secretary. The Corporation shall be deemed to have consented to a Transfer to a Third Party if it fails to consent or does not object to such transfer within the fifteen (15) days period set forth herein after receiving the Restricted Third Party Notice. If the Corporation objects to a Transfer to a Restricted Third Party, the Corporation shall not have any obligation to appoint a substitute buyer. The Board of Directors shall not have the authority to determine whether a Third Party is or is not a Restricted Third Party.

     Each shareholder shall also send a notice to the Corporation before every Transfer of shares made in accordance with section (d) of this Article and upon any assignment of rights under section (c) (15) of Article 11 and section (c)
(15) of Article 12, which shall contain essentially the same information as provided in the Restricted Third Party Notice; this section shall apply mutatis mutandis to any such Transfer or assignment.

     Every shareholder of the Corporation expressly accepts the sale restrictions provided herein on their shares and recognizes for all legal purposes, that the objection made by the Corporation to any Transfer of shares under the terms and conditions provided herein will not be subject to the last paragraph of article one hundred and thirty (130) of the General Corporations Law.

     (13) Upon any Transfer to a Third Party, the Selling Shareholder shall deliver to the Offerees a copy of the document evidencing such Transfer together with a signed statement of the President (or Chief Executive Officer) of the Selling Shareholder stating that the Transfer of the Offered Shares of the Selling Shareholder to the Third Party was made for the price and upon terms and conditions taken as a whole which were not more favorable than those set forth in the First Offer Notice.

     (14) The Right of First Offer procedure set forth in this Article shall not apply to:

     (i) any Transfer of shares by any shareholder to any of its Permitted Assignees or otherwise in accordance with section (d) of this Article;

     (ii) any Transfer of shares carried out pursuant to a Qualified Offering or other subsequent public offering;

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 14

     (iii) any Transfer of shares made between shareholders pursuant to trust agreements or other agreements entered into by shareholders with the express consent of all of the other shareholders of the Corporation, and which purpose is the redistribution of shares amongst them; and

     (iv) any Transfer permitted under section (c) (15) of Article 11 of these bylaws.

     (15) Notwithstanding anything to the contrary expressed or implied in this section (c) of this Article, each shareholder may, in its sole discretion but subject to section (g) of this Article, assign its rights to acquire any shares to any of its Affiliates or direct or indirect shareholders or investors, in accordance with section (d) of this Article. In addition, any holder of Series C Shares may assign to any of its direct shareholders its right to acquire Offered Shares. In all such cases, the Offered Shares shall be Transferred to such Affiliates or Persons subject to section (c) (12) above, and section (g) below, (which shall apply mutatis mutandis).

     (16) Each Right of First Offer process shall be commenced in the order of receipt of First Offer Notices by the Corporate Secretary, and once one Right of First Offer process has been commenced, no subsequent Right of First Offer process shall be commenced until completion of the previous Right of First Offer process in accordance with this section (c) of this Article 12.

(d) TRANSFER TO PERMITTED ASSIGNEES

Subject to section (g) of this Article, each shareholder may, at any time, Transfer any or all of the shares held by it, at any price, without complying with the Rights of First Offer set forth in section (c) above, to one or more Permitted Assignees of such shareholder, subject to the approval of the Corporation, in accordance with section (c) (12) above, with respect to Permitted Assignees which are Restricted Third Parties.

     In addition, any holder of Series C Shares shall have the right, after it has paid in full the subscription price of the shares subscribed under the First Stage Equity in accordance with the Shareholders Agreement, to Transfer any or all of the shares held by it without compliance with the Rights of First Offer set forth in section (c) of this Article, to its own direct shareholders upon its liquidation. Furthermore, to the extent that any investment corporation or fund is a direct shareholder of a holder of Series C Shares at the time of such liquidation, and receives shares of the Corporation, such investment corporation or fund shall have the right to Transfer any or all of the shares held by it to its own direct investors upon its liquidation without compliance with the Rights of First Offer set forth in section (c) above, as long as such Transfer does not take place before October 6, 2002.

(e) TAG-ALONG RIGHT:

     (1) For purposes of this section (e) of this Article, (A) the holders of Series C Shares or Series N shares shall have the right to sell their shares in conjunction with the sale of any Series A Shares or Series N Shares and (B) any shareholder shall have the right to sell its shares in conjunction with a sale that would result in a Transfer of Control of the Corporation by another shareholder (in each case a "Tag-Along Trigger"). Upon the occurrence of Tag-Along Trigger, the selling shareholder or shareholders shall provide a First Offer Notice and the Corporation shall issue a Selling Notice to the other shareholders.

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 15

     (2) In the event of a Tag-Along Trigger, the First Offer Notice and the Selling Notice shall also stipulate that a Tag-Along Trigger has occurred and shall disclose the identity of the Third Party to whom the Selling Shareholder wishes to transfer the Offered Shares along with the names of the shareholders (or the largest shareholders if the Third Party is a public company), officers and directors of the Third Party and any other information with respect to the financial capacity of the Third Party in the possession of the Selling Shareholder.

     (3) Upon issuance of the Selling Notice , the Offerees shall provide in their Purchase Notice either that:

     (i) they wish to exercise their Right of First Offer and do not wish to exercise their Tag-Along Right;

     (ii) they wish to exercise their Right of First Offer and, in the event that the rest of the Offerees do not purchase all of the Offered Shares, wish to exercise their Tag-Along Right;

     (iii) they do not wish to exercise their Right of First Offer but wish to exercise their Tag-Along Right in the event that the rest of the Offerees do not purchase all of the Offered Shares; or

     (iv) that they do not wish to exercise their Right of First Offer or their Tag-Along Right.

     (4) If a Purchase Notice is not given by an Offeree prior to the expiry of the Acceptance Period, such Offeree shall be deemed to have refused to purchase any or all of the Offered Shares and to have waived its Tag-Along Right in connection with the Transfer of the Offered Shares.

     (5) In the event of a Tag-Along Trigger, as a condition of and before completing any transfer to a Third Party, the Selling Shareholder shall arrange for the Third Party to provide in writing (the "Tag-Along Notice") to the Offerees an offer to purchase, at Offeree's option all or part of the Offeree's shares at the same price and on the same terms and conditions as set forth in the Selling Notice. If the Selling Shareholder does not intend to Transfer a class of shares held by an Offeree, the Third Party in its Tag-Along Notice shall offer to purchase such shares at the price paid for such shares by an Offeree or, if the Offeree wishes, the price shall be determined by an Expert at the Fair Market Value for such shares. In the event that an Offeree wishes that an Expert be engaged to determine the Fair Market Value of any class of shares not identified in the Selling Notice, it shall so stipulate in its Purchase Notice. The purchase offer provided by the Third Party shall be irrevocable and bind such Third Party to purchase the shares of any Offeree who exercises its Tag-Along Right and the Tag-Along Notice shall be attached to the Selling Notice.

     If an Offeree wishes that an Expert be engaged, the Corporate Secretary shall cause the Corporation to engage two (2) independent and internationally recognized investment banking firms (the "Experts") provided the Experts first confirm that they have no conflict of interest. The Experts shall determine the fair market value per share of the Corporation considering the Corporation as a going concern, for a sale, between a willing vendor and a willing purchaser, without considering any minority discount or control premium and without differentiating between Voting and non Voting Shares, the shares to be evaluated as a whole (the "Fair Market Value").


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 2

The Experts shall deliver their written determination of the Fair Market Value to the Corporate Secretary within the sixty (60) Days following their acceptance of the engagement. The Corporate Secretary shall send a copy of such report within the next five (5) Days simultaneously to each shareholder. If the Fair Market Values of the shares so determined by such Experts are within ten per cent (10%) of each other, then the Fair Market Value of the shares will be the arithmetic average of both. If the Fair Market Values of the shares so determined by such Experts are more than ten per cent (10%) apart from each other, then both of the Experts so appointed shall nominate a third Expert, and the Fair Market Value of the shares shall be the arithmetic average of the two closest values amongst the three appraisals. The cost of the determination of Fair Market Value by the Expert shall be borne by the Selling Shareholder.

     (6) If any Offeree so elects to sell all of its shares, then the Transfer of the shares sold by the Selling Shareholder and by the Offerees which have so elected shall be completed contemporaneously, on or before one hundred and twenty (120) Days following the expiry of the Acceptance Period or, in the event that a determination of Fair Market Value is requested in accordance with section (e) (5) of this Article, ninety (90) Days following the submission of the Expert's determination of Fair Market Value. Each Transfer shall be carried out as a separate transaction between the Third Party and each of the Selling Shareholder and the Offerees.

     (7) If the Corporate Secretary is in receipt of any Purchase Notice which includes the exercise of the Tag-Along Right, the Selling Shareholder shall only be entitled to complete the Transfer to a Third Party if either (a) all of the shares that have been the subject of the exercise of Tag-Along Rights are also transferred contemporaneously therewith to the Third Party in accordance with the terms of this section (e) of this Article, or (b) if the Transfer of shares that have been the subject of the exercise of Tag-Along Rights does not occur for a reason attributable to an Offeree.

     (8) If the Corporate Secretary does not receive any Purchase Notice which includes the exercise of a Tag-Along Right and the Offerees have not purchased all of the Offered Shares under section (c) of this Article, then the Selling Shareholder shall have the right to Transfer to the Third Party all, but not less than all of the Offered Shares at the same price and on the same terms and conditions as set forth in the Selling Notice within the period set out in section (c) (9) of this Article.

     (9) If no Transfer of the Offered Shares to a Third Party is completed within the period set out in section (c) (9) of this Article, the Selling Shareholder shall not proceed with any Transfer of shares without again complying with all applicable provisions of these bylaws.

     (10) In the event that, following foreclosure on any Pledged Shares, any holder of the Pledged Shares desires to sell or transfer any or all of such Pledged Shares, the provisions of this section (e) shall apply mutatis mutandis to any such sale or transfer.

(f) DRAG-ALONG RIGHT

     Subject to having complied with sections (c) and (e) of this Article 12 and as long as a Qualified Offering has not occured, the holder of the majority of the Series C Shares shall have the right to require the holders of the Series A Shares to sell their shares to the same transferee in any sale or transfer of all of its Series C Shares (the "Drag Along Right"); provided however, such Drag-Along Right may only be exercised after September 30, 2006 and at a value equal to 2.5 times the invested capital of the Series A Shares, applying as a basis for such purposes the

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 16

amount of the contributions calculated in U.S. Dollars, at the exchange rate which has been in effect at the time each contribution is made.


(g)  CONDITIONS APPLICABLE TO ALL PERMITTED TRANSFERS, PLEDGES, OR ISSUANCE OF
     SHARES:

     (1) Unless already obtained prior to the date of the subject Transfer, Pledge, or issuance, the Transferee or Pledgor shall obtain and deliver to the Corporate Secretary (with a copy to each shareholder), satisfactory proof of receipt of all required Government Approvals which may affect the Corporation, the shareholders or the Licenses.

     (2) Notwithstanding any other provision of these bylaws or the Shareholders Agreement, no Transfer, Pledge, or issuance of shares shall be permitted to be made to any Person if such Transfer, Pledge, or issuance to such Transferee would (i) result in a violation of applicable law as to the maximum foreign ownership of shares or any securities laws or (ii) result in the revocation of the Existing Concession or the Spectrum Concession, or (iii) subject the Corporation to any penalty (financial or otherwise) imposed by any regulatory agency with jurisdiction over the Corporation.

     (3) Except in the event the Drag Along Right provided in section (f) above is exercised, no shareholder may Transfer any shares to any Person who is not a shareholder unless such Person agrees in writing, concurrently with such Transfer to be fully bound by the terms and conditions of the Shareholders Agreement, including the applicable obligations of the Transferor, and all other agreements between the Transferor and any shareholders or the Corporation (other than the Consulting Services Agreements). Thereafter such Person shall be entitled to the rights of the Transferor under the Shareholders Agreement and these bylaws, to the extent such rights are not expressly granted, hereunder or in the Shareholders Agreement, to the Transferor as a holder of Series A Shares, Series B Shares or Series C Shares, except that no transfer of shares by a shareholder contemplated in section (d) of this Article, shall relieve such Transferor of the obligation to pay in full the subscription price of the shares it subscribed under the First Stage Equity in accordance with the Shareholders Agreement and each such Transferor shall be jointly and severally liable with such Transferees.

(h) UNAUTHORIZED TRANSFERS VOID

     Any purported Transfer, Pledge or issuance of shares which is not in full compliance with the procedures and requirements established in these bylaws or in the Shareholders Agreement shall be null and void and the Corporation shall not register in the corporate books such Transfer, Pledge or issuance and the Transferee shall not be entitled to vote such shares or to receive dividends or distributions with respect to such shares.

(i) MINISTRY OF COMMUNICATIONS APPROVAL:

     The Corporation shall be obliged to give notice to the Ministry of Communications and Transportation and to obtain their prior approval for every Transfer, subscription, sale or assignment of shares that represent 10% (ten percent) or more of the capital stock of the Corporation, and shall also be obliged to include in such notice a favorable opinion issued by any governmental authority having jurisdiction on such sale, included but not limited to the Federal Competition Commission if required by law, as well as certain information on the Persons

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 17

interested in acquiring such shares. In the event the party that is interested in acquiring shares of the Corporation is a legal entity, the notice mentioned above shall include the necessary information in order for the Ministry of Communications and Transportation to be able to know the identity of the Persons, that directly or indirectly, own more than 10% of the capital of such legal entity. The Ministry of Communications and Transportation will have a term of 90 (ninety) days counted from the day of the presentation of the notice, in order to disapprove the transaction mentioned in such notice. If during such term the Ministry of Communications and Transportation does not disapprove the transaction, such transaction will be considered as approved. Only the transactions that have not been disapproved by the Ministry of Communications and Transportation shall be registered in the Stock Register Book of the Corporation. The Transfer of the shares shall be made only with the prior authorization of the Ministry of Communications and Transportation, which will verify that such Transfer does not exceed the legal limits for foreign participation in the Corporation, that the Transfer does not constitute a monopoly against the national security, and that the Transfer does not constitute a profit or speculation with respect to the concession or concessions rights held by the Corporation.

     The provision set forth above shall not be required for the Transfer, subscription or assignment of Series N shares or in the event of a capital increase subscribed by the shareholders of the Corporation, whereby each shareholder maintains its proportional participation in the capital stock after giving effect to such capital increase.

(j) LEGAL BARS

     In the event there are any legal bars under applicable Mexican law, including, without limitation, limits to foreign ownership in the capital stock of the Corporation, that would restrict the rights of any shareholder to exercise its right to acquire any shares of the Corporation in accordance with the provisions of Articles 11 and 12 of these bylaws, by the fact that it is not deemed to be a Mexican investor or a resident of Mexico, or otherwise, under the then applicable Foreign Investment Law, then such shareholder shall be entitled to acquire shares up to the maximum extent permissible under such applicable Foreign Investment Law then in effect, and to designate another Person who is legally capable of acquiring the shares that such shareholder is entitled to acquire in excess of its permitted participation under such laws, but in accordance with these bylaws and the Shareholders Agreement, provided, however, that the approval of the Corporation shall be required in the event that the designee is a Restricted Third Party.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, except for sections
(d) and (j), the provisions set forth in Article 12 hereinabove shall cease to be in force and effect and the shareholders shall be authorized to sell, assign or transfer their shares freely, without limits or restrictions of any kind whatsoever. Notwithstanding the

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 19

above, any sale or transfer of Pledged Shares by a holder of Pledged Shares shall constitute a Tag-Along Trigger, and the holders of Series C or Series N Shares shall have the right to sell their shares in conjunction with such sale at the transfer price of such Pledged Voting Shares.

     In order to modify, add or amend Article 12 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


                                 "THIRD CHAPTER"
                         "MANAGEMENT OF THE CORPORATION"

ARTICLE 13: BOARD OF DIRECTORS: The management of the Corporation will be conducted by a Board of Directors, which will operate in accordance with the provisions of this Chapter Three of these bylaws:

     (1) Subject to the provision set forth by Section (4) of Article 13 herein, the Board of Directors will be formed by up to eleven (11) directors. Each director shall be entitled to two (2) alternates.

     (2) The directors shall be elected at Special Meetings of holders of each series of issued and subscribed shares in accordance with the terms herein or at the Ordinary Meeting of Shareholders pursuant to a list of directors presented separately by holders of each series of issued and subscribed shares. Subject to the provision set forth by Section (4) of Article 13 herein, the Series A shareholders shall have the right to appoint six (6) directors and two (2) alternates for each director (the "Series A Directors"). Subject to the provision set forth by Section (4) of Article 13 herein, the "Series B" shareholders shall have the right to appoint two (2) directors and two (2) alternates for each director (the "Series B Directors"). Subject to the provision set forth by Section (4) of Article 13 herein, the "Series C" shareholders shall have the right to appoint two (2) directors and two (2) alternates for each director (the "Series C Directors"). Subject to the provision set forth by Section (4) of Article 13 herein, the holders of the majority of Series N Shares shall have the right to appoint an independent Series N director in the terms and conditions set forth herein.


     The holders of each series of shares shall have the exclusive right at any time and without the previous approval or consent of the holders of the other series of shares or of the Corporation and without any condition or restriction whatsoever, to select, appoint, remove or replace, at any time, one or more directors and their alternates designated by them, by means of a resolution of a Special Meeting of Shareholders, if necessary.

     (3) The managers and directors can be shareholders or any Third Party; they shall be responsible before the Ordinary Meeting of any and all of their acts; such meeting shall have the right to claim such liability under the terms of article one hundred and sixty one (161) of the General Corporations Law and pursuant to Article 23 of these bylaws. A director shall remain in office indefinitely, until the earlier of his resignation, removal, incapacity or death, and in the case of resignation or removal, shall remain in office until his successor has accepted his appointment in accordance with these bylaws, unless otherwise agreed to in writing by all the holders of Voting Shares. Any director may resign at any time upon written notice to the Chairman of the Board. The directors will not be obligated to provided a guarantee for the performance of their duties.


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BYLAWS  DRAFT
FEBRUARY 2003
Page 20

     (4) Notwithstanding the foregoing, the composition of the Board of Directors shall be modified in the event that, as a result of the issuance, subscription or Transfer of shares, any percentage of Voting Shares held by the Initial Holders of the Series A, Series B or Series C Shares, is different than the initial percentages of Voting Shares subscribed by the Initial Holders of the Series A, Series B and Series C Shares under the Shareholders Agreement, in which event the shareholders shall only be entitled to elect the number of directors to the Board of Directors in accordance with their equity participation as set forth in the following table and the number of directors may be increased to eleven (11) where necessary, pursuant to the terms set forth in Section (4) of this Article 13:

         VOTING SHARES NECESSARY                     NUMBER OF DIRECTORS
         -----------------------                     -------------------

         100%                                                 10
         90% or more                                           9
         80% or more                                           8
         70% or more                                           7
         60% or more                                           6
         50% or more                                           5
         40% or more                                           4
         30% or more                                           3
         20% or more                                           2
         10% or more                                           1

     Notwithstanding the foregoing, to the extent that the Series "C" Shares represent ten per cent (10%) or more, but less than thirty per cent (30%) of the Voting Shares of the Corporation, the holders of shares of such series shall continue to be entitled to elect two (2) directors (and up to two (2) alternates) at a Special Meeting of the holders of such series of shares, or at an Ordinary Meeting if the shareholders agree to elect the directors and their alternates pursuant to a list presented separately by the holders of such series of shares. The other shareholders, however, shall elect the directors in accordance with the table above.

     Notwithstanding the foregoing, to the extent that the Series C Shares represent five percent (5%) or more, but less than ten percent (10%) of the Voting Shares of the Corporation, the holders of the majority of Series C Shares shall be entitled to elect one (1) independent Series C director (and up to one
(1) alternate) (the "Series C Independent Director") at a Special Meeting of the holders of such series of shares, or at an Ordinary Meeting if the shareholders agree to elect the directors and their alternate pursuant to a list presented separately by the holders of such series of shares, provided however that the attendance and vote of such Series C Independent Director shall not be necessary for the quorum and voting requirements set forth in Articles 14, 15, 16, 17, 18, 19, 20 and 21 of these Bylaws.

     Notwithstanding the foregoing, the holder of the majority of the Series N Shares shall be entitled to elect one (1) independent Series N director (and up to one (1) alternate) (the "Series N Independent Director") at a Special Meeting of the holders of such series of shares, or at an Ordinary Meeting if the shareholders agree to elect the directors and their alternate pursuant to a list presented separately by the holders of such series of shares, provided that such director shall have voice and vote however, the attendance and vote of such Series N Independent Director shall not be necessary for the quorum and voting requirements set forth in Articles 14, 15, 16, 17, 18, 19, 20 and 21 of these Bylaws.


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Page 21

     All Articles provided under Chapter III herein shall be interpreted pursuant to Section (4) herein and, subsequently, in the event that for any reason the Series A Shares, the Series B Shares or the Series C Shares cease (a) to represent at least 10% (ten percent) of the aggregate amount of the issued and subscribed Voting Shares of the Corporation, or (b) cease to be in circulation as a consequence of an exchange or an amortization which causes the shares to not exist anymore, then the provisions set forth herein regarding the Series "A" Directors, Series "B" Directors or Series "C" Directors, as the case may be, shall be considered as nonexistent and without any legal effect with respect such series of shares, and shall be interpreted as not requiring the attendance, voting or any performance whatsoever with respect to such Directors (except for the right to appoint independent directors under the terms set forth in the previous paragraphs, provided that the attendance and vote of such Series N Independent Director and such Series C Independent Director shall not be necessary for the quorum and voting requirements set forth in Articles 14, 15, 16, 17, 18, 19, 20 and 21 of these Bylaws).

     (5) For so long as the Initial Holder of Series A Shares holds more than fifty percent (50%) of the Voting Shares, such Holder shall have the right to appoint the Chairman of the Board with the consent of the majority of the Series C Shares (such consent not to be unreasonably withheld). The Chairman shall be one of the directors appointed by the Initial Holder of the Series A Shares to the Board of Directors. In the event that the Initial Holder of Series A Shares holds less than fifty percent (50%) of the Voting Shares, the Chairman of the Board shall be appointed by the directors amongst themselves. The Chairman of the Board will not have a deciding vote.

          Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between (i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in section (5) hereinabove, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          For so long as the Initial Holder of Series A Shares hold more than fifty percent (50%) of the Voting Shares, such holder shall have the right to appoint the Chairman of the Board. The Chairman of the Board shall be one of the Directors appointed by the Initial Holder of Series A Shares. In the event that the Initial Holder of Series A Shares hold less than fifty percent (50%) of the Voting Shares, the Chairman of the Board shall be appointed by the directors amongst themselves.

     In order to modify, add or amend Article 13 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 22

ARTICLE 14: NOTICES OF MEETINGS OF THE BOARD OF DIRECTORS: The meetings of the Board of Directors may be called by its Chairman, by the Corporate Secretary, by any director or by any statutory auditor.

     Notice of each meeting of the Board of Directors, together with a written agenda for such meeting, shall be sent to all the directors not less than thirty
(30) Days before the date on which the meeting is proposed to be held, and not less than three (3) Business Days before any special or urgent Board meeting. Supporting material (including text of proposed resolutions) shall be sent by courier to each director at least seven (7) Business Days in advance of a Board meeting. The directors which are not resident in Mexico shall be additionally sent a copy of such documents by telecopier to the telecopier number registered with the Corporate Secretary. The notice will be sent after reasonable attempts at consultation with the other directors made by the Corporate Secretary in order to accommodate their calendar as far as possible. The notice shall include the place and time of the meeting proposed. All notices, agenda, materials (including materials submitted or otherwise circulated at Board meetings) and minutes of meetings of the Board of Directors shall be in English, and to the extent necessary for the corporate registrations or administrative procedures, also in Spanish.


ARTICLE 15: MEETINGS OF THE BOARD: (1) Meetings of the Board of Directors (or of the committees established in Article 19 of these bylaws) shall be held in the Corporate Domicile or in any other place inside or outside of Mexico, as mutually agreed by the directors or the members of such committees. The Board of Directors shall meet at least four (4) times a year. All meetings of the Board of Directors may be attended in person or by telephone conference call, video conference or similar communications equipment whereby each director participating in the meeting can hear and be heard by all other directors participating in the meeting. Any one of the alternates will be allowed to attend the relevant meeting.

     (2) If the First Call Board Quorum or the First Call Committee Quorum is not reached at any Board or committee meeting duly convened for the first time, such meeting shall be adjourned to a subsequent date determined by the Chairman of the Board (or of the committee as the case may be), and notice of such new meeting (with the same agenda as for the Board meeting called on first notice (the "First Notice")) shall be provided promptly as indicated herein, provided that such notice shall be given not less than seven (7) Business Days and not more than ten (10) Business Days, in advance of the new meeting. The same rules will apply to a third and subsequent meeting of the Board (or any committee thereof) if the quorum is not reached at the second meeting or such other subsequent meeting. For greater certainty, no action shall be taken at such second or subsequent Board or committee meeting if such action did not appear as an item for discussion in the agenda accompanying the First Notice.

ARTICLE 16: QUORUM FOR MEETINGS OF THE BOARD: In order to have a quorum for a Board of Directors meeting on First Notice, it is necessary to have the attendance of six (6) directors; as long as such number includes at least one Series A Director, one Series B Director and one Series C Director, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such Directors were duly and previously appointed pursuant to Section (2) or Section
(4), as the case may be, of Article 13 hereinabove (the "First Call Board Quorum"). Any meeting of the Board without such a First Call Board Quorum shall, subject to the paragraph below, be irregular and its proceedings void.

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 23

     In order to have a quorum in a second or subsequent meeting of the Board upon a second or subsequent notice, it is necessary to have the attendance of at least four (4) directors without taking into consideration the series (the "Second Call Board Quorum"). Any meeting of the Board without such a Second Call Board Quorum shall be irregular and its proceedings void.

     The alternate directors may attend any Board or committee meeting when the directors are temporarily or permanently absent, but they may not send a representative to attend any such meetings.


     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in the first and second paragraphs of article 16 herein, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          In order to have quorum for a Board of Directors meeting on First or subsequent Notice, the attendance of at least half of its members shall be necessary. Any Board of Directors Meeting without the above referenced quorum shall be irregular and its proceedings void.

     In order to modify, add or amend Article 16 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 17: WRITTEN RESOLUTIONS: Resolutions may be adopted without a Board or committee meeting, by the unanimous vote of the directors, and such resolutions shall have the same legal effects as if they were adopted in a meeting of the Board or of a committee, if they are confirmed in writing and signed by all such members of the Board or of such committee. Any such resolution may be contained in a single document or may consist of several documents all in like form. For the purposes of this paragraph, "in writing" and "signed" include signature by telex or telecopier provided that an original resolution signed by all directors or by all members of a committee, whether or not in counterparts, follows. Any such resolution shall be circulated to the directors with an agenda and an explanatory statement setting out in reasonable detail the rationale for proposing the resolution.

     The document that evidences the written confirmation shall be sent to the Corporate Secretary, in order to transcribe the respective resolutions in the respective minute book and shall certify that such resolutions were taken according to the provisions established herein and article one hundred and forty three (143) of the General Corporations Law.

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 24

ARTICLE 18: EXPENSES OF DIRECTORS: Each director or if such director is not attending the Board or committee meeting in person, one alternate director to such director will be reimbursed for his out-of-pocket expenses in attending Board or committee meetings. Reimbursement for directors residing outside the city where the meeting is held will include expenses in the city where the meeting is held and business class air fare to and from such city, and may not exceed the authorized limits established in the applicable legislation.


ARTICLE 19: COMMITTEES OF THE BOARD:

     (1) The Board of Directors shall establish one or more advisory committees of the Board of Directors, including but not limited to an Audit Committee and a Remuneration Committee. Each such committee shall be composed of such number of directors as is determined by resolution of the Board of Directors and shall include an equal number of Series A Directors, Series B Directors and Series C Directors, to the extent the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such directors were duly and previously appointed pursuant to Section (2) or Section
(4), as the case may be, of Article 13 hereinabove. The Chairman of the Board and the Chief Executive Officer shall be permanent invitees of each such committee. Each committee shall have such advisory authority and responsibilities as the Board may establish by resolution in favor of such committee. All decisions of each such committee duly adopted by a majority of the directors who are members of a subject committee and at a meeting at which a quorum is present shall be noted for approval by the Board, subject to section
(4) of this Article 19. The holders of the majority of Series N Shares shall have the right that the Series N Independent Director be appointed as member of the Audit Committee provided however that the attendance and vote of such shall not be necessary for the quorum and/or voting requirements of such Committee.

     (2) In accordance with these bylaws, each committee shall fix its own procedures to be followed at meetings as well as for calling meetings; provided that, at least two-thirds of the directors that are members of a committee of the Board, shall constitute a quorum at any duly called meeting of such committee; provided further, that at least one Series A Director, one Series B Director and one Series C Director, who is a member of such committee is attending, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and such directors were duly and previously appointed pursuant to Section (2) or Section (4), as the case may be, of Article 13 hereinabove (the "First Call Committee Quorum"). Any meeting of the committee without such a First Call Committee Quorum shall, subject to the paragraph below, be irregular and its proceedings void.


     (3) If a second or subsequent meeting of a committee is called, two-thirds of the Directors that are members of a committee, shall constitute a valid quorum for such meeting (the "Second Call Committee Quorum"). Any meeting of the committee without such a Second Call Committee Quorum shall be irregular and its proceedings void.


     (4) The Board of Directors shall delegate to the Audit Committee the final responsibility to approve all contracts or transactions (other than any interconnect agreements) including any loans, investments or advances, between the Corporation and any shareholder, director, officer or


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 25

employee of the Corporation or any Relative, or any entity in which any of the foregoing has a substantial interest (with the understanding that a ten per cent (10%) voting or equity investment will be presumed substantial without prejudice to any determination as to whether a smaller investment or a different interest is or is not substantial), or any Controlling Persons of any of the foregoing, other than in connection with policies and plans approved in accordance with the terms of section (1) (j) and (k) of Article 21 of these bylaws (a "Related Party Transaction"). Resolutions of the Audit Committee dealing with the approval of Related Party Transactions shall be adopted by the affirmative vote of the majority of the members of the Audit Committee, provided that such majority includes at least one director appointed by the shareholders of each series of Voting Shares which are not connected directly to the Related Party Transaction.

     (5) The Board of Directors shall delegate to the Remuneration Committee the final responsibility for the evaluation and replacement of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Technical Officer and the Corporate Secretary (the "Key Officers"). The Remuneration Committee shall meet at least every six months in June and December of each year to evaluate the performance of the above executives against established performance benchmarks for the Corporation and its Business arising out of the Business Plan (the "Performance Benchmarks") as shall be set forth by resolution adopted by the Extraordinary Shareholders Meeting. Such Business Plan shall have been approved by resolution at an Extraordinary Shareholders Meeting. In the event the Corporation or the Business fails to meet one or more of the Performance Benchmarks during the six month period prior to any Remuneration Committee meeting, or sooner if the Corporation breaches a financial ratio or business ratio covenant in any financing agreement entered with any financial institution, then any director designated by the majority of Series A Shares or by the holders of the majority of Series C Shares shall have the right, acting in good faith, to require the Corporation to undertake an immediate search for the replacement of any one or more of the Key Officers. In case a proper candidate is found, and subject to the provisions set forth below, the Key Officer must be replaced. For such purposes, the affirmative vote of at least one director designated by the Series A Shares and one director designated by the holders of the majority of Series C Shares serving on the Remuneration Committee shall be required at all times.


ARTICLE 20:  VOTING IN BOARD MEETINGS:

     (1) In Board meetings convened by a First Notice, Board resolutions shall be adopted by the affirmative vote of the majority of the directors attending the meeting, provided however that with respect to the matters listed under
Article 21 (2) (the "Super Majority Matters") such majority includes at least one Series A Director, one Series B Director and one Series C Director, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such directors were duly and previously appointed pursuant to Section (2) or Section
(4), as the case may be, of Article 13 hereinabove. In addition, with respect to the matters listed under Article 21 (1) (the "Qualified Majority Matters"), such majority shall include at least the affirmative vote of one Series A Director and the affirmative vote of either one Series B Director or one Series C Director, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such directors were duly and previously appointed pursuant to Section
(2) or Section (4), as the case may be, of Article 13 hereinabove.

     (2) In the event that a second or subsequent meeting is convened by reason of the failure to reach the First Call Board Quorum, then the affirmative vote of a majority of the directors


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 26

attending the meeting shall be required to adopt any resolution, provided however that with respect to the Super Majority Matters, such majority shall include at least (i) the affirmative vote of one Series A Director, one Series B Director and one Series C Director in attendance at the second or subsequent meeting, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such directors were duly and previously appointed pursuant to Section
(2) or Section (4) as the case may be, of Article 13 hereinabove, and (ii) the affirmative vote, to the extent not already counted in (i) above, of one Series A Director, one Series B Director and one Series C Director to the extent that any one such director was in attendance at the meeting that the First Notice attempted to convene, to the extent the holders of the Series A Shares, the Series B Shares or the Series C Shares, as the case may be, hold the right to appoint directors and that such Directors were duly and previously appointed pursuant to Section (2) or Section (4), as the case may be, of Article 13 hereinabove. With respect to the Qualified Majority Matters, such majority shall include at least the affirmative vote of one Series A Director and the affirmative vote of either one Series B Director or one Series C Director, to the extent that such Directors were duly and previously appointed pursuant to Section (4) of Article 13 hereinabove.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in paragraphs (1) and (2) hereinabove, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          In Board meetings convened by First or subsequent Notice, Board resolutions shall be adopted by the affirmative vote of the majority of the directors attending the meeting, including without limitation, any matter listed under Article 21 herein as Qualified Majority Matters and Super Majority Matters. The Chairman of the Board shall have the deciding vote.

     In order to modify, add or amend Article 20 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 21: MATTERS WITH CERTAIN VOTING REQUIREMENTS AT  THE BOARD OF DIRECTORS:

     (1) QUALIFIED MAJORITY MATTERS: The Qualified Majority Matters shall be:

     (a) any decision on the application or utilization of any special reserves, provisions or retentions not in the ordinary course of business and not contemplated in the most recently


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
FEBRUARY 2003
Page 27

approved Annual Operating Plan and Budget, and the application or utilization of same (except for mandatory reserves established by law or specifically set out in these bylaws);

     (b) the initiation or settlement of any litigation or arbitration proceedings to which the Corporation is a party in an amount in excess of US $1,000,000.00 (One Million Dollars 00/100);

     (c) the amendment of general policies regarding the appointment and replacement of agents, selling agents and distributors, as well as the establishment of general guidelines regarding the terms and conditions of important contracts therewith;

     (d) the implementation, change and termination of research and development programs;

     (e) any transaction not in the ordinary course of business in excess of US $5,000,000.00 (Five Million Dollars 00/100), which is not specifically addressed by other Articles or sections of these bylaws dealing with rights of affirmative vote such as sections (1) (h) and (2) (c), (h), (m), (n) of this Article;

     (f) the adoption, use, registration or deletion of trademarks, trade names or other symbols to identify the Corporation, its Subsidiaries or the wares of the Corporation or its Subsidiaries;

     (g) approval of the audited financial statements of the Corporation and any report or statement accompanying such financial statements for submission to the shareholders;

     (h) the entering into, making any material amendment to, or terminating any contract that provides for aggregate payments by the Corporation in excess of US$5,000,000.00 (Five Million Dollars 00/100), which is not contemplated in the most recently approved Annual Operating Plan and Budget;

     (i) establishment of a schedule of authorities which shall set forth, among other things, the delegation of powers to management as well as general and special powers of attorney and signing authority of the Chairman of the Board, the Chief Executive Officer and other officers, including authority to sign, on the Corporation's behalf, cheques and contracts;

     (j) the adoption and modification of any general policy or plan regarding employee salaries, benefits and compensation (including any employee stock option plan and plan for loans and advances to employees);

     (k) the Corporation's compensation policy and remuneration of executive officers;

     (l) the establishment of advisory committees of the Board of Directors, and the advisory authorities or discretion of any such committees;

     (m) the establishment of the Corporation's debt to equity ratio for financing purposes unless established in the most recently approved Annual Operating Plan and Budget; and

     (n) the removal of any officer of the Corporation other than the Chief Executive Officer, whose removal shall be exclusively determined in accordance with section (5) of Article 19.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 28

pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between (i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in section (1) (n) hereinabove, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

     The removal of any officer of the Corporation including, without limitation, its Chief Executive Officer.

     In order to modify, add or amend Article 21 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


(2) SUPER MAJORITY MATTERS: The Super Majority Matters shall be:

     (a) the determination of and any material change to the Corporation's accounting or reporting practices and standards other than as required by law or the applicable Generally Accepted Accounting Principles and Auditing Standards ("GAAP");

     (b) (i) the Initial Business Plan and any Business Plans and/or modified Business Plans of the Corporation; and (ii) any Annual Operating Plan and Budget;

     (c) the imposition or creation of any Pledge (other than those created by law) on any assets of the Corporation (tangible or intangible) other than such Pledges as are required by the express terms of the Licenses awarded to the Corporation and those granted in the ordinary course of business or those granted in connection with authorized capital expenditures under the most recently approved Annual Operating Plan and Budget;

     (d) the entering into by the Corporation of joint ventures, the creation or increase of participation in any Subsidiary of the Corporation, (it being understood that corresponding governance arrangements will be put in place with respect to any such Subsidiary having the same effect and giving the Shareholders, directly or indirectly, the same rights as those provided herein with respect to the Corporation) joint venture or other business interest, or the participation (including acquisition of equity or debt securities or other interest) by the Corporation in any other Persons or any other businesses and the offer of shares in the capital of a Subsidiary to any Third Party, except if the specific terms of participation in any new Person or business or such offer has been approved in the most recently approved Annual Operating Plan and Budget and provided that this section shall not apply to the acquisition of short-term investment grade securities for cash management purposes;


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     (e) any Transfer or the grant, amendment or termination of any license or other right in respect of, any technology, copyright, patent, trademark, industrial design or other intellectual property of the Corporation subject to section (1) (f) of this Article;

     (f) the parameters of the bid strategy for the Spectrum Concession, including the Auction Business Plan, or the parameters of any other bid strategy for a telecommunications license or concession title (collectively "Other Bids"), or any modification to the Other Bids strategy.

     (g) the Transfer, amendment or surrender of the Licenses of the Corporation, or any other telecommunications license or concession awarded to the Corporation;

     (h) any capital expenditures (including acquisitions of leases or costs associated with acquisitions of subscribers and the selection of the supplier of major equipment) and capital dispositions (including leasing) by the Corporation exceeding by five per cent (5%) and at least US$2,000,000.00 (Two Million Dollars 00/100) the amount budgeted for such purpose in the most recently approved Annual Operating Plan and Budget;

     (i) the cancellation of any existing product or service of the Corporation which may affect the Licenses, or any other license or concession granted by the Government to the Corporation;

     (j) the appointment of, and any subsequent change in, the Corporation's accountants, auditors or bankers;

     (k) the Transfer of surplus funds to the general reserves of the Corporation;

     (l) the financing policy and financing requirements of the Corporation;

     (m) the incurring, extending or amending of any Indebtedness by the Corporation, exceeding by five per cent (5%) and at least US$5,000,000.00 (Five Million Dollars 00/100) in the aggregate what is contemplated in the most recently approved Annual Operating Plan and Budget, in a transaction or in a series of transactions during any rolling twelve (12) month period or if the maximum debt/equity ratio contemplated in the most recently approved Annual Operating Plan and Budget is exceeded by said transactions;

     (n) Transferring or parting with control of any interest in all or any material part of the business, property or assets (tangible or intangible) of the Corporation (whether by a single transaction or a series of transactions), or contracting to do so (including the termination of any participation in, or wind-up of, a Subsidiary, joint venture or other business interest) or acquiring or contracting to acquire any business, property or assets (tangible or intangible) or any interest therein which would, following such acquisition constitute a material part of the business, property or assets of the Corporation (and for the purposes of this section (n) of this Article, any such business, property or assets accounting for, or which would following such acquisition by the Corporation account for US$10,000,000.00 (Ten Million Dollars 00/100), shall be deemed material); and

     (o) the designation of foreign markets where products or services of the Corporation shall be offered or where any representative office shall be established.

     (p) the amendment of the criteria for the deposit or withdrawal of funds from the Corporation's Sinking Fund Escrow Account that the Corporation will establish in accordance with


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the resolutions adopted by the Extraordinary Shareholders Meeting held as of
February 28, 2003 to provision the payment of the Credit Agreement that the Corporation entered with Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte dated as of March 18, 2003, which shall be cancelled once the Credit Agreement is refinanced or paid in full by the Corporation.

     (q) any amendment or modification to the Performance Benchmarks provided in
Article 19(5) hereof.


ARTICLE 22: AUTHORITY OF THE BOARD OF DIRECTORS: Except as otherwise provided in these bylaws, the Board shall have the following authority which shall be exercised as provided under Article 21:

     (1) GENERAL POWER to execute any and all transactions and execute any and all acts, contracts and agreements that will be necessary to perform and achieve the Business of the Corporation, with General Power for Disposition Acts, General Power for Lawsuits and Collection and General Power for Administration Acts in the same terms as the first three paragraphs of article two thousand five hundred and fifty-four (2,554) of the Federal Civil Code and its corresponding article of all the Civil Codes of all the States of Mexico, without reservation or limitation, except as hereinafter set forth, including all powers that may require a special clause in accordance with the terms of article two thousand five hundred eighty-seven (2,587) of the Federal Civil Code and its corresponding article of all the Civil Codes of all the States of Mexico, to represent the Corporation before all types of Federal, State, or Municipal Authorities including Administrative, Legislative, Judicial and Labor Authorities, and before all kinds of corporations, institutions, associations, individuals either inside the Mexican territory or abroad, with the most extensive powers including but not limited to the following: (a) promote and waive any legal action, appeal, or procedure; (b) to present evidences and witnesses, and to be present when the other party presents its witnesses and to interrogate and cross-examine; (c) to waive legal terms and jurisdiction as provided by law; (d) to compromise in arbitration proceedings and to participate in arbitration procedures, file claims, accusations or complaints and to establish the Corporation as third party in criminal matters and to grant pardons or forgiveness; (e) to file "Amparo"; and in general, to proceed with any action either civil, commercial, criminal, labor, administrative or of any other kind.

     (2) GENERAL POWER to subscribe, issue, draw or endorse any form of negotiable instruments in accordance with the terms of articles nine
          (9) and eighty-five (85) of the General Titles and Credit Operations Law, as well as power to open and close bank accounts of the Corporation, and to authorize the persons who will intervene in its management.

     (3) APPOINT AND REMOVE managers, officers and agents of the Corporation, establishing their job conditions, powers, attributions and compensations.

     (4) LABOR REPRESENTATION in accordance with articles eleven (11), six hundred ninety-two (692), seven hundred eighty-six (786), eight hundred ninety-nine (899) and other related provisions of the Mexican "Ley Federal del Trabajo", (Federal


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          Labor Law) acting with the powers granted expressly and with the attributions, obligations and rights referred to legal representation in such legislation. Therefore, the attorneys-in-fact shall represent the Corporation and shall be entitled to attend labor proceedings with all the attributions and powers referred to in this section; and shall also answer interrogatories, compromise and settle with the plaintiff, assuming the attorneys-in-fact obligations derive from the settlement as a legal agent of the Corporation; may attend to the conciliation, accusation and evidence admission hearing with the most extensive attributions, ratifying for the Corporation all actions that the attorney-in-fact may execute in such hearing.

     (5) SUBSTITUTION POWER: to grant general or special powers of attorney and freely revoke them, as well as, to delegate all these powers, in whole or in part, with or without substitution power, in such Persons that are considered capable to represent the Corporation.


ARTICLE 23: OPERATION OF THE BOARD: Any director in the performance of his duties shall be fully protected in relying in good faith on information, opinions, reports, or statements (including financial statements, books of account and other financial data) if prepared or presented by (i) one or more officers or employees of the Corporation, or (ii) legal counsel, public accountants, or other Persons holding themselves out as having professional or expert competence and acting on behalf of the Corporation.

     No director shall be liable to the Corporation or any shareholder for monetary damages for breach of fiduciary duty in his capacity as director, except for liability (i) for any breach of such director's duty of loyalty to the shareholder that nominated such director, (ii) for acts or omissions not in good faith or which involve intentional misconduct or an intentional violation of law, or (iii) for any transaction from which such director derived an improper personal benefit. Any director who is deemed to be an interested director must disclose such interest and refrain from voting in any decision of the Board or committee of the Board in which he is an interested director. An interested director for purposes of this Article, shall be any director which either himself, a Relative of such director in the direct line (i.e. spouse, parents, children), the shareholder that nominated such director, any entity in which any of the foregoing has a substantial interest (with the understanding that a ten per cent (10%) voting or equity investment will be presumed substantial without prejudice to any determination as to whether a smaller investment or a different interest is or is not substantial) or a Controlling Person of such shareholder will derive a benefit from any decision to be taken by the Board or committee of the Board.

     Any director who is deemed to have an adverse interest with the Corporation, shall disclose such interest and refrain from voting in any decision of the Board or committee of the board, otherwise, he will be liable for damages in accordance with article one hundred and fifty six (156) of the General Corporations Law.


ARTICLE 24: APPOINTMENT OF THE OFFICERS: The Corporation shall have the following senior employees:

     (1) The Chief Executive Officer who shall be the senior officer of the Corporation entrusted with the responsibilities of operating and managing the Corporation, and shall be


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appointed by the Initial Holder of Series A Shares for so long as it holds more than fifty per cent (50%) of the Voting Shares and has the right to elect the majority of the Board, failing which the Chief Executive Officer shall be appointed by the Board;

     (2) The Chief Financial Officer, Vice-President Human Resources, and Vice-President Law and Corporate Secretary all of whom shall be appointed by the Initial Holder of Series A Shares for so long as it holds more than fifty per cent (50%) of the Voting Shares and is entitled to elect the majority of the Board, failing which such Persons shall be appointed by the Board; and


     (3) The right to appoint the Persons identified in sections (1) and (2) above by the Initial Holder of Series A Shares shall remain in effect unless and until the Corporation has failed to meet a Performance Benchmark and the Remuneration Committee has required the replacement of such Key Officer in accordance with section 19(5).

     (4) The Corporation, and the holders of the Series A and Series C Shares shall undertake a search for possible candidates for the position of Chief Operating Officer ("COO"). After reviewing the operational needs and structure of the Corporation and Business, efforts will be made to identify a suitable candidate from within the Corporation for the position of COO. Suitable candidates for the position of COO must demonstrate significant executive and operational experience in the telecom industry, with substantial experience in the evolution/migration of the technologies used by or anticipated to be used by the Corporation or Business. Such candidate shall be capable of being trained and evaluated as a potential Chief Executive Officer ("CEO") successor. In the event a suitable candidate from inside the Corporation cannot be identified within a reasonable period of time, the Corporation will hire a professional search firm to undertake a search for candidates outside the Corporation. The holders of the Series A Shares and the holders of the majority of Series C Shares shall jointly have the right to approve such COO.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby authorized or ordered, the provisions set forth in paragraphs (3) and (4) hereinabove, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          The Chief Operating Officer, the Vice-President Marketing and Sales, Vice-President Customer Services, the Vice-President Technology Planning and Assistant Vice-President Finance (or any other position that is the second most senior position in the finance department), who shall be appointed by the Initial Holder of Series A Shares, as long as such shareholders holds more than 50% (fifty percent) of the Voting


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     Shares representatives of the capital stock and the right to appoint the majority of the members of the Board of Directors; failing which such persons shall be appointed by the Board of Directors.

     In order to modify, add or amend Article 24 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 25: MINUTES BOOK FOR THE MEETINGS OF THE BOARD: The minutes of Board meetings shall be authorized by the Chairman and Corporate Secretary or by any other person appointed by the directors to act in such capacities during such meetings. All resolutions adopted by the Board of Directors shall be recorded and signed in the Minutes for the Meetings of the Board Book of the Corporation. In the event that a special delegate is not appointed for the execution of the adopted resolutions, the Chairman of the Board will act as a special delegate.


ARTICLE 26: BOARD REPRESENTATION: The representation and execution of the resolutions of the Board of Directors will be subject to the terms of article one hundred and forty eight (148) of the General Corporations Law.

                                "FOURTH CHAPTER"
                         "MEETINGS OF THE SHAREHOLDERS"

ARTICLE 27: MEETINGS OF SHAREHOLDERS: Meetings of Shareholders shall constitute the ultimate authority of the Corporation; resolutions legally adopted in accordance with these bylaws at a meeting of shareholders shall be legal and binding on the Corporation, its Board of Directors, directors, officers and the shareholders, even for the absent or dissident shareholders. The meetings of shareholders may approve and ratify any action or transaction of the Corporation and their resolutions shall be executed by the person specifically appointed to that effect at such meetings, or, if no appointment is made, by the Chairman of the Board.

     All notices, agenda, draft resolutions and minutes of each meeting of shareholders shall be in both the Spanish and English languages. All other materials to be submitted or circulated at the meeting (including, without limitation, the materials prepared by an officer) shall be in the English language, and in the Spanish language if required by law.

     Meetings of shareholders shall be held principally in the English language. Each shareholder shall have the right to have at its expense a translator present with it at each such meeting of shareholders.

     Any shareholder may participate in a meeting of shareholders of the Corporation by means of telephone conference call, video conference or similar communications equipment whereby all persons participating in the meeting can hear and be heard by each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting.


ARTICLE 28: CLASSIFICATION OF THE MEETINGS OF SHAREHOLDERS: Meetings of the shareholders shall be either Ordinary, Extraordinary or Special. Meetings of shareholders shall be held at the head office of the Corporation or such other place as may be agreed by the Board,


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within the corporate domicile, under penalty of invalidity, except in the event of a force majeure or acts of god, in which case, the cause or reason shall be registered in the minutes.


ARTICLE 29: NOTICE OF MEETINGS: Any meeting of shareholders, whether Ordinary, Extraordinary or Special, shall be convened at the instance of: (i) the Board of Directors, (ii) any one of the shareholders owning at least five per cent (5%) of the Voting Shares, (iii) any one director, or (iv) any one statutory auditor.

     Meetings of shareholders shall be directed by the Chairman of the Board and the Corporate Secretary shall act as secretary, and in their absence, by the persons designated by the shareholders at the meeting. Whoever directs the meeting at the beginning shall appoint two (2) inspectors in order to verify that the quorum of capital stock is duly reached.


ARTICLE 30: PRIOR NOTICE OF MEETINGS: In order to legally hold an Ordinary or Extraordinary Meeting of Shareholders, a prior notice is required, except, in the event that, one hundred per cent (100%) of all issued and subscribed shares of the Corporation are legally represented. In the case of a Special Meeting, a prior notice will also be required, except, in the event that one hundred per cent (100%) of all issued and subscribed shares of the specific series of shares voting as a class, are legally represented in such meeting.

     Notice of each meeting of shareholders shall contain the date, place and time on which the meeting shall be held; it shall also include, besides the agenda, the signature of whoever sends it.

     Notice of each meeting of shareholders, together with a written agenda for such meeting of shareholders, shall be delivered in writing to all shareholders not less than thirty (30) Days before the date on which the meeting of shareholders is proposed to be held, at the domiciles recorded for each shareholder in the Stock Register Book. Supporting material (including the text of proposed resolutions) shall be sent by courier to each shareholder at least seven (7) Business Days in advance of a meeting of shareholders. Notice to any foreign shareholder shall, at the earliest opportunity, be delivered additionally by telecopier at numbers registered with the Corporate Secretary. In extraordinary or urgent circumstances notice of a meeting of shareholders may be delivered to the shareholders within a shorter delay as determined by the Chairman of the Board or the Corporate Secretary, which delay shall be reasonable in the circumstances. In all cases, the foreign shareholders shall be consulted prior to the calling of any meeting of shareholders with a view to ensuring their presence.

     Any notice for a second or subsequent meeting of shareholders shall be accompanied by the same agenda as for the meeting of shareholders called on first notice. For greater certainty, no action shall be taken at such second or subsequent meeting of shareholders if such action did not appear as an item for discussion in the agenda accompanying the first notice.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the


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passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the following paragraph, shall enter in force and effect and thereafter the shareholders, without prejudice to the provisions of the foregoing paragraphs, shall be subject additionally to the provisions set forth in the following paragraphs:

          Notice for each Meeting of Shareholders shall be announced in the Official Gazette and in a major newspaper of the corporate domicile, at least fifteen (15) calendar days in advance of such meeting, and a copy thereof shall be provided to each foreign resident shareholder.

          Second or subsequent Notice must be advanced within a term not less than seven (7) Business Days or more than ten (10) Business Days in advance to such new Meeting.

     In order to modify, add or amend Article 30 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 31: EXTRAORDINARY MEETINGS OF SHAREHOLDERS: Extraordinary Meetings of Shareholders shall be those called to discuss any of the matters set forth in article one hundred and eighty two (182) of the General Corporations Law and any of the following matters:

     (a) extension of the duration of the Corporation;

     (b) dissolution of the Corporation prior to the duration stipulated in these by-laws;

     (c) increases or reductions of the fixed and/or variable capital of the Corporation;

     (d) amendment of the purpose of the Corporation;

     (e) changing the nationality of the Corporation;

     (f) transforming the corporate nature or status of the Corporation;

     (g) the issuance of preferred, limited or non-voting stock;

     (h) amortization by the Corporation of its shares or the issuance of participating securities;

     (i) the issuance of bonds or debentures or other debt securities;

     (j) the adoption, amendment, modification or change of the bylaws of the Corporation or the variation of any rights attached to any shares;

     (k) any creation (including the determination of the rights, privileges and other attributes), issue, or allotment of shares;


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     (l) the repurchasing, redeeming (otherwise than in accordance with the terms of redemption established at the time of issue of the relevant share capital), reorganizing, consolidating, subdividing, canceling, reducing or converting (otherwise than in accordance with the terms of conversion established at the time of issue of the relevant share capital) any of the share capital of the Corporation or in any way altering the rights attaching thereto;

     (m) any voluntary liquidation, termination, dissolution and/or winding-up of the Corporation, and any amalgamation, merger, spin-off, consolidation, reconstitution, continuation, voluntary insolvency proceeding, scheme of arrangement, composition with creditors, corporate reorganization or restructuring of the Corporation;

     (n) without prejudice to any registration rights granted to the shareholder pursuant to Schedule D of the Shareholders Agreement, the listing of any shares on a stock or securities exchange or the conversion of the Corporation into a public company for listing purposes and the appointment of an underwriter for the purposes of providing the necessary advice to the Corporation;

     (o) any change in the legal form, domicile or registered, legal, or head office of the Corporation, any change in the name or corporate identity (including the logo) of the Corporation, or any change in the objects and scope of the Business of the Corporation (including adding or terminating any line of Business);

     (p) any change in the number, manner of nomination, election, removal, replacement or filling of vacancies of directors from that provided for herein and any action which would derogate from the right to nominate directors;

     (q) any change in the fiscal year of the Corporation to the extent permitted by Mexican law;

     (r) any act or omission that would cause the Corporation to no longer be resident and managed and controlled in Mexico for tax purposes;

     (s) the granting of an option, warrant or other right for the purchase of or subscription of shares;

     (t) such other matters as may be required by law; and

     (u) the matters referred to in section (2) of Article 21 and section (4) of
Article 19 herein to the extent that they are not resolved by resolution of the Board of Directors (or committee of the Board, as the case may be) or that they are raised at a meeting of shareholders.

For purposes of this Article, the meetings of shareholders may delegate to the Board of Directors the terms and conditions upon which the matters mentioned in sections (c) (k) and (l) will take place.


ARTICLE 32: ORDINARY MEETINGS OF SHAREHOLDERS: Ordinary Meetings of Shareholders shall be those called to resolve any other action or approve any other transaction not specifically reserved to an Extraordinary Meeting or to a Special Meeting in accordance with article one hundred and eighty two (182) of the General Corporations Law, or Article thirty one


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(31) of these bylaws. There shall be at least one annual Ordinary Meeting to be held within four (4) months from fiscal year-end, at which it will be discussed, among other matters, and different from the ones listed in the agenda and those listed in article one hundred and eighty one (181) of the General Corporations Law, the appointment or ratification and reelection, as the case may be, of the directors, statutory auditors and their alternates, as well as the determination of their compensation.

     The "Qualified Majority Meetings of Shareholders" shall be those Ordinary Meetings called to resolve any Qualified Majority Matter to the extent it is not resolved by resolution of the Board of Directors or is raised at a meeting of shareholders. Such meetings shall have the quorum referred in the second paragraph of Article 35 of these bylaws, and also shall have the voting requirements set forth in the second paragraph of Article 38 of these bylaws.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the foregoing paragraph, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          The "Qualified Majority Meeting of Shareholders" shall be those Ordinary Meetings called to resolve any Qualified Majority Matter to the extent it is not resolved by resolution of the Board of Directors or raised at a Meeting of Shareholders.

     In order to modify, add or amend Article 32 herein, the written consent of the Pledgees of any pledge with respect the Voting Shares shall be needed at all times.



ARTICLE 33: SPECIAL MEETINGS OF SHAREHOLDERS: In accordance with article one hundred and ninety five (195) of the General Corporations Law, the Special Meetings of Shareholders shall be those called to resolve or approve any action or transaction of any specific series of shares voting as a class, such as to address the appointment or removal of directors and/or statutory auditors, on behalf of each series of shares in accordance with these bylaws. The shareholders of each series shall have the right to appoint, in a Special Meeting of Shareholders, the directors of the Board within the number authorized in accordance with Article 13 of these bylaws.


ARTICLE 34: QUORUM FOR EXTRAORDINARY MEETINGS OF SHAREHOLDERS: In order to have a quorum in the Extraordinary Meetings called on first notice, it is necessary to have the attendance of shareholders, whether in person or by proxy, that represent at least eighty percent


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Page 38

(80%) of the issued and subscribed Voting Shares, such percentage to include the Voting Shares held by the holders of the majority of Series C Shares. In case the necessary quorum is not reached the meeting shall be adjourned and the Chairman of the Board shall deliver promptly a new notice not less than seven
(7) Business Days or more than ten (10) Business Days in advance of the new meeting. In case of a second or subsequent notice, the quorum for an Extraordinary Meeting shall be met by the attendance of shareholders that represent at least sixty-five percent (65%) of all the issued and subscribed Voting Shares.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the foregoing paragraph, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraphs:


          Extraordinary Meetings shall be deemed legally installed if at least seventy-five percent (75%) of the Voting Shares of the Corporation are represented.

          At Second or subsequent Notice, which shall be sent by the Chairman of the Board to the shareholders of the Corporation not less than seven (7) Business Days or greater than ten (10) Business Days in advance of the new meeting, the Extraordinary Meeting shall be deemed installed whichever is the number of Voting Shares represented therein.

     In order to modify, add or amend Article 34 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.

ARTICLE 35: QUORUM FOR ORDINARY MEETINGS OF SHAREHOLDERS: In order to have quorum in the Ordinary Meetings called on first notice, except as provided in the next paragraph, it is necessary to have the attendance of shareholders, whether in person or by proxy, that represent at least sixty-five per cent (65%) of the issued and subscribed Voting Shares. In case the necessary quorum is not reached the meeting shall be adjourned and the Chairman of the Board shall deliver promptly a new notice not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting. In case of a second or subsequent notice, the quorum for an Ordinary Meeting shall be met by the attendance of shareholders that represent at least forty percent (40%) of the issued and subscribed Voting Shares.

     Notwithstanding the foregoing, with respect to meetings of shareholders dealing with Qualified Majority Matters, the quorum will be met by the attendance of shareholders, whether in person or by proxy, that represent at least sixty-three per cent (63%) of the issued and subscribed Voting Shares. If the necessary quorum is not reached at such meeting of shareholders, the


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Page 39

meeting shall be adjourned, and the Chairman of the Board shall deliver promptly a new notice in a term not less than seven (7) Business Days or more than ten
(10) Business Days in advance of the new meeting. In case of a second or subsequent notice, the meeting shall be met by the attendance of shareholders that represent at least sixty-three percent (63%) of the issued and subscribed Voting Shares.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the two foregoing paragraphs, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraphs:

          Ordinary Meetings, including those called to resolve Qualified Majority Matters shall be deemed legally installed if at least fifty percent (50%) of the Voting Shares of the Corporation is represented.

          At Second or subsequent Notice, which shall be sent by the Chairman of the Board to the shareholders of the Corporation not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new Meeting, the Ordinary Meeting, including those called to resolve Qualified Majority Matters shall be deemed installed whichever the number of Voting Shares represented therein.

     In order to modify, add or amend Article 35 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 36: QUORUM FOR SPECIAL MEETINGS OF SHAREHOLDERS: In order to have a quorum in the Special Meetings called on first, second or subsequent notice, it is necessary to have the attendance of shareholders, whether in person or by proxy, that represent more than fifty percent (50%) of all issued and subscribed shares of the relevant series. In case the necessary quorum is not reached the meeting shall be adjourned and the Chairman of the Board shall deliver promptly a new notice not less than seven (7) Business Days or more than ten (10) Business Days in advance of the new meeting.


ARTICLE 37: VOTING REQUIREMENTS FOR EXTRAORDINARY MEETINGS OF SHAREHOLDERS:
Resolutions of Extraordinary Meetings called on first notice shall be adopted with the affirmative vote of shareholders, whether in person or by proxy, that represent at least eighty percent (80%) of all the issued and subscribed Voting Shares, such percentage to include the affirmative vote of the majority of the holders of the majority of Series C Shares. On second notice, resolutions shall be adopted with the affirmative vote of shareholders that represent at


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Page 40

least fifty percent (50%) of all the issued and subscribed Voting Shares; provided however that such percentage shall include at least the affirmative vote of shareholders that represent the majority of the shares of each series of Voting Shares to the extent such shareholders are in attendance or represented at such second meeting and the affirmative vote, to the extent not already counted, of shareholders that represent the majority of the shares of each series of Voting Shares to the extent such shareholders were in attendance or represented at the first meeting that the first notice attempted to convene. In meetings, each Voting Share shall give the right to one vote.

     With respect to third and subsequent notices, the affirmative vote of shareholders representing a majority of the shares of a series of Voting Shares, will not be required to adopt a resolution to the extent, such shareholders were not in attendance or represented in at least two meetings called to discuss the same matters, which meetings were adjourned for lack of quorum.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the two foregoing paragraphs, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraphs:

          In order for the resolutions of an Extraordinary Meeting to be valid, the affirmative vote of the Voting Shares representing at least fifty percent (50%) of the capital stock shall be necessary.

          At Second or subsequent Notice, in order for the resolutions of an Extraordinary Meeting to be valid, the affirmative vote of the Voting Shares representing at least fifty percent (50%) of the capital stock shall be necessary.


     In order to modify, add or amend Article 37 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 38: VOTING REQUIREMENTS FOR ORDINARY MEETINGS OF SHAREHOLDERS:
Resolutions of Ordinary Meetings called on first notice shall be adopted, subject to the provisions of the next paragraph, with the affirmative vote of shareholders whether in person or by proxy that represent at least sixty percent (60%) of all the issued and subscribed Voting Shares. For a meeting called by a second or subsequent notice, resolutions shall be adopted with the affirmative vote of shareholders representing at least a majority of the Voting Shares represented at such meeting.


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Page 41

Notwithstanding the foregoing, with respect to a meeting of shareholders dealing with Qualified Majority Matters, the resolutions of such meeting of shareholders called on first, second or subsequent notice, shall be adopted with the affirmative vote of shareholders that represent at least sixty-three percent (63%) of all the issued and subscribed Voting Shares.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in the two foregoing paragraphs shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraphs:

          In order for the validity of the resolutions of the Ordinary Meetings, the affirmative vote of Voting Shares representing the majority shall be necessary.

          At Second or subsequent Notice, in order for the validity of the resolutions of the Ordinary Meetings, including those called to resolve Qualified Majority Matters, the affirmative vote of Voting Shares representing the majority shall be necessary .

     In order to modify, add or amend Article 38 herein, the written consent of the Pledgees of any pledge with respect the Voting Shares shall be needed at all times.

ARTICLE 39: VOTING REQUIREMENTS FOR SPECIAL MEETINGS OF SHAREHOLDERS:
Resolutions of Special Meetings called on first, second or subsequent notice, shall be adopted with the simple majority of votes of the shareholders represented, whether in person or by proxy, at such meeting.


ARTICLE 40: RECOGNITION OF SHAREHOLDERS STATUS: In accordance with articles one hundred and twenty eight (128) and one hundred and twenty nine (129) of the General Corporations Law, the Corporation shall recognize as shareholders only those individuals or legal entities recorded as such in the Stock Register Book or their proxy holder.


ARTICLE 41: MINUTE BOOK FOR THE MEETINGS OF SHAREHOLDERS: Every resolution adopted by a meeting of shareholders shall be registered in minutes which shall be recorded in the meetings of shareholders minute book and shall be signed by the Chairman of the Board and the Corporate Secretary, or whoever acts as such during a meeting, and by the statutory auditor(s) present at such meeting. Furthermore, the minutes shall comply with the requirements established in article one hundred ninety four (194) of the General Corporations Law, if applicable.



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Page 42

ARTICLE 42: RESOLUTIONS IN WRITING: The shareholders may adopt resolutions without having a meeting, by the unanimous consent of the shareholders that represent the total issued and subscribed Voting Shares whether in lieu of an Extraordinary or Ordinary Meeting of Shareholders, and in the event of Special Meetings, by the unanimous consent of the shareholders of the relevant series of shares. Such resolutions shall have the same legal effects as if they were adopted in a duly called meeting of shareholders, if they are confirmed in writing. Any such resolution may be contained in a single document or may consist of several documents all in like form. For the purpose of this Article, "in writing" and "signed" include signature by telecopier, provided that an original resolution signed by all shareholders, whether or not in counterparts, follows. The shareholders shall procure that the original signed resolution shall promptly be forwarded to the Corporation by the respective signatories for its record. The written confirmation will be sent to the Corporate Secretary, in order for the Corporate Secretary to be able to record the resolutions adopted in such meeting in the corresponding Minutes Book for the Meetings of Shareholders and certify that such resolutions were adopted in accordance with article one hundred and seventy eight (178) of the General Corporations Law. A resolution in writing shall be circulated together with an agenda and an explanatory statement setting out in reasonable detail the rationale for proposing the resolution.


ARTICLE 43: REPRESENTATION OF THE SHAREHOLDERS IN THE GENERAL MEETINGS: In order for a shareholder to be represented by an attorney in fact at an Ordinary, Extraordinary or Special Shareholders Meeting, called in first, second or subsequent notices, it shall issue to such attorney in fact a proxy executed before two witnesses. The proxy shall indicate which kind of meeting the attorney in fact will attend, as well as the date, place and time of such meeting. The instructions as to how the proxy holder will vote the corresponding shares may be given in a separate document, if such instructions are considered necessary.

                                 "FIFTH CHAPTER"
                    "FINANCIAL INFORMATION AND DISTRIBUTIONS"

ARTICLE 44: FINANCIAL INFORMATION:

     (1) Any director or any shareholder holding the majority of each series of issued and subscribed Voting Shares, through their respective directors or their legal representatives (employees, attorneys, accountants and other advisors, subject to such representatives being directed to treat the information described herein as confidential), shall have the full right and complete timely access to all information, records and premises of the Corporation, including such financial, accounting, management, taxation and other information and records of the Corporation and such audit documents and papers of the auditors or records of their external counsel (unless this represents a waiver of any applicable solicitor-client privilege), as they may reasonably require from time to time, as well as the right to make copies of such information and records, provided that any such director or shareholder representative fully discloses the identity of the requesting shareholder and further provided that any such director or shareholder shall ensure through appropriate safeguards that the information described herein shall not be disclosed to any Persons who either directly or through any Affiliate directly competes with the Business or is an officer or director of such competitor. The officers of the Corporation shall furnish such access on demand to each such shareholder (and its representatives) or director under the terms herein.


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Page 43

     (2) The Corporation will provide, at the Corporation's expense to the shareholders referred to in this Article, a monthly report outlining key financial data and, to the extent reasonably available, key operating data with respect to the Corporation and shall also provide on a timely basis, such other information and assistance as requested to:

     (i) conform financial statements to U.S. generally accepted accounting principles or adjust them to any international accounting standards, including information on the book value of assets and inflation adjustments;

     (ii) enable compliance with U.S. requirements for financial, securities law and tax reporting purposes;

     (iii) enable compliance on a quarterly basis with obligations in relation to the preparation and announcement of financial results and other financial information of Affiliates, tax and any regulatory filings; and

     (iv) enable on a monthly basis an appropriate accounting and management reporting for the investment in the Corporation.

     The Corporation shall also provide to each shareholder referred in section
(1) of this Article 44, quarterly unaudited financial statements and to each shareholder of the Corporation annual audited financial statements (including in both cases a statement of change in financial position) within thirty (30) Days of the end of each quarter with respect to quarterly financial statements and ninety (90) Days of the end of each fiscal year with respect to annual audited financial statements.

     The Corporation undertakes to have its financial statements prepared in accordance with GAAP consistently applied from year to year.

     The Board shall approve all financial statements to be submitted to the shareholders in accordance with section (1) of Article 21 of these bylaws prior to the submission to the Shareholders.

     The rights in favor of the shareholders and the directors described in this Article of these bylaws, shall be exercised in a manner not to unduly harm the operations of the Corporation.

     The Initial Business Plan shall be adopted by the Corporation as soon as possible as provided for in the Shareholders Agreement. Subsequent Business Plans shall be adopted pursuant to section (2) of Article 21 of these bylaws for an upcoming five (5) five years period (or such other period agreed to by the Board under section (2) of Article 21 of these bylaws) within one (1) month but no more than six (6) months prior to the end of the term of the Business Plan then in effect, and revised annually subsequent to the adoption of an Annual Operating Plan and Budget.

     No later than fifteen (15) Days prior to the commencement of each of the Corporation's fiscal years, the Board shall prepare or cause to be prepared an annual operating plan and budget (the "Annual Operating Plan and Budget") for the next fiscal year and submit such Annual Operating Plan and Budget to the Board for its approval in accordance with section (2) of Article 21 of these bylaws. It is anticipated that such Annual Operating Plan and Budget shall be submitted to the Board for final approval no later than December 15 of each fiscal year. Such Annual Operating


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Page 44

Plan and Budget shall always be prepared within the framework of the most recently approved Business Plan then in effect.


ARTICLE 45: PROFIT AND DISTRIBUTION POLICIES: The shareholders herein agree that all funds reasonably available for distribution to the shareholders shall be distributed by way of dividends or such other means permitted by law in accordance with the dividend and distribution policy that shall be approved by the shareholders. The shareholders further agree that, to the extent not prohibited by any agreement entered with financial institutions which provide loans to the Corporation and to the extent permitted by law, after April 1, 2006, the Corporation shall pay out to the Shareholders, as dividends all available cash in excess of the amounts needed to prudently comply with the corporate purpose of the Corporation.

     Notwithstanding the foregoing all distributions will be subject to the obligation set forth in article twenty (20) of the General Corporations Law of separating five per cent (5%) of earnings on an annual basis until the legal reserve is created and further subject to the projected requirements of the Business of the Corporation over the twelve (12) months following each proposed distribution, including, but not limited to, investment and expansion plans.

     The Corporation will pay out dividends as available upon the approval of financial statements and declaration of the distributions, within a period of thirty (30) Days from such declaration. The annual Ordinary Meeting in which annual financial statements are approved shall be held not later than four (4) months from the end of the fiscal year of the Corporation and in accordance with the General Corporations Law.

     Dividends or distributions shall be simultaneously paid pari passu on all the Equity Shares of the Corporation. The Equity Shares shall rank on a parity (i.e pari passu) with each other with respect to the payment of dividends and with respect to the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation. The dividends or distributions to foreign shareholders may if and to the extent then permitted under the laws of Mexico (at the option of such shareholders) be credited either in Mexico or transferred abroad in a foreign currency account of such shareholders.


                                 "SIXTH CHAPTER"
                          "THE CORPORATION SUPERVISION"

ARTICLE 46: THE STATUTORY AUDITORS: The corporate supervision shall be directed by one or more statutory auditors. Shareholders of each series of issued and subscribed Voting Shares shall have the right to appoint one statutory auditor in Special Meetings, or as the case may be, all shareholders may agree to appoint only one statutory auditor elected by means of a resolution adopted by the annual Ordinary Meeting of Shareholders. The statutory auditors shall be responsible before the meeting of shareholders of all and any one of their acts, and the meeting shall have the right to claim such responsibility under the terms of article one hundred sixty one (161) of the General Corporations Law. If two or more statutory auditors are appointed, their performance and responsibility shall be joint and several. The statutory auditors will remain in office for one year, and they can be reelected, but they shall remain in office until a successor statutory auditor has accepted the appointment according to these bylaws. If the meeting of shareholders that approves the appointment of the statutory auditors considers it appropriate, they may also appoint an alternate for each one of such statutory auditors.



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FEBRUARY 2003
Page 45

ARTICLE 47: STATUTORY AUDITORS REQUIREMENTS: The statutory auditors can be shareholders or any Third Party not related to the Corporation if, and only if, they are not in any of the situations set forth in article one hundred sixty five (165) of the General Corporations Law, and will not have to provide a guaranty with respect to their duties. The statutory auditors will have the rights and obligations established in article one hundred sixty six (166) of the General Corporations Law. In the event there is a temporary or permanent absence of the statutory auditor or its alternate, the Corporation will be obligated to follow the provisions established in article one hundred sixty eight (168) of the General Corporations Law.


                                "SEVENTH CHAPTER"
                                  "FISCAL YEAR"

ARTICLE 48: THE FISCAL YEAR: The fiscal year shall have a duration of twelve
(12) consecutive months, that will correspond to the natural year of the calendar, from January first (1(degree)) until December thirty one (31).


ARTICLE 49: ANNUAL REPORT: Within the three months following the closing of the fiscal year, the Board of Directors of the Corporation shall prepare a financial report reflecting the economic position of the Corporation. Such report and its enclosures shall be delivered to the statutory auditors at least one (1) month prior to the annual meeting of shareholders. Within 15 (fifteen) Days from the delivery of the report to the statutory auditors, the statutory auditors shall prepare to the Board of Directors a memorandum of comments and suggestions related to such report. The Board of Directors shall keep all such documents available for review by the shareholders during fifteen (15) Days prior to the annual meeting of shareholders.

                                "EIGHTH CHAPTER"
                              "PROFITS AND LOSSES"

ARTICLE 50: SHAREHOLDERS LIMITED LIABILITY FOR THE CORPORATION LOSSES: The shareholders shall have a limited liability for the losses of the Corporation in proportion to the number of shares they own and up to the value of their contribution.


ARTICLE 51: DISTRIBUTIONS OF PROFITS: The profits determined by the financial statements and approved by the annual meeting of shareholders will be distributed, after paying the income tax and the participation of the employees in the profits of the Corporation, in the following way: (1) a certain amount of money established by the Ordinary Meeting will be separated for the constitution of a legal reserve fund, which can never be less than five percent (5%) of the net profits of the Corporation for the fiscal year, and until such legal reserve has reached at least one fifth of the capital stock of the Corporation; (2) the amounts established by the Ordinary Meeting for the constitution of other reserves different from the legal reserve fund will be separated; and (3) the remaining amount will be subject to the free disposition of the Ordinary Meeting, which may be available for distribution as provided for in Article 45 of these bylaws.



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Page 46

                                 "NINTH CHAPTER"
                          "DISSOLUTION AND LIQUIDATION"


ARTICLE 52: CORPORATE DISSOLUTION: The Corporation may be dissolved by resolution of an Extraordinary Meeting of Shareholders, if any of the events stated in article two hundred and twenty-nine (229) of the General Corporations Law have occurred.


ARTICLE 53: CORPORATE LIQUIDATION: Once the Corporation has been dissolved, it will be liquidated.


ARTICLE 54: APPOINTMENT OF THE LIQUIDATORS: The liquidation of the Corporation will be made by the liquidator or liquidators appointed in the same Extraordinary Meeting of Shareholders in which the dissolution was approved; this meeting will also establish their compensation, having the right to re-elect or remove them freely. Each series of issued and subscribed Voting Shares may appoint a liquidator in such meeting. In the event that two or more liquidators are appointed, they shall act jointly. In the event that the liquidators are not appointed at the meeting of shareholders where the dissolution of the Corporation was approved, any shareholder can request the judicial authority in the domicile of the Corporation to appoint the liquidators in a summary proceeding.


ARTICLE 55: LIQUIDATORS AUTHORITY: The liquidators will have the powers granted by article two hundred and forty-two (242) of the General Corporations Law.


ARTICLE 56: REGISTRATION OF THE LIQUIDATORS APPOINTMENT: The Board of Directors will continue to perform their duties until the appointment of the liquidators has been recorded in the Public Commercial Registry of the domicile of the Corporation.


ARTICLE 57. LIQUIDATION BASIS: The same meeting that approved the dissolution of the Corporation shall determine the terms and conditions of the liquidation; if these terms and conditions are not determined by the meeting, the liquidation will be made in accordance with the procedure stated in the General Corporation Law.


ARTICLE 58: NOTICE OF MEETINGS OF SHAREHOLDERS: During the liquidation of the Corporation, the liquidators will have the right to call for an Ordinary, Extraordinary or Special Meeting of Shareholders.


ARTICLE 59: POWERS OF THE STATUTORY AUDITORS: During the liquidation of the Corporation, the statutory auditors will have before the liquidators, the same attributions that those granted by law in relation to the directors.


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Page 47

                                 "TENTH CHAPTER"
                              "GENERAL PROVISIONS"


ARTICLE 60: ARBITRATION: In the event of any dispute, claim, controversy or difference (a "Dispute") among the shareholders or between the shareholders and the Corporation, arising under or in connection with any of their respective rights and obligations under these bylaws or with their interpretation:

     (a) Good faith efforts shall be used to settle such Dispute. To this end, any shareholder may notify the other shareholders and the Corporation of its desire to initiate the procedure contemplated by this Article, whereupon the shareholders shall forthwith convene to attempt to resolve such Disputes through amicable and good faith discussions. Disputes which the shareholders are unable to resolve through such discussions within thirty (30) Days following receipt of the notice referred to in this section, shall be upon the request of any shareholder party to the Dispute, submitted to a panel consisting of designees from the Chief Executive Officer of each shareholder, provided that the designees shall not be Directors or Officers of the Corporation. The designees shall consult and negotiate with each other in good faith in an effort to reach a just and equitable solution.

     (b)  If the designees do not reach a solution within a period of thirty
          (30) Days following the beginning of their consultations and negotiations, any shareholder may treat the same as an arbitrable Dispute by giving notice to the Corporation and the other shareholders, in which case the Dispute shall be submitted to a final and binding arbitration under the rules of the American Arbitration Association's Commercial Arbitration Rules, including the Supplementary Procedures for International Commercial Arbitration excluding any such rules relating to the posting of security for costs (the "Rules"). The arbitral tribunal shall be composed of three persons, who shall be appointed in accordance with the Rules; provided, however that one (1) of the arbitrators must be an attorney admitted to the Mexican bar and be fluent in English.

     The arbitration shall be held in the English language. The proceedings shall be conducted, and any arbitral award shall be made, in the City of New York in the United States. The shareholders agree that the obligations herein are commercial and that the New York Convention on Recognition and Enforcement of Foreign Arbitral Awards is applicable. The prevailing shareholder(s) shall be entitled to recover from the other shareholder(s) (as part of the arbitral award or order) its or their reasonable attorney's fees and other costs of arbitration.

     Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between
(i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure


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Page 48

sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in Article 60 herein, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          For the interpretation and fulfillment of these bylaws, the parties hereby submit themselves to the jurisdiction of the competent courts of Mexico City, Federal District or of the competent Courts of Monterrey City, State of Nuevo Leon, Mexico, at the plaintiff's sole election, waiving any objection that they may now or hereafter have with respect to the laying of the venue of such proceeding brought in such a court, or any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     In order to modify, add or amend Article 60 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.


ARTICLE 61: DEFINITIONS: For purposes of these bylaws, unless the context otherwise requires, the following words and phrases shall have the respective meanings set forth hereinbelow:

1. "Affiliate" with respect to any Person, means any Person, now existing or hereafter created, which directly or indirectly Controls, is Controlled by or is under direct or indirect common Control with such Person;

2. "Allocable Shares" means the nine million four hundred and sixty eight thousand two hundred and twenty (9,468,220) Series N shares to be contributed by the Initial Holder of Series A Shares to a trust under the Trust Agreement in accordance with the Shareholders Agreement for a possible re-allocation of such Series N shares to the Initial Holder of Series C Shares.

3. "Business Days" means any day other than a Saturday, a Sunday or a day in which commercial banks are required or permitted to be closed in Montreal (Canada), New York City (USA), London (England), Monterrey, Nuevo Leon (Mexico), Bermuda, or in the British Virgin Islands;

4. "Business Plan" means a business plan, including the Initial Business Plan, adopted by the Corporation and any revisions thereto, which Business Plan may include financial forecast models as well as marketing plans, business strategies and such other matters as are customarily included in business plans;

5. "Consulting Services Agreements" means the Secondment Agreement and the Technical Services Agreement entered into as of October 6, 1997 between the Corporation and Bell Canada International Inc.;

6. "Control" is possessed by a Person over another Person (such other Person the "subject person") if such Person (alone or in combination with one or more Relatives and/or Affiliates) (i) holds the right by ownership of voting equity, contract or otherwise, to elect a majority of the Board of Directors or other governing body of the subject person, or (ii) holds the record or beneficial ownership, or has control or direction, directly or indirectly, other than by way of security interest only, of fifty per cent (50%) or more of the voting rights of the subject person, or (iii) is, or Controls (within the meaning of (i) or (ii) hereof),


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AXTEL, S.A. DE C.V.
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     the general partner of the subject person which is a limited partnership, or (iv) is, or Controls (within the meaning of (i) or (ii) hereof), the managing partner of the subject person which is a partnership; and "Controlling" or "Controlled" has a corresponding meaning;

7. "Corporate Secretary" means the Secretary or Corporate Secretary of the Corporation or the officer having a similar title or failing which, the Vice President-Law;

8. "Day", in computing any period fixed by these bylaws, means, unless otherwise specified or unless a Business Day is specified, a calendar day, but if the last day of such period falls on a non-Business Day, such period shall be extended to the next Business Day;

9. "Defaulting Shareholder" means the shareholder with respect to which an event of default as described under Clause 5.1.1 of the Shareholder Agreement has occured;

10. "Equity Shares" means the Voting Shares and the Participating Shares of the share capital of the Corporation held by the shareholders, including the Series A, Series B, Series C and Series N shares issued pursuant to these bylaws;

11. "First Stage Equity" means the equity contributions for the subscription of shares by the shareholders contemplated in the Shareholders Agreement;

12. "Existing Concession" means the concession title granted by the Ministry of Communications and Transportation to the Corporation on June 17, 1996 to install, operate and exploit a public telecommunications network in Mexico;

13. "GAAP" means generally accepted accounting principles and auditing standards adopted from time to time in Mexico by the Instituto Mexicano de Contadores Publicos A.C. or successor body;

14. "Government Approvals" means any and all consents, validations, authorizations, licenses, registrations, waivers and other approvals of the Mexican government.

15. "Indebtedness" means any (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations under leases which, in accordance with GAAP, are to be recorded as capital or operating leases, (iii) obligations which are evidenced by notes, acceptances, loan agreements or similar instruments, (iv) obligations in connection with any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, interest rate option, forward foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions, and any combination of these transactions), (v) any Guarantee Obligations, where "Guarantee Obligations" means any obligation of (a) the guaranteeing Person or (b) another Person (including, without limitation, any bank under any letter of credit) which the guaranteeing Person has induced such Person to create by issuing a reimbursement, counter indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, lease, dividends or other obligations (the "Primary Obligations") of any other third Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing Person, whether or not contingent, (1)


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AXTEL, S.A. DE C.V.
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Page 50

     to purchase any such Primary Obligation or any property constituting direct or indirect security therefor, (2) to advance or supply funds (A) for the purchase or payment of any such Primary Obligation or (B) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor or (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business; (vi) obligations in respect of letters of credit or acceptances, and in each case of any Indebtedness referred to in clauses (i) through (vi) of this definition, whether or not assumed, and whether or not secured by a Pledge of any assets of the borrower or otherwise secured, and provided, however in any case, that "Indebtedness" shall not include obligations, including those under letters of credit, payable to trade creditors and normal accruals incurred in the ordinary course of business;

16.  "Initial Business Plan" means the initial Business Plan for the first five
     (5) years after launch of services offered in connection with the Spectrum Concession, or such other period as may be agreed to by the Board of Directors, as it may, from time to time, be revised by the Corporation;

17. "Initial Holder of the Series A Shares" means Telinor Telefonia, S.A. de C.V., a corporation duly incorporated under the laws of Mexico and any of its Affiliates to which Series A Shares may be transferred in accordance with these bylaws ;

          Notwithstanding any other provision of these Bylaws or of the Shareholders Agreement to the contrary, in the event the Corporation is given notice by any Pledgee which is a party to a pledge agreement with respect Voting Shares of its intention to enforce such pledge due to the occurrence of an event of default which has not been cured in accordance with such pledge agreement and allows Pledgee to enforce the pledge of such shares issued by the Corporation under the terms of such pledge agreement, in such case, from what it occurs first between (i) the passage of 365 days following the date of such notice (in the understanding that, it shall be deemed that the Corporation has been given notice in accordance to the terms set forth in subparagraph (i) herein as of the date such notice is surrendered to the Chairman of the Board, the Chief Executive Officer or the Corporate Secretary of the Corporation), or (ii) the date in which the Corporation is given notice regarding a judicial resolution by which the auction, foreclosure sale or award of such pledged shares or the enforcement of such pledge is thereby ordered, the provisions set forth in
     Article 61(17) herein, shall cease to be in force and effect and thereafter the shareholders shall be subject to the provisions of the following paragraph:

          Initial Holder of Series A Shares means (i) Telinor Telefonia S. de R.L. de C.V. a corporation duly organized in accordance to mexican law ("Telinor"); (ii) any subsidiary of Telinor to which Telinor may transfer Series A Shares in accordance with the bylaws herein; and (iii) any Pledgee that is a party to a Pledge Agreement created with respect to Series A Shares issued by the Corporation; provided that, in any event it shall not be considered that such Pledgee binds itself to the Shareholders Agreement and. therefore, none of the obligations thereunder shall be applicable to such Pledgee. Therefore, notwithstanding the enforcement of the such Pledge, Telinor, its successors and assignees, currently are and shall subsequently be bound to perform the obligations contained in the these bylaws which may arise to Telinor by virtue of the Shareholders Agreement.


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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 51

     In order to modify, add or amend Article 61 herein, the written consent of the Pledgees of any pledge with respect to the Voting Shares shall be needed at all times.

18. "Initial Holder of the Series B Shares" means Bell Canada International (Mexico Telecom) Limited, a corporation duly incorporated under the laws of the British Virgin Islands and any of its Affiliates to which Series B shares may be transferred in accordance with these bylaws ;

19. "Initial Holder of the Series C Shares" means Worldtel Mexico Telecom LTD, a corporation duly incorporated under the laws of Bermuda and any of its Affiliates to which Series C shares may be transferred in accordance with these bylaws ;

20. "Licenses" means the Existing Concession, the Spectrum Concession, the concession title for the use of frequencies of the radioelectric spectrum for experimental purposes in the 3.4-3.7 GhZ frequencies band and any license or concession title to be awarded to the Corporation pursuant to the Point-to-Point Spectrum Auction;

21. "Non-Defaulting Shareholder" means the shareholder with respect to which no event of default as described under Clause 5.1.1 of the Shareholder Agreement has occurred;

22. "Participating Shares" means the participating non-voting shares of the share capital of the Corporation, with no expressed par value, authorized under these bylaws, including the Series N shares;

23. "Permitted Assignee" of a shareholder means any Affiliate or Relative of a Transferor, whether or not such Affiliate or Relative is also a shareholder prior to any Transfer of shares, it being understood that such Affiliates or Relatives shall be Permitted Assignees only if they are not a Restricted Third Party, unless otherwise agreed to by the Corporation;

24. "Person" includes, without limitation, any individual, sole proprietorship, firm, company or corporation with or without share capital, association, partnership, limited partnership, joint venture, syndicate, trust, trustee, administrator or other legal representative, investment company, pension fund or investment fund, or other entity, or any government or any ministry, department or agency thereof;

25. "Pledge" means to pledge, mortgage, hypothecate, create a security interest in, lien or charge upon or otherwise voluntarily encumber the subject item or asset;

26. "Point-to-Point Spectrum" means the spectrum in the 10, 15 and 23 GHz bandwidths to be used for point-to-point and point-to-multipoint communications;

27. "Proportionate Entitlement" means with respect to a subject shareholder, the percentage obtained by dividing: (i) the number of shares of the relevant class of shares held of record by such subject shareholder at the time of such calculation; by (ii) the Total Shares from which Total Shares are deducted the shares held by the Selling Shareholder at the time of the calculation; provided that, solely for the purposes of this definition, until such time as the Allocable Shares are allocated between the Initial Holder of Series C Shares and the Initial Holder of Series A Shares pursuant to the Trust Agreement, the Allocable Shares shall be deemed to be held (i) by the Initial Holder of Series A Shares, if (x) the Initial

AXTEL, S.A. DE C.V.
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Page 52

     Holder of Series A Shares is not a Selling Shareholder and (y) the Initial Holder of Series A Shares elects to exercise its Right of First Offer in full with respect to the percentage interest represented by such Allocable Shares, (ii) by the Initial Holder of Series C Shares, if (xx) either one of the conditions set forth in (x) or (y) above is not met, and (yy) the Initial Holder of Series C Shares is not a Selling Shareholder, or (iii) if neither (i) nor (ii) applies, by the Corporation (in effect, as if the Allocable Shares were not issued); and provided, further, that upon each exercise of a Right of First Offer which requires the calculation of a Shareholder's Proportionate Entitlement (a) unless it is a Selling Shareholder, each of the Initial Holder of Series A Shares and the Initial Holder of Series C Shares shall indicate, in its Purchase Notice, its preferred position (i) if it were deemed to hold the Allocable Shares, (ii) if the other Shareholder (excluding the Initial Holder of Series B Shares) were deemed to hold the Allocable Shares, and (iii) if the Allocable Shares were deemed to belong to the Corporation; (b) unless it is a Selling Shareholder, the Initial Holder of Series B Shares shall indicate, in its Purchase Notice required for the exercise of its Right of First Offer, its preferred position (i) if either the Initial Holder of Series A Shares or the Initial Holder of Series C Shares were deemed to hold the Allocable Shares, and (ii) if the Allocable Shares were deemed to belong to the Corporation; and (c) with respect to each shareholder, the preferred position indicated in its Purchase Notice that is consistent with the actual deemed status of the Allocable Shares shall be the one used and shall be binding upon such shareholder.

28. "Qualified Offering" means a public placement of shares of the Corporation and their listing on either the Mexico Stock Exchange or another internationally recognized stock exchange (including the US National Association of Securities Dealers Automated Quotation System) representing not less than fifteen per cent (15%) of the issued and subscribed shares of the Corporation after giving effect to such placement;

29. "Relative" with respect to any individual means, without regard to the legal definitions of the Civil Code of the Federal District or the Civil Codes of the Federal Entities of the United Mexican States, any person related by blood (up to the fourth degree), marriage or adoption (or formerly related by marriage) to such individual, including, without limitation, spouses, in-laws, parents, grandparents, children, grandchildren, aunts, uncles, great-aunts, great-uncles, nieces, nephews, great-nieces and great-nephews;

30. "Relevant Proportion" means, with respect to a subject shareholder, the percentage obtained by dividing: (i) the number of shares of the relevant class of shares held of record by such subject shareholder at the time of such calculation by (ii) the Total Shares at the time of such calculation; provided that, solely for the purposes of this definition, until such time as the Allocable Shares are allocated between the Initial Holder of Series C Shares and the Initial Holder of Series A Shares pursuant to the Trust Agreement, the Allocable Shares shall be deemed to be held (i) by the Initial Holder of Series A Shares, if (x) the Initial Holder of Series A Shares is a Non-Defaulting Shareholder and (y) the Initial Holder of Series A Shares elects to exercise its Pre-emptive Rights in full with respect to the percentage interest represented by such Allocable Shares, (ii) by the Initial Holder of Series C Shares, if (xx) either one of the conditions set forth in (x) or (y) above is not met, and (yy) the Initial Holder of Series C Shares is a Non-Defaulting Shareholder, or (iii) if neither (i) nor (ii) applies, by the Corporation (in effect, as if the Allocable Shares were not issued); and provided, further, that upon each exercise of Pre-emptive Rights which requires the calculation of a shareholder's Relevant Proportion (a) unless it is a Defaulting Shareholder, each of the Initial Holder of Series A Shares and the Initial Holder of Series C Shares shall

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AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 53

     indicate, in its Subscription Form, its preferred position (i) if it were deemed to hold the Allocable Shares, (ii) if the other Shareholder (excluding the Initial Holder of Series B Shares) were deemed to hold the Allocable Shares, and (iii) if the Allocable Shares were deemed to belong to the Corporation; (b) with respect to each shareholder, the preferred position indicated in its Subscription Form that is consistent with the actual deemed status of the Allocable Shares shall be the one used and shall be binding upon such shareholder.

31. "Restricted Third Party" means (i) Persons who, directly or indirectly, through their Subsidiaries, or whose Controlling Persons, directly compete with the Business in Mexico by providing comparable services at comparable prices; provided however that in no event the Affiliates, or the shareholders of, or the investors of (as long as such investors or shareholders do not operate directly or indirectly business which are competitors with the Business of the Corporation pursuant to the terms provided herein)in (i) the shareholders of the Initial Holder of Series C Shares or (ii) the holder of the majority of the Series C Shares be considered a Restricted Third Party.

32. "Shareholders Agreement" means the Unanimous Shareholders Agreement entered into by and between Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V., Worldtel Mexico Telecom Ltd. and Telefonia Inalambrica del Norte, S.A. de C.V. on October 6 1997.

33. "Spectrum Concession" means the concession titles to be issued by the Mexican Government to the Corporation to utilize the radioelectric spectrum within the 1850 to 1970 MHZ bandwidths and within the 3425 to 3600 MHZ bandwidths in one or more regions of Mexico;

34. "Subsidiary" means, with respect to any subject Person, any Person that is wholly owned or Controlled by the subject Person;

35. "Third Party" with respect to any shareholder means any Person which is neither an Affiliate nor a Relative of such shareholder;

36. "Total Shares" means the aggregate of all shares of the relevant class of shares issued and subscribed at the time of the calculation;


37. "Transfer" means any sale, exchange, assignment, gift, bequest, transfer, alienation, disposition or any arrangement by which possession, legal title or beneficial ownership passes from one Person to another, or to the same Person in a different capacity, whether voluntary or involuntary, or by operation of law, and whether or not for value, and any agreement or arrangement (e.g. any step transactions) to effect any of the foregoing including by way of gift, combination (merger, amalgamation), reorganization, dissolution, lease, option, or Transfer between co-owners but excluding any Transfer of Shares pursuant to certain provisions of the Shareholders Agreement granting put or call options;

38. "Transferee" means any Person to whom shares have been Transferred in accordance with the provisions of these Bylaws;

39. "Transferor" means any shareholder proposing to Transfer any of its shares in accordance with the terms hereof including any Selling Shareholder.

AXTEL, S.A. DE C.V.
BYLAWS  DRAFT
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Page 54

40. "Trust Agreement" means the agreement between the Initial Holder of Series A Shares, the Corporation, the Initial Holder of Series C Shares and the trustee of the trust in respect of a possible re-allocation of the Series N shares to the Initial Holder of Series C Shares;

41. "Voting Shares" means the voting ordinary shares in the share capital of the Corporation, with no expressed par value, including the Series A, Series B and Series C shares issued pursuant to these bylaws.

In addition to the definitions set forth above, the words and phrases set forth below shall have the meaning ascribed thereto in the Article indicated next to the word and/or phrase, unless the context otherwise requires:


--------------------------------------------------------------------------------
                      Word/Phrase                                Article
--------------------------------------------------------------------------------
"Acceptance Period"                                          12 (c) (5)
--------------------------------------------------------------------------------
"Additional Shares"                                          11 (c)
--------------------------------------------------------------------------------
"Annual Operating Plan and Budget"                           44
--------------------------------------------------------------------------------
"Business"                                                   2
--------------------------------------------------------------------------------
"Drag Along Right "                                          12 (f)
--------------------------------------------------------------------------------
"Dispute"                                                    60
--------------------------------------------------------------------------------
"Excess First Offer Shares"                                  12 (c) (6)
--------------------------------------------------------------------------------
"Excess Pre-emptive Shares"                                  11 (c) (7)
--------------------------------------------------------------------------------
"Experts"                                                    12 (e) (5)
--------------------------------------------------------------------------------
"Fair Market Value"                                          12 (e) (5)
--------------------------------------------------------------------------------
"First Call Board Quorum"                                    16
--------------------------------------------------------------------------------
"First Call Committee Quorum"                                19 (2)
--------------------------------------------------------------------------------
"First Notice"                                               15 (2)
--------------------------------------------------------------------------------
"First Offer Notice"                                         12 (c) (1)
--------------------------------------------------------------------------------
"Offered Shares"                                             12 (c) (1)
--------------------------------------------------------------------------------
"Offerees"                                                   12 (c) (2)
--------------------------------------------------------------------------------
"Other Bids"                                                 21 (2) (f)
--------------------------------------------------------------------------------
"Paying Shareholders"                                        12 (b) (iv)
--------------------------------------------------------------------------------
"Performance Benchmarks"                                     19 (5)
--------------------------------------------------------------------------------
"Pledged Shares"                                             12 (b)
--------------------------------------------------------------------------------
"Pledgee"                                                    12 (b)
--------------------------------------------------------------------------------

AXTEL, S.A. DE C.V.
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--------------------------------------------------------------------------------
"Pledgor"                                                    12 (b)
--------------------------------------------------------------------------------
"Pre-emptive Acceptance Delay"                               11 (c) (6) (iv)
--------------------------------------------------------------------------------
"Pre-emptive Offer"                                          11 (c) (6)
--------------------------------------------------------------------------------
"Pre-emptive Right"                                          11 (c)
--------------------------------------------------------------------------------
"Purchase Notice"                                            12 (c) (6)
--------------------------------------------------------------------------------
"Qualified Majority Matters"                                 20 (1)
--------------------------------------------------------------------------------
"Qualified Majority Meetings"                                32
--------------------------------------------------------------------------------
"Related Party Transaction"                                  19 (4)
--------------------------------------------------------------------------------
"Rights of First Offer"                                      12 (c)
--------------------------------------------------------------------------------
"Restricted Third Party Notice"                              12 (c) (12)
--------------------------------------------------------------------------------
"Rules"                                                      60 (b)
--------------------------------------------------------------------------------
"Second Call Board Quorum"                                   16
--------------------------------------------------------------------------------
"Second Call Committee Quorum"                               19 (3)
--------------------------------------------------------------------------------
"Selling Notice"                                             12 (c) (4)
--------------------------------------------------------------------------------
"Selling Shareholder"                                        12 (c) (1)
--------------------------------------------------------------------------------
"Standstill Period"                                          12 (a)
--------------------------------------------------------------------------------
"Subscription Form"                                          11 (c) (6) (iv)
--------------------------------------------------------------------------------
"Super Majority Matters"                                     20 (1)
--------------------------------------------------------------------------------
"Tag-Along Notice"                                           12 (e) (5)
--------------------------------------------------------------------------------
"Tag-Along Trigger"                                          12 (e) (1)
--------------------------------------------------------------------------------

ARTICLE 62: GENERAL PROVISIONS: Everything that is not specifically provided in these bylaws or in the Shareholders Agreement, will be subject to the provisions of the General Corporations Law. In the event of any conflict between the provisions of these Bylaws and the provisions of the Shareholders Agreement these Bylaws in its Spanish version shall prevail and shall take precedence over the Shareholders Agreement or any translation to the English language. In addition, if an Event of Default under Section 5.1. of the Shareholders Agreement occurs, the Defaulting Shareholder shall be subject to the loss of all minority rights provided under these Bylaws as stated in Section 5.2.1. of such Shareholders Agreement in addition to any other legal consequence that may arise in connection with such event of default pursuant to the above referenced Shareholders Agreement and/or applicable law; provided, however, if a Change in Control (as such term is defined under Section 5.1.2(a)(iii) and 5.1.2(a)(iv)) occurs, such minority rights shall not be lost if such Control is acquired by an affiliate or affiliates of, or investor in any shareholder of any shareholder of the Initial Holder of the Series C Shares (as long as they are not Restricted Third Parties). Furthermore, and notwithstanding section 1.2 of the Shareholders Agreement, Cemex, S.A. de C.V. or its subsidiaries or Affiliates may be deemed to be considered an Affiliate of the Initial Holder of the Series A Shares for all legal purposes provided under these Bylaws and the Shareholders Agreement.

                               - - - - - - - - - -

                               AXTEL S.A. DE C.V.

                              "ESTATUTOS SOCIALES"

                               "CAPITULO PRIMERO"
               "DENOMINACION, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD."


ARTICULO 1: DENOMINACION: La Sociedad que en este acto se constituye sera de naturaleza mercantil, anonima de capital variable, estara organizada de conformidad con las leyes de los Estados Unidos Mexicanos y su denominacion sera AXTEL, cuya denominacion social debera ir seguida de las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE, o de sus abreviaturas S.A. DE C.V.


ARTICULO 2: OBJETO SOCIAL: La Sociedad tendra como objeto social:

(1) Instalar, operar y explotar una red publica de telecomunicaciones a ser concesionada, en su caso, por la Secretaria de Comunicaciones y Transportes, para la prestacion de servicios de telefonia local, asi como de larga distancia nacional e internacional, mediante la utilizacion, principalmente de tecnologia fija inalambrica mediante concesion o permiso que sea otorgado por las autoridades competentes, y/o usar, aprovechar y explotar bandas de frecuencias del espectro radioelectrico (el "Negocio"). La Asamblea Extraordinaria de Accionistas podra resolver que la sociedad extienda el Negocio a servicios moviles, celulares, de comunicacion personal y otros servicios moviles de telecomunicacion, television por cable o via satelite, servicios de multimedia y otros servicios de entretenimiento o productos relacionados, en el entendido de que a falta de dicha resolucion, el Negocio no debera incluir los servicios y productos referidos en este ultimo enunciado.

(2) La prestacion de toda clase de servicios relacionados con el Negocio, asi como de servicios auxiliares y conexos de valor agregado, para los cuales la Sociedad haya obtenido concesion o autorizacion por parte del Gobierno Federal, si fuera necesario.

(3) El diseno, fabricacion, comercializacion, distribucion, exportacion y venta de toda clase de equipos de telecomunicaciones, computadoras y equipo electronico.

(4) Adquirir, enajenar, o por cualquier otro medio legal, obtener la posesion de cualesquiera bienes muebles, maquinaria, equipo y herramientas que sean necesarios o convenientes para cumplir con el objeto social.

(5) La adquisicion y/o operacion de equipos e instalaciones de telecomunicaciones, nacionales e internacionales, y de cualquier tipo de tecnologia aplicable a la materia.

(6) Actuar como representante legal, por cualquier medio legal, de toda clase de personas fisicas y morales.

(7) Recibir y otorgar creditos o cualquier tipo de financiamiento, para cumplir con el objeto social.

(8) La participacion en el capital de otras sociedades mercantiles, asociaciones civiles o mercantiles, o entidades no lucrativas, ya sea al momento de su constitucion o por medio de la adquisicion de acciones, partes sociales o participaciones de las ya constituidas, asi como la transferencia, enajenacion, cesion o traspaso de dichas acciones, partes sociales o participaciones.

(9) Otorgar toda clase de garantias personales, cambiarias, reales o de cualquier otra indole, para garantizar obligaciones de la Sociedad, o de cualquier otra Persona.

(10) Adquirir, emitir, suscribir, aceptar, endosar, o por cualquier otro medio negociar todo tipo de titulos de credito, incluyendo acciones, obligaciones, bonos y partes sociales o participaciones en otras sociedades, empresas o negocios, asi como garantizar cualquiera de dichos titulos o documentos.

(11) La importacion y exportacion de toda clase de productos nacionales y extranjeros.

(12) La adquisicion, enajenacion, arrendamiento, o la obtencion de la propiedad y/o posesion por cualquier otro medio legal de bienes inmuebles o de los derechos relativos a los mismos.

(13) La adquisicion, enajenacion, uso o explotacion por cualquier medio legal, ya sea directa o indirectamente, de toda clase de derechos de propiedad industrial o intelectual, derechos contractuales, permisos gubernamentales, concesiones o franquicias.

(14) La prestacion de toda clase de servicios tecnicos, administrativos o de supervision a entidades gubernamentales, industriales o comerciales ya sea en la Republica Mexicana o en el extranjero, asi como la contratacion para brindar y recibir cualquiera de dichos servicios.

(15) En general, la celebracion de cualquier convenio, la ejecucion de toda clase de actos y la formalizacion de cualquier documento de cualquier naturaleza permitido por la Ley, que directa o indirectamente se relacione con, o sea necesario para el cumplimiento del objeto social de la Sociedad.


ARTICULO 3: DOMICILIO: El domicilio social de la Sociedad estara ubicado en San Pedro Garza Garcia, Nuevo Leon. La Sociedad podra establecer una o mas oficinas, sucursales, agencias u oficinas de representacion dentro o fuera de la Republica Mexicana, y podra designar domicilios convencionales para aquellos actos juridicos en que la Sociedad sea parte, sin que lo anterior constituya un cambio de domicilio social.


ARTICULO 4: DURACION: La duracion de la Sociedad sera ilimitada.


ARTICULO 5: NACIONALIDAD Y CLAUSULA DE ADMISION DE EXTRANJEROS: La Sociedad es de Nacionalidad Mexicana y podra admitir accionistas extranjeros y por tanto:
"Todo extranjero que en el acto de constitucion o en cualquier tiempo ulterior adquiera un interes o participacion social en la Sociedad se considerara formalmente ante la Secretaria de Relaciones Exteriores como de nacionalidad Mexicana respecto de su interes o participacion social, asi como con respecto a cualesquiera bienes, activos, derechos, participaciones, concesiones o intereses de los que la Sociedad es titular, y respecto de los derechos y obligaciones que deriven de los contratos celebrados entre la Sociedad y las Autoridades Mexicanas, y dicho extranjero conviene en este acto en no invocar la proteccion de su Gobierno bajo pena, en caso de faltar a este convenio, de perder dicho interes o participacion social en beneficio de la Nacion Mexicana".


                               "CAPITULO SEGUNDO"
                     "DEL CAPITAL SOCIAL Y DE LAS ACCIONES"


ARTICULO 6: DEL CAPITAL SOCIAL: El capital social sera variable y podra estar representado por tres (3) Series de Acciones con Derecho a Voto (las "Acciones con Derecho a Voto"): acciones "Serie A", acciones "Serie B" y acciones "Serie C" de conformidad con lo dispuesto por los Articulos 7 y 8 de estos estatutos. Todas las Acciones con Derecho a Voto que integren el capital social, tanto en la parte minima fija como en la parte variable, seran ordinarias, nominativas, y sin expresion de valor nominal, y conferiran a sus tenedores un voto por accion en cualquier Asamblea de Accionistas Extraordinaria, Ordinaria o Especial de la Sociedad e iguales derechos y obligaciones. Todo aumento o reduccion en el capital social, ya sea en su parte minima fija o en la parte variable, estara sujeto a los porcentajes establecidos en el Articulo 8 de estos estatutos. La Sociedad podra tambien emitir, contando al efecto con las autorizaciones necesarias de las autoridades en materia de inversiones extranjeras, acciones "Serie N" sin derecho de voto o con voto restringido, las cuales no seran computadas para determinar el porcentaje de participacion extranjera en la Sociedad, de conformidad con la legislacion que le sea aplicable, siempre y cuando estas acciones de la "Serie N" no representen mas del 30% (treinta por ciento) del total de las acciones representativas del capital social, emitidas y suscritas al momento de la emision. A excepcion de las restricciones al voto, las acciones de la "Series N" conferiran a sus tenedores los mismos derechos y obligaciones que los atribuidos a las Acciones con Derecho a Voto. Para efectos del Derecho de Suscripcion Preferente previsto en el inciso (C) del Articulo 11 de estos estatutos, las acciones que se emitan de la "Serie A", "Serie B" y "Serie C" seran consideradas como de una misma clase, mientras que las acciones que se emitan en la "Serie N" seran consideradas como de una clase independiente.


ARTICULO 7: CAPITAL SOCIAL MINIMO FIJO Y CAPITAL MAXIMO AUTORIZADO: El capital social minimo fijo sin derecho de retiro sera de $100,000.00 (Cien Mil Pesos 00/100 Moneda Nacional); estara representado por 100,000 acciones "Serie A", mismas que en adelante se referiran como las acciones "Serie A Minimo Fijo". La Parte Variable del capital autorizado sera ilimitada y podra estar representada por acciones "Serie A Variable", acciones "Serie B Variable", acciones "Serie C Variable" y acciones "Serie N". Las acciones que se emitan en dicha parte variable no requeriran ser amortizadas por la Sociedad, excepto en los casos previstos en el Convenio entre Accionistas.


ARTICULO 8: DE LAS SERIES DE ACCIONES: Las acciones Serie A deberan representar en todo momento por lo menos el cincuenta y uno por ciento (51%) del total de las Acciones con Derecho a Voto emitidas y suscritas. La suma de las acciones "Serie B" y acciones "Serie C" podran representar hasta el cuarenta y nueve por ciento (49%) restante del total de las Acciones con Derecho a Voto emitidas y suscritas, y seran de libre suscripcion por inversionistas mexicanos o extranjeros. Las acciones "Serie A" solamente podran ser suscritas por (1) Personas fisicas de nacionalidad mexicana, (2) inmigrados que no se encuentren vinculados con centros de decision del exterior, o (3) entidades mexicanas que sean consideradas como inversionistas nacionales de conformidad con la legislacion aplicable. Por ningun motivo podra la Sociedad tener personas fisicas o morales de nacionalidad extranjera que, ya sea en forma individual o conjunta, tengan una participacion directa en un monto que exceda el porcentaje del cuarenta y nueve por ciento (49%) del total de las Acciones con Derecho a Voto. Por ningun motivo podra tener extranjero alguno el control efectivo de la Sociedad.


ARTICULO 9: DE LOS TITULOS DE LAS ACCIONES: Los certificados provisionales y/o titulos definitivos de las acciones contendran el texto completo de los Articulos 5, 6, 7, 8, y 9 de estos estatutos. Todas las acciones estaran representadas por titulos impresos, numerados progresivamente y contendran la firma autografa o impresa de cualesquiera dos (2) consejeros propietarios que para tales efectos designe la Asamblea Extraordinaria de Accionistas, y en defecto de tal designacion, deberan estar firmados por el Presidente del Consejo de Administracion y el Secretario de la Sociedad. Los titulos definitivos de las acciones deberan contener cupones numerados para el cobro de dividendos y cumpliran con los requisitos establecidos en los articulos ciento veinticinco
(125) y ciento veintisiete (127) de la Ley General de Sociedades Mercantiles. Los certificados provisionales, los titulos definitivos y los cupones respectivos para el cobro de dividendos deberan emitirse en forma que los distinga claramente entre si. Todo accionista estara sujeto a estos estatutos y a las resoluciones que sean legalmente adoptadas por las Asambleas Ordinarias y Extraordinarias de Accionistas, por su correspondiente Asamblea Especial de Accionistas, y por el Consejo de Administracion, sin perjuicio de los derechos de oposicion que correspondan a los accionistas, de acuerdo con la Ley General de Sociedades Mercantiles. Los titulos de las Acciones deberan llevar impresos, en forma adicional a los requisitos antes mencionados, la siguiente leyenda:
"Las acciones de la Sociedad representadas en este certificado estan sujetas a ciertas restricciones que incluyen, sin limitacion, restricciones a su transferencia y a la constitucion de gravamenes sobre las mismas, las cuales se encuentran contenidas en los estatutos y en los acuerdos celebrados entre los accionistas y la Sociedad. Toda transferencia o constitucion de gravamen de o sobre acciones que se pretenda efectuar en violacion a estos estatutos o dichos convenios sera nula y no producira efecto legal alguno, por lo que no se inscribira en el Libro de Registro de Acciones o en cualquier otro libro que lleve la Sociedad, a menos que dichas restricciones se hayan observado. Las acciones no se han registrado ante autoridad alguna de valores en los Estados Unidos de America, Canada o Mexico."

ARTICULO 10: LIBRO DE REGISTRO DE ACCIONES: La Sociedad llevara un Libro de Registro de Acciones de conformidad con lo dispuesto por los articulos ciento veintiocho (128) y ciento veintinueve (129) de la Ley General de Sociedades Mercantiles. Dicho Libro estara a cargo del Secretario de la Sociedad, y en el se inscribiran cualesquiera Transferencias o Gravamenes de que sea objeto cualquier accion o la totalidad de las acciones de la Sociedad dentro de los quince (15) Dias siguientes a aquel en que el Secretario de la Sociedad reciba el aviso por escrito de dicho suceso, siempre que dichos actos hayan sido llevados a cabo de acuerdo con lo establecido en estos estatutos, el Convenio entre Accionistas y en las disposiciones legales aplicables. El Libro de Registro de Acciones debera contener el nombre, nacionalidad y domicilio de cada accionista, indicando en forma precisa el numero, serie y clase de acciones que le pertenezcan, indicando ademas si estas han sido o no pagadas en su totalidad. De conformidad con lo previsto en los articulos trece (13) y catorce (14) de la Ley General de Sociedades Mercantiles, y sujeto a lo establecido en estos estatutos y el Convenio entre Accionistas, la Transferencia o Gravamen de acciones sera valida entre las partes desde la fecha de la Transferencia o Gravamen, pero no surtira efectos respecto de la Sociedad ni sera oponible frente a terceros sino a partir de la fecha en que se registre dicha Transferencia o Gravamen en el Libro de Registro de Acciones. El Secretario de la Sociedad queda en este acto facultado para rechazar cualquier solicitud de inscripcion de Transferencia o Gravamen de acciones que no haya sido realizada cumpliendo estrictamente las disposiciones previstas en estos estatutos.


ARTICULO 11: MODIFICACIONES AL CAPITAL SOCIAL Y DERECHO DE SUSCRIPCION
PREFERENTE:

     (a) CAPITAL MINIMO FIJO: Todo aumento o reduccion del capital social en su parte minima fija se efectuara en los terminos de estos estatutos y de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria de Accionistas determinara los terminos y condiciones bajo los cuales dichos aumentos o reducciones se llevaran a cabo.

     (b) CAPITAL VARIABLE: La Sociedad podra modificar su capital social variable en cualquier momento de conformidad con lo dispuesto por estos estatutos y el articulo doscientos dieciseis (216) de la Ley General de Sociedades Mercantiles.

     Los aumentos y reducciones del capital social en la parte variable se efectuaran por acuerdo adoptado por la Asamblea Extraordinaria de Accionistas conforme a los terminos de estos estatutos. La Sociedad podra emitir en todo momento acciones de tesoreria de conformidad con lo dispuesto por el segundo parrafo del articulo doscientos dieciseis (216) de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria de Accionistas que apruebe dicha emision sera la que determine la forma y terminos en que esta se llevara a cabo, incluyendo sin limitacion a los terminos y condiciones conforme a los cuales se efectuara la oferta, colocacion, suscripcion y pago de dichas acciones. Segun lo determine dicha Asamblea de Accionistas, el Consejo de Administracion o el Secretario de la Sociedad quedaran facultados para realizar la colocacion y formalizar la suscripcion de dichas acciones, asi como para tomar las medidas que sean necesarias para garantizar el cobro de las aportaciones que deriven de su suscripcion.

     La resolucion de la Asamblea de Accionistas que decrete un aumento de capital en la parte variable debera disponer para el caso de incumplimiento en el pago total o parcial de las aportaciones por sus suscriptores que:

          (i) cualquier aportacion efectivamente pagada por cualquier suscriptor en incumplimiento, a la fecha de dicho incumplimiento, sera aplicada al pago total del numero de acciones que corresponda a dicho pago;

          (ii) el numero de acciones originalmente suscritas por el suscriptor en incumplimiento que no hayan quedado pagadas despues de la aplicacion de todas las aportaciones de conformidad con el inciso
               (i) anterior deberan ser canceladas, en cuyo caso, se reducira el capital en una cantidad equivalente a la cantidad insoluta representada por dichas acciones canceladas;

          (iii) un inmediato y subsecuente aumento en el capital y la reemision de nuevas acciones de tesoreria debera realizarse por el mismo numero y por la misma cantidad de las acciones canceladas y la cantidad reducida; y

          (iv) los terminos y condiciones para la oferta, colocacion, subscripcion y pago de las nuevas acciones de tesoreria reemitidas de conformidad con el inciso (iii) anterior, seran determinados por dicha resolucion.

     Los aumentos de capital social que se lleven a cabo en la parte variable seran registrados por el Secretario de la Sociedad en el Libro de Registro de Acciones y en el Libro de Variaciones de Capital, de conformidad con lo previsto en los articulos doscientos trece (213) y doscientos diecinueve (219) de la Ley

General de Sociedades Mercantiles, y sin que les sea aplicable lo dispuesto por el tercer parrafo del articulo ciento noventa y cuatro (194) de dicho ordenamiento. No obstante lo anterior, y sin que esto se entienda como un requisito obligatorio, el Secretario de la Sociedad podra, si lo considera apropiado, protocolizar y registrar la resolucion que determine el incremento en la parte variable del capital social.

     (c) DERECHO DE SUSCRIPCION PREFERENTE: Todo aumento de capital social, ya sea en la parte minima fija o en la parte variable, quedara sujeto a los derechos de suscripcion preferente de los accionistas que preve el articulo ciento treinta y dos (132) de la Ley General de Sociedades Mercantiles (el "Derecho de Suscripcion Preferente"). El ejercicio de este derecho para suscribir las acciones que sean emitidas (las "Acciones Adicionales") debera realizarse por los accionistas de conformidad con lo dispuesto en este inciso
(c) de este Articulo.

     (1) Todo accionista tendra el Derecho de Suscripcion Preferente sobre Acciones Adicionales que sean emitidas por la Sociedad en cualquier momento, conforme a su Proporcion Relevante.

     (2) El ejercicio del Derecho de Suscripcion Preferente sera opcional y, por lo tanto, la omision por parte de algun accionista para suscribir cualquier aumento en el capital social de la Sociedad no constituira un incumplimiento de las obligaciones referidas en la ley, estos estatutos, ni en el Convenio entre Accionistas, pero tendra efectos dilutivos.

     (3) La emision de cualesquiera Acciones Adicionales sera primero autorizada por los accionistas de conformidad con estos estatutos.

     (4) Como condicion para su emision, cualesquiera Acciones Adicionales de una clase existente deberan, antes de ser emitidas, ser ofrecidas a los accionistas tenedores de las acciones de esa misma clase, de acuerdo con su Proporcion Relevante de acciones de dicha clase, a la fecha de la Oferta para el Derecho de Suscripcion Preferente.

     (5) Como condicion para su emision, cualesquiera Acciones Adicionales de una clase de nueva creacion deberan, antes de ser emitidas, ser ofrecidas a los accionistas tenedores de Acciones Representativas del Capital Social en la Proporcion Relevante de Acciones Representativas del Capital Social a la fecha de la Oferta para el Derecho de Suscripcion Preferente.

     (6) Toda oferta para suscribir Acciones Adicionales (la "Oferta para el Derecho de Suscripcion Preferente") debera hacerse por escrito a la direccion que cada accionista tenga registrada en el Libro de Registro de Acciones y enviada por el Secretario de la Sociedad a nombre de los accionistas, en la cual se debera especificar lo siguiente:

     (i)  el numero total, la clase y la serie de las Acciones Adicionales.

     (ii) los terminos (incluyendo el precio por Accion Adicional que sera determinado por la Asamblea de Accionistas de conformidad con el Articulo 31 de estos estatutos y la forma de pago);

    (iii) el numero de Acciones Adicionales ofrecidas a cada accionista conforme a su Proporcion Relevante; y

     (iv) que cualquier accionista que desee aceptar la Oferta para el Derecho de Suscripcion Preferente debera llenar y firmar la forma de suscripcion, copia de la cual debera Derecho de Suscripcion Preferente (la "Forma de acompanarse a la Oferta para el debera regresarla a la Sociedad a la atencion del Secretario de la Suscripcion"), y Sociedad, dentro de un periodo de treinta (30) Dias a partir del envio de la Oferta para el Derecho de Suscripcion Preferente (el "Termino de Aceptacion Preferente").

     (7) Cada accionista debera especificar en la Forma de Suscripcion el numero de Acciones Adicionales que desee suscribir pudiendo ser: (i) su Proporcion Relevante; o (ii) un numero de Acciones Adicionales menor a su Proporcion Relevante; o (iii) su Proporcion Relevante mas cualquier numero de Acciones Adicionales de cualquier clase que excedan su Proporcion Relevante (las "Acciones que Exceden el Derecho de Suscripcion Preferente").

     (8) Toda Oferta para el Derecho de Suscripcion Preferente sera irrevocable y quedara abierta para su aceptacion durante el Termino de Aceptacion Preferente.

     (9) En caso de que algun accionista no de aviso a la Sociedad de su aceptacion a la Oferta para el Derecho de Suscripcion Preferente durante el Termino de Aceptacion Preferente, se considerara en forma contundente que dicho accionista renuncio a su Derecho de Suscripcion Preferente en relacion con dicha emision de Acciones Adicionales.

     (10) Cualquier accionista podra renunciar a su Derecho de Suscripcion Preferente para una oferta determinada de Acciones Adicionales y, a no ser que expresamente lo establezca por escrito, esta renuncia no constituira ni podra considerarse que constituya una renuncia del Derecho de Suscripcion Preferente de dicho accionista con respecto a cualquier otra o subsecuente emision de Acciones Adicionales, pero tendra un efecto dilutivo.

     (11) Al vencimiento del Termino de Aceptacion Preferente, el Secretario de la Sociedad asignara las Acciones Adicionales de la siguiente manera:

     (i) a cada accionista se le asignara su Proporcion Relevante o el numero menor de Acciones Adicionales que haya aceptado;

     (ii) si el numero de Acciones Adicionales que hayan quedado sin asignar es menor al numero de Acciones Adicionales para las cuales hubo solicitudes de asignacion de Acciones que Exceden el Derecho de Suscripcion Preferente, las Acciones Adicionales no asignadas seran asignadas a los accionistas que hayan solicitado Acciones que Exceden el Derecho de Suscripcion Preferente de conformidad con el siguiente calculo: dicho numero de Acciones Adicionales no asignadas multiplicado por el porcentaje obtenido de la division de (a) el numero total de acciones de la clase correspondiente que detente el accionista de que se trate, entre (b) la suma del numero total de acciones de la clase correspondiente que detenten a esa fecha todos los accionistas que hayan solicitado las Acciones que Exceden el Derecho de Suscripcion Preferente (calculadas en forma previa a darle efecto a cualquier suscripcion de Acciones Adicionales conforme al inciso (i) anterior). En tanto que, despues de esta asignacion, cualquier cantidad de Acciones Adicionales permanezca sin suscribir, dichas Acciones Adicionales deberan continuar siendo asignadas, emitidas y repartidas entre aquellos accionistas que aun puedan solicitar Acciones Adicionales de acuerdo con su Forma de Suscripcion, en la medida posible, de conformidad con la formula establecida en este inciso (ii), hasta en tanto sea posible y no queden Acciones Adicionales sin suscribir por los accionistas que hayan presentado solicitudes para las Acciones que Exceden el Derecho de Suscripcion Preferente. Ningun accionista, sin embargo, quedara obligado a suscribir un numero mayor de Acciones Adicionales a aquel solicitado en su Forma de Suscripcion; y

    (iii) si el numero de Acciones Adicionales que permanezca sin asignar, es igual o mayor al numero de Acciones Adicionales para las cuales se presentaron solicitudes de suscripcion de Acciones que Exceden el

          Derecho de Suscripcion Preferente, al accionista que haya presentado una solicitud para la suscripcion de dichas acciones se le asignara el numero de Acciones que Exceden el Derecho de Suscripcion Preferente que haya solicitado.

     (12) En caso de ser necesario, el Secretario de la Sociedad ajustara las asignaciones a que se refiere el inciso (c) del Articulo 11 de estos estatutos, para evitar la emision de acciones fraccionadas, redondeando al entero mas cercano de las Acciones Adicionales; las fracciones enteras iguales o mayores de
0.50 (punto cincuenta) seran redondeadas al numero entero superior y las fracciones menores a 0.50 (punto cincuenta) seran redondeadas al numero entero inferior.

     (13) No se liberaran las Acciones Adicionales a menos de que se haya recibido el pago total requerido indicado en la Oferta para el Derecho de Suscripcion Preferente conjuntamente con la Forma de Suscripcion en caso de una suscripcion de Acciones Adicionales menor o igual a una Proporcion Relevante; y, en caso de una suscripcion de Acciones que Exceden el Derecho de Suscripcion Preferente, dentro de los quince (15) Dias contados a partir de la recepcion de un aviso del Secretario de la Sociedad en el cual se especifique el numero de Acciones que Exceden el Derecho de Suscripcion Preferente asignadas. Aquellas acciones que no hayan sido pagadas en la forma requerida bajo la Oferta para el Derecho de Suscripcion Preferente o suscritas de conformidad con los plazos anteriores, seran ofrecidas a los accionistas que hayan solicitado Acciones que Exceden el Derecho de Suscripcion Preferente, y a quienes no se les hayan asignado todas las Acciones que Exceden el Derecho de Suscripcion Preferente para las cuales hayan presentado una solicitud de conformidad con el inciso (c)
(11) (ii) de este Articulo 11.

     (14) La resolucion de los accionistas que autorice la emision de Acciones Adicionales de conformidad con este Articulo podra establecer que en caso de que la totalidad del aumento del capital social de Acciones Adicionales no sea suscrito, dicho aumento sera ajustado a la cantidad que haya sido efectivamente suscrita por los accionistas. En caso de que la resolucion de los accionistas no establezca lo anterior, el Consejo de Administracion podra: (i) convocar a una Asamblea Extraordinaria de Accionistas para ajustar el aumento de capital al monto efectivamente suscrito por los accionistas, u (ii) ofrecer las Acciones Adicionales no suscritas a Terceros Interesados, siempre y cuando dichos terceros interesados no sean Terceros Restringidos (de conformidad y sujeto a las condiciones del inciso (c) (12) del Articulo 12 de estos estatutos) al mismo precio y terminos a los que se ofrecieron a los accionistas.

     (15) Antes de, o de conformidad con el inciso (d) del Articulo 12 de estos estatutos despues de la emision de Acciones Adicionales, cada accionista podra designar (en la Forma de Suscripcion en caso de ser antes de la asignacion de las Acciones Adicionales), a una o mas de sus Empresas Afiliadas o a sus accionistas o inversionistas, directos o indirectos, para ser titular de todas o una parte de dichas Acciones Adicionales. Asimismo, cualquier tenedor de las Acciones de la Serie C podra designar a cualquiera de sus accionistas directos para ser titular del total o una porcion de las Acciones Adicionales asignadas a dicho accionista. En todos estos casos, las Acciones Adicionales que se emitan seran emitidas o transferidas a dicha Empresa Afiliada o Persona designada, sujeto a las disposiciones de los incisos (c) (12) y (g) del Articulo 12 de estos estatutos.

     (16) No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en este inciso (c) dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

     Los accionistas tendran Derechos de Suscripcion preferente sobre Acciones Adicionales, de acuerdo a su Proporcion Relevante , en el entendido que dicho derecho debera ejercitarse dentro de los 15 (quince) dias habiles siguientes: (i) a la publicacion de la resolucion correspondiente de la Asamblea General de Accionistas en el Diario Oficial de la Federacion y en cualquier diario de los de mayor circulacion en la ciudad donde se encuentre ubicado el domicilio social y a la notificacion simultanea de dicha resolucion a cada accionista residente en el extranjero; o (ii) a la fecha de dicha Asamblea General de Accionistas, si todos los accionistas estuvieron presentes o representados en la misma. Si transcurrido el plazo que se senala anteriormente, no se hubieren suscrito la totalidad de las acciones emitidas con motivo del aumento del capital, entonces dichas acciones no suscritas se suscribiran en la forma que haya dispuesto la Asamblea General de Accionistas que decreto el aumento del capital social de que se trate; o seran suscritas, segun sea el caso, por los accionistas restantes en proporcion al numero de acciones con que participen en el capital social.

     Para modificar, adicionar o reformar el presente Articulo 11 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 12: TRANSMISION O GRAVAMENES SOBRE ACCIONES: El presente Articulo tiene por objeto el regular en forma expresa y especifica los requisitos y el proceso que debera cumplir cualquier accionista que pretenda realizar una Transferencia
o Gravamen sobre las acciones emitidas por la Sociedad de las cuales sea titular. Ningun accionista podra, directa o indirectamente, Transferir o Gravar alguna de sus acciones sin cumplir con las disposiciones de este Articulo, excepto cuando se cuente con la aprobacion de la Asamblea Extraordinaria de Accionistas. Ninguna Transferencia o Gravamen sobre las acciones sera permitida si ello provoca que la Sociedad incumpla con las disposiciones legales que regulen su objeto social, o con las disposiciones legales de las concesiones administrativas de la cuales sea titular o llegue a operar por cualquier otro titulo legal:


(a) RESTRICCION PROVISIONAL A LA VENTA:

     Ningun accionista podra Transferir sus acciones hasta en tanto no ocurra lo primero de: (i) la fecha en que dicho accionista haya pagado y liberado la totalidad de las acciones que haya suscrito de acuerdo con la Primera Etapa de Capitalizacion establecida en el Convenio entre Accionistas, o (ii) el dia 6
(seis) de Octubre del ano 2000 (el "Periodo Transitorio").

     No obstante lo dispuesto por el parrafo anterior, durante el Periodo Transitorio los accionistas podran efectuar Transferencias de acciones (i) a un fideicomiso bajo el Contrato de Fideicomiso que haya sido previamente celebrado por los accionistas de la Sociedad con el consentimiento expreso del total del resto de los accionistas, y cuyo objeto sea la redistribucion de acciones entre ellos, (ii) por medio de una asignacion de conformidad con los terminos de dicho Fideicomiso, o (iii) a uno o mas de sus Cesionarios Permitidos o conforme al inciso (d) de este Articulo.

     Una vez concluido el Periodo Transitorio, ningun accionista podra, directa
o indirectamente, Transferir sus acciones, excepto:

     (1) a uno o mas de sus Cesionarios Permitidos o de conformidad con lo dispuesto en el inciso (d) de este Articulo 12, o

     (2) a cualquier otro accionista o Tercero Interesado de conformidad con el inciso (c) de este Articulo.


(b) PRENDA O GRAVAMENES SOBRE ACCIONES:

     Sujeto a lo dispuesto por el inciso (g) de este Articulo, cualquier Accionista (el "Deudor Prendario") podra dar en Prenda en cualquier momento sus acciones (las "Acciones en Prenda") con el proposito de garantizar financiamientos de buena fe a favor de la Sociedad, en el entendido de que, en relacion con cualquier Prenda, la Persona en cuyo favor sean otorgadas en Prenda las acciones (el "Acreedor Prendario") debera acordar por escrito en ese momento que:


     (i) El Acreedor Prendario al tomar posesion y/o titulo sobre las Acciones en Prenda estara plenamente obligado y se encontrara totalmente sujeto a los terminos y condiciones del Convenio entre Accionistas y a todos los demas convenios relativos a las acciones o a la tenencia de acciones de la Sociedad;

     (ii) El Acreedor Prendario no podra ejercitar de forma alguna cualquier derecho otorgado por Prenda alguna, o tomar alguna otra accion con respecto a las Acciones en Prenda, que pueda constituir alguna violacion a lo establecido en estos estatutos o en el Convenio entre Accionistas o de cualquier Licencia otorgada a u operada por la Sociedad;

    (iii) El Acreedor Prendario no podra exigir con anterioridad al incumplimiento de las obligaciones garantizadas por dicha prenda, que las Acciones en Prenda sean registradas a su nombre o al de su designatario en los libros de la Sociedad;

     (iv) El Acreedor Prendario, antes de ejercitar cualquier facultad de remate
          o venta o cualquier otro derecho o recurso que pudiera tener como acreedor preferente, debera dar aviso por escrito con un plazo de veinte (20) Dias de anticipacion a los demas accionistas de la Sociedad de su intencion de ejercitar dichas acciones y, en caso de que alguno de dichos accionistas (los "Accionistas Pagadores") durante dicho periodo paguen o se obliguen directa o indirectamente al pago del monto principal y de los intereses vencidos en favor del Acreedor Prendario que deba la Sociedad, el Acreedor Prendario debera considerar como liberada la obligacion garantizada y debera Transferir y ceder las Acciones en Prenda libres de dicho gravamen en favor de los Accionistas Pagadores, o en favor de quienes estos designen;

     (v) El Acreedor Prendario otorgara a los accionistas derechos de oferta preferente similares a los establecidos en el inciso (c) de este Articulo en caso de cualquier venta judicial o extrajudicial de las Acciones en Prenda en el entendido, sin embargo, de que los accionistas deberan ejercitar dichos derechos de oferta preferente dentro de los siete (7) Dias siguientes a la recepcion del aviso referido en el inciso (b) (iv) de este Articulo; o

     (vi) cualquier otra condicion que en sustitucion de las anteriores determine el Consejo de Administracion.


     Ningun Gravamen sobre acciones, y consecuentemente ninguna Transferencia efectuada sobre las Acciones en Prenda sera inscrita en los libros de la Sociedad a menos que cumpla con lo dispuesto por este Articulo. La inscripcion de una Transferencia o Gravamen sobre acciones de la Sociedad en los libros de la Sociedad no liberara al Acreedor Prendario de sus obligaciones impuestas por estos estatutos o por el Convenio entre Accionistas.


(c) DERECHO DE OFERTA PREFERENTE:

         (1) Sujeto a lo dispuesto en los incisos (a), (e), (f) y (g) de este Articulo, si cualquier accionista desea Transferir todas o algunas de las acciones de que sea titular (siendo el accionista que desee efectuar la Transferencia de dichas acciones el "Accionista Vendedor", y cualesquiera de dichas acciones ofrecidas para su Transferencia las "Acciones en Venta"), el Accionista Vendedor debera previamente dar un aviso por escrito al Secretario de la Sociedad (el "Aviso de Oferta Preferente") senalando su deseo de Transferir las Acciones en Venta.

     (2) En el Aviso de Oferta Preferente el Accionista Vendedor debera senalar en forma clara el numero, clase y serie de las Acciones en Venta que desee Transferir, el precio por las Acciones en Venta en Dolares Norteamericanos (valor neto de cualquier comision, cuota por corretaje u otros costos de transaccion) que este dispuesto a aceptar, el tipo de contraprestacion distinta al efectivo que este dispuesto a aceptar, junto con las bases de valuacion de dicha contraprestacion distinta al efectivo, asi como los demas terminos y condiciones en que las Acciones en Venta se ofrecen, debiendo ofrecerlas irrevocablemente en venta a los demas accionistas (los "Ofertados").

     (3) Al recibir el Aviso de Oferta Preferente, el Secretario de la Sociedad debera ofrecer las Acciones en Venta, en representacion del Accionista Vendedor, para su compra por los Ofertados en la forma establecida en estos estatutos y al precio y en los terminos contenidos en el Aviso de Oferta Preferente.

     (4) El Secretario de la Sociedad debera dar aviso (el "Aviso de Venta") a cada uno de los Ofertados dentro de los cinco (5) Dias siguientes a la recepcion del Aviso de Oferta Preferente, en el cual se le ofrecera a cada Ofertado las Acciones en Venta en los terminos y condiciones del Aviso de Oferta Preferente y en la Proporcion Designada de las Acciones en Venta (sujeto al ajuste con respecto a las Acciones Distribuibles). El Aviso de Venta debera indicar la Proporcion Designada de las Acciones en Venta aplicables a cada accionista. Asimismo, se debera enviar a cada uno de los Ofertados una copia del Aviso de Oferta Preferente junto con el Aviso de Venta.

     (5) La oferta por parte del Accionista Vendedor constituida por el Aviso de Venta y el Aviso de Oferta Preferente, debera permanecer irrevocable y abierta para su aceptacion por cada Ofertado por un periodo de treinta (30) Dias posteriores al envio del Aviso de Venta (el "Periodo de Aceptacion").

     (6) Cada Ofertado tendra el derecho, ejercitable mediante un aviso enviado al Secretario de la Sociedad dentro del Periodo de Aceptacion (el "Aviso de Compra"), para aceptar y convenir la compra de su Proporcion Designada de las Acciones en Venta, o si desea comprar menos de o mas de su Proporcion Designada, indicando la cantidad de las Acciones en Venta menor de su Proporcion Designada,
o la cantidad de Acciones en Venta en exceso de su Proporcion Designada que desee adquirir (la "Oferta Preferente y Excedente de Acciones"). El Aviso de Compra sera irrevocable. En caso de que algun Ofertado no envie su Aviso de

Compra de conformidad con los terminos establecidos en este Articulo y durante el Periodo de Aceptacion, se considerara que dicho Ofertado ha rechazado la oferta propuesta para comprar las Acciones en Venta.

     (7) Sujeto al inciso (c), (9) y (10) de este Articulo, al vencimiento del Periodo de Aceptacion, el Secretario de la Sociedad asignara las Acciones en Venta en favor de los Ofertados que mandaron Avisos de Compra de la siguiente manera:

     (i) a cada Ofertado se le asignaran el numero de Acciones en Venta de conformidad con su Proporcion Designada o el numero menor de Acciones en Venta que haya aceptado;

     (ii) en caso de que el numero de Acciones en Venta que hayan quedado sin asignar sea menor al numero de Acciones en Venta para las cuales haya habido solicitudes de Oferta Preferente y Excedente de Acciones, las Acciones en Venta no asignadas seran distribuidas entre los Ofertados que hayan presentado una solicitud para Oferta Preferente y Excedente de Acciones de conformidad con el siguiente calculo: dicho numero de Acciones en Venta no asignadas multiplicado por el porcentaje obtenido de dividir (a) el numero total de acciones de la clase respectiva de las que sea titular el Ofertado correspondiente, entre (b) la suma del numero total de acciones de dicha clase de las que sean titulares en esa fecha todos los Ofertados que hayan presentado una solicitud para la Oferta Preferente y Excedente de Acciones (calculadas en forma previa a darle efecto a la compra de cualesquiera Acciones en Venta para las cuales se haya hecho solicitud). En tanto que, despues de esta asignacion, exista cualquier cantidad de Acciones en Venta que haya quedado sin asignar, debera continuar siendo asignada entre los Ofertados a quienes no se les haya asignado la totalidad de las Acciones en Venta que solicitaron en la Oferta Preferente y Excedente de Acciones de conformidad con la formula establecida en este inciso
          (ii) en la medida posible y hasta que no queden Acciones en Venta sin asignar a los Ofertados que hayan presentado una solicitud para la Oferta Preferente y Excedente de Acciones. Ningun Ofertado, sin embargo, quedara obligado a comprar un numero mayor de Acciones en Venta al que haya solicitado ; y

     (iii) si el numero de Acciones en Venta que permanezca sin asignar es por lo menos igual al numero de Acciones en Venta para el cual se presentaron Ofertas Preferentes y Excedentes de Acciones, al Ofertado que haya solicitado la Oferta Preferente y Excedente de Acciones le sera asignado el numero de Acciones en Venta que haya solicitado.

     (8) El Secretario de la Sociedad podra ajustar las asignaciones a que se refiere este inciso con el proposito de evitar la Transferencia de acciones fraccionadas, redondeandolas al entero mas cercano de las Acciones en Venta; las fracciones enteras iguales o mayores de 0.50 (punto cincuenta) seran redondeadas al numero entero superior y las fracciones menores a 0.50 (punto cincuenta) seran redondeadas al numero entero inferior.

     (9) Sujeto a lo dispuesto por el inciso (c)(12) de este Articulo, en caso de que ninguno de los Ofertados haya aceptado la oferta del Accionista Vendedor establecida en el Aviso de Venta, o en caso de que los Ofertados que hayan aceptado la oferta colectivamente no esten en aptitud de comprar todas las Acciones en Venta, el Accionista Vendedor podra Transferir en favor de un Tercero Interesado la totalidad, pero no menos que la totalidad, de las Acciones en Venta al precio y en los terminos y condiciones que en conjunto no sean mas favorables para dicho Tercero Interesado que aquellos especificados en el Aviso de Oferta Preferente, considerando no obstante que (a) si existe una forma de pago distinta al efectivo esta debera estar identificada en el Aviso de Oferta Preferente y debera valuarse de conformidad con las bases para la valuacion establecidas en dicho aviso, (b) todas las demas restricciones establecidas en estos estatutos sobre la Transferencia de acciones hayan sido cumplidas, y (c) dicha Transferencia se lleve a cabo dentro de un plazo de ciento veinte (120) Dias siguientes al vencimiento del Periodo de Aceptacion. En caso de que el Accionista Vendedor no transfiera las Acciones en Venta a un Tercero Interesado dentro de dicho periodo, seran aplicables de nueva cuenta las restricciones y requisitos establecidos en estos estatutos, y asi sucesivamente de tiempo en tiempo.

     (10) Sujeto a lo dispuesto por el inciso (c)(9) anterior, las compras de acciones por parte de Ofertados que hayan ejercitado su Derecho Preferente de Oferta y las ventas por parte del Accionista Vendedor a los mismos, deberan realizarse en la oficina principal de la Sociedad al mismo precio en dolares de los Estados Unidos de Norteamerica, y bajo los mismos terminos y condiciones establecidos en el Aviso de Venta, y deberan llevarse a cabo dentro de un plazo no mayor a noventa (90) Dias posteriores al vencimiento del Periodo de Aceptacion, o antes en caso de que el Accionista Vendedor y los Ofertados asi lo acuerden, siempre y cuando, todas las restricciones para dicha Transferencia de conformidad con estos estatutos, incluyendo, sin limitacion, las contenidas en los incisos (c)(12) y (13) e inciso (f) de este Articulo, hayan sido cumplidas. Cada Accionista cubrira sus gastos y costos relativos a cualquier Transferencia de Acciones en Venta.

     (11) A fin de que la Transferencia de acciones se realice de conformidad con lo establecido en este Articulo: (a) el Accionista Vendedor debera entregar
o hacer que se entreguen a los Ofertados los certificados o titulos que representen las Acciones en Venta debidamente endosados, junto con una declaracion por escrito del Accionista Vendedor indicando que dichas Acciones en Venta se encuentran libres de todo Gravamen con la excepcion de aquellas obligaciones impuestas y que se encuentren vigentes de acuerdo con el Convenio entre Accionistas y estos estatutos, y (b) el Ofertado debera entregar o hacer que se entregue el precio total de compra de las Acciones en Venta en favor del Accionista Vendedor.

     (12) En caso de que las Acciones en Venta no sean adquiridas en su totalidad por los Ofertados y que el Accionista Vendedor tenga la intencion de proceder a la Transferencia de las Acciones en Venta en favor de un Tercero Interesado, el Accionista Vendedor debera dar aviso por escrito (el "Aviso de Venta a Tercero Restringido") a la Sociedad para tal efecto, en el cual tambien se debera de identificar al Tercero Interesado, sus accionistas (y en caso de ser una compania publica quienes son los principales accionistas), los funcionarios, consejeros, Subsidiarias y Personas que Controlan al Tercero Interesado, en la medida en que el Accionista Vendedor tenga conocimiento efectivo de dicha informacion, o que pueda obtener esa y cualquier otra informacion no confidencial relacionada con las operaciones del Tercero Interesado con que cuente el Accionista Vendedor que sea razonablemente necesaria para que la Sociedad determine si el Tercero Interesado es un Tercero Restringido.

     Para efectos de lo anterior, la Sociedad tendran quince (15) Dias contados a partir de la recepcion del Aviso de Venta al Tercero Restringido para objetar
o consentir dicha Transferencia de Acciones en Venta en favor de dicho Tercero Interesado que sea un Tercero Restringido, en el entendido de que dicho consentimiento no debera ser denegado sin que existan razones de negocios validas, y, en el supuesto de que se objete dicha Transferencia al Tercero Interesado por la Sociedad en los terminos aqui previstos, dicha operacion no podra llevarse a cabo y por tanto no sera valida ni sera reconocida por la Sociedad, quedando el Secretario de la Sociedad facultado en este acto para negar su inscripcion en el Libro de Registro de Acciones. La facultad de determinar a nombre de la Sociedad, si un Tercero Interesado es un Tercero Restringido de conformidad con el inciso (c) (12) de este Articulo 12 o si es o no aceptado por la Sociedad, se otorga en este acto exclusivamente al juicio del Director General actuando conjuntamente con el Secretario de la Sociedad. Se considerara que la Sociedad ha consentido la Transferencia al Tercero Interesado si no da contestacion o no se opone dentro del periodo de (15) quince Dias establecido en este Articulo siguientes a la recepcion del Aviso de Venta a Tercero Restringido. Si la Sociedad objeta la Transferencia a un Tercero Restringido, la Sociedad no tendra obligacion alguna de designar a un comprador substituto. El Consejo de Administracion no tendra la facultad de determinar si un Tercero Interesado es o no un Tercero Restringido.

     Cada accionista tambien debera mandar un aviso a la Sociedad antes de cualquier Transferencia de acciones que realicen bajo lo dispuesto por el inciso
(d) de este Articulo y respecto de cualquier cesion de derechos de conformidad con el inciso (c) (15) del Articulo 11 y la seccion (c) (15) del Articulo 12, que debera contener esencialmente la misma informacion prevista en el Aviso de Venta a Tercero Restringido; este inciso se aplicara mutatis mutandis a cualesquiera de dichas Transferencias o cesiones.

     Todo accionista de la Sociedad acepta expresamente las restricciones a la venta aqui previstas sobre las acciones de que sea titular, y reconoce expresamente para todos los efectos legales a que diere lugar, que a la objecion que realice la Sociedad a una Transferencia de acciones bajo los terminos y condiciones aqui previstos no le sera aplicable lo previsto por el ultimo parrafo del articulo 130 de la Ley General de Sociedades Mercantiles.

     (13) Concluida cualquier Transferencia de acciones en favor de un Tercero Interesado, el Accionista Vendedor debera entregar a cada uno de los Ofertados una copia del documento que haga constar dicha Transferencia de acciones, acompanado de una declaracion firmada por el Presidente (o Director General) del Accionista Vendedor en la cual se mencione que la Transferencia de Acciones en Venta del Accionista Vendedor en favor del Tercero Interesado se realizo al precio y bajo terminos y condiciones que, en su conjunto, no fueron mas favorables que aquellos establecidos en el Aviso de Oferta Preferente.

     (14) El procedimiento del Derecho de Oferta Preferente previsto en este Articulo no sera aplicable a:

         (i) cualquier Transferencia de acciones realizada por cualquier accionista en favor de cualquier Cesionario Permitido, o de otra manera de conformidad con lo establecido en el inciso (d) de este Articulo;

         (ii) cualquier Transferencia de acciones que se realice por medio de una Oferta Calificada u otras ofertas publicas subsecuentes;

         (iii) cualquier Transferencia de acciones realizada entre los accionistas de conformidad con contratos de fideicomiso u otros contratos celebrados entre los accionistas con el consentimiento expreso de todos los demas accionistas de la Sociedad, y cuyo objeto sea la redistribucion de acciones entre los accionistas; y

         (iv)     cualquier Transferencia permitida de conformidad con el inciso
                  (c) (15) del Articulo 11 de estos estatutos.

     (15) Sin perjuicio de lo establecido en sentido contrario ya sea de manera expresa o implicita en este inciso (c) de este Articulo, cada accionista podra, a su sola discrecion pero sujeto a lo dispuesto por el inciso (g) de este Articulo, ceder los derechos para adquirir cualesquiera acciones en favor de alguna de sus Empresas Afiliadas o a sus accionistas o inversionistas, directos
o indirectos, de conformidad con el inciso (d) de este Articulo. Ademas, cualquier tenedor de las acciones de la Serie C podra ceder a cualquiera de sus accionistas inmediatos sus derechos para adquirir las Acciones en Venta. En todos estos casos, las Acciones en Venta seran Transferidas a dichas Empresas Afiliadas o Personas sujeto a lo dispuesto en el inciso (c)(12) anterior, y el inciso (g) que se establece mas adelante (aplicandose mutatis mutandis).

     (16) Cada proceso del Derecho de Oferta Preferente sera iniciado en el orden de recepcion del Aviso de Oferta Preferente por el Secretario de la Sociedad, y una vez iniciado un proceso del Derecho de Oferta Preferente, ningun proceso del Derecho de Oferta Preferente subsecuente comenzara hasta en tanto no haya concluido el proceso del Derecho de Oferta Preferente anterior de conformidad con este inciso (c) de este Articulo 12.

(d) TRANSFERENCIA A CESIONARIOS PERMITIDOS:

     Sujeto a lo dispuesto por el inciso (g) de este Articulo, cada accionista podra en cualquier momento, Transferir todas o parte de sus acciones a cualquier precio, sin necesidad de cumplir con los requisitos del Derecho de Oferta Preferente establecidos en el inciso (c) anterior en favor de uno o mas Cesionarios Permitidos de dicho accionista, sujeto a la aprobacion por parte de la Sociedad segun lo dispuesto en el inciso (c)(12) anterior, con respecto a Cesionarios Permitidos que sean Terceros Restringidos.

     Adicionalmente, cualquier tenedor de las acciones de la Serie C tendra el derecho, despues de haber pagado por completo el precio de suscripcion de todas las acciones que haya suscrito dentro de la Primera Etapa de Capitalizacion de conformidad con el Convenio entre Accionistas, de Transferir cualquiera o todas sus acciones sin tener que cumplir con el proceso del Derecho de Oferta

Preferente dispuesto en el inciso (c) de este Articulo a sus accionistas inmediatos en caso de su liquidacion. Adicionalmente, en la medida en que cualquier sociedad o fondo de inversion sea accionista directo de algun tenedor de las acciones de la Serie C al momento de dicha liquidacion, y reciba las acciones de la Sociedad, tendra dicha sociedad o fondo de inversion a su vez el derecho de Transferir cualquiera o todas sus acciones a sus inversionistas directos en caso de liquidacion sin tener que cumplir con el proceso del Derecho de Oferta Preferente establecido en el inciso (c) anterior, siempre y cuando dicha Transferencia no tenga lugar antes del 6 de Octubre del ano 2002.

(e) DERECHO DE VENTA COMPARTIDA:

     (1) Para efectos del presente inciso (e) de este Articulo, (A) los tenedores de las acciones de la Serie C o de la Serie N tendran el derecho de vender sus acciones conjuntamente con la venta de cualquiera de las acciones de la Serie A o de las Acciones Serie N, y (B) cualquier accionista tendra el derecho de vender sus acciones conjuntamente con la venta que pudiese resultar en la Transferencia del Control de la Sociedad por otro accionista (en cada caso un "Evento de Venta Compartida"). Al momento de un Evento de Venta Compartida, el o los accionistas vendedores daran un Aviso de Oferta Preferente y la Sociedad emitira un Aviso de Venta a los demas accionistas.

     (2) En caso de que se presente un Evento de Venta Compartida, el Aviso de la Oferta Preferente y el Aviso de Venta deberan mencionar tambien que ha ocurrido un Evento de Venta Compartida y revelar la identidad del Tercero Interesado a quien el Accionista Vendedor desea transferir las Acciones en Venta junto con el nombre de los accionistas (o de los accionistas mayoritarios si el Tercero Interesado es empresa publica), funcionarios y consejeros del Tercero Interesado y cualquier otra informacion relativa a la capacidad financiera de dicho Tercero Interesado que se encuentre en poder del Accionista Vendedor.

     (3) Al momento de la emision del Aviso de Venta los Ofertados deberan senalar en su Aviso de Compra, cualquiera de los siguientes supuestos:

        (i) que desean ejercitar su Derecho de Oferta Preferente, y no desean ejercitar su Derecho de Venta Compartida;

        (ii) que desean ejercitar su Derecho de Oferta Preferente y, que en caso de que los demas Ofertados no adquieran la totalidad de las Acciones en Venta, desean ejercitar su Derecho de Venta Compartida;

        (iii) que no desean ejercitar su Derecho de Oferta Preferente, pero desean ejercitar su Derecho de Venta Compartida en caso de que los demas Ofertados no adquieran la totalidad de las Acciones en Venta; o

        (iv) que no desean ejercitar su Derecho de Oferta Preferente ni tampoco su Derecho de Venta Compartida.


     (4) En caso de que el Aviso de Compra no sea entregado por algun Ofertado en forma previa al vencimiento del Periodo de Aceptacion, se estimara que dicho Ofertado rechazo adquirir alguna o todas las Acciones en Venta y que renuncio a su Derecho de Venta Compartida relativa a la Transferencia de las Acciones en Venta.

     (5) En caso de que ocurra un Evento de Venta Compartida, como condicion previa a la realizacion de alguna transferencia en favor de algun Tercero Interesado, el Accionista Vendedor debera conseguir que el Tercero Interesado dirija por escrito ("Aviso de Venta Compartida") a los Ofertados una oferta para comprar, a opcion de los Ofertados, todas o parte de sus acciones al mismo precio, terminos y condiciones establecidos en el Aviso de Venta. En caso de que el Accionista Vendedor no pretenda Transferir una clase de acciones de las cuales el Ofertado sea tenedor, el Tercero Interesado, en su Aviso de Venta Compartida, debera establecer la opcion de compra de dichas acciones al precio pagado por ellas por el Ofertado o, en su caso, si el Ofertado asi lo desea, que el precio sea determinado por un Experto al Precio Justo de Mercado para dichas acciones. En caso de que el Ofertado desee contratar a un Experto para determinar el Precio Justo de Mercado para cualquier clase de acciones que no se haya determinado en el Aviso de Venta, lo debera estipular en el Aviso de Compra. La opcion de compra establecida por el Tercero Interesado sera irrevocable y obligara al Tercero Interesado a comprar las acciones de cualquier Ofertado que ejercite su Derecho de Venta Compartida y el Aviso de Venta Compartida debera adjuntarse al Aviso de Venta.

     En caso de que algun Ofertado solicite la intervencion de un Experto, el Secretario de la Sociedad contratara a dos (2) firmas bancarias de inversion independientes y de reputacion internacional (los "Expertos") siempre y cuando dichos Expertos confirmen primeramente que no tienen conflicto de intereses. Los Expertos determinaran el Valor Justo de Mercado por accion de la Sociedad como un todo para su compraventa, entre un potencial comprador y un potencial vendedor, sin tomar en cuenta descuento de minoria o prima de control algunos y sin hacer diferencia entre Acciones con Derecho a Voto y Acciones sin Derecho a Voto, las acciones seran valuadas como un todo ("Valor Justo de Mercado"). Los Expertos deberan presentar su determinacion del Valor Justo de Mercado por escrito al Secretario de la Sociedad dentro de los sesenta (60) Dias siguientes a la aceptacion de su cargo. El Secretario de la Sociedad enviara una copia del reporte de los Expertos dentro de los cinco (5) Dias siguientes a cada accionista en forma simultanea. Si la diferencia del Valor Justo de Mercado de las acciones determinado por cada uno de los Expertos se encuentran dentro de un rango del diez por ciento (10%), dicho Valor Justo de Mercado sera el promedio aritmetico obtenido de ambas valuaciones. Si la diferencia del Valor Justo de Mercado de las acciones determinado por cada uno de los Expertos se encuentra en un rango mayor al diez por ciento (10%), los dos Expertos elegidos deberan nombrar a un tercer Experto, y el Valor Justo de Mercado de las acciones sera el promedio aritmetico que resulte de las dos valuaciones mas cercanas de entre las tres valuaciones realizadas. El costo originado por la determinacion del Valor Justo de Mercado realizada por el (los) Experto(s) debera ser sufragado por el Accionista Vendedor.

     (6) Si cualquier Ofertado elige Transferir la totalidad de sus Acciones, la Transferencia de las acciones por parte del Accionista Vendedor y por parte de dichos Ofertados que asi lo hayan elegido debera realizarse dentro de los ciento veinte (120) Dias siguientes al vencimiento del Periodo de Aceptacion o, en caso de haberse solicitado la determinacion del precio de la accion segun el Valor Justo de Mercado de conformidad con el inciso (e)(5) anterior, la operacion debera realizarse dentro de los noventa (90) Dias siguientes a la determinacion del Valor Justo de Mercado por parte de los Expertos. Cada Transferencia celebrada entre el Tercero Interesado y cada Accionista Vendedor, y el Tercero Interesado y cada Ofertado debera realizarse por separado e independientemente entre si.

     (7) En caso de que el Secretario de la Sociedad reciba algun Aviso de Compra que incluya el ejercicio del Derecho de Venta Compartida, el Accionista Vendedor solamente tendra derecho a realizar la Transferencia de acciones en favor de un Tercero Interesado si se cumple alguno de los siguientes supuestos:
(a) que todas las acciones sujetas al ejercicio del Derecho de Venta Compartida sean simultaneamente Transferidas al mismo tiempo al Tercero Interesado de conformidad con este inciso (e) de este Articulo, o (b) que la Transferencia de acciones objeto del Derecho de Venta Compartida no ocurra por causas imputables a un Ofertado .

     (8) En caso de que el Secretario de la Sociedad no reciba algun Aviso de Compra que incluya el ejercicio del Derecho de Venta Compartida y en caso de que los Ofertados no hayan adquirido la totalidad de las Acciones en Venta de conformidad con el inciso (c) de este Articulo, el Accionista Vendedor tendra el derecho de Transferir al Tercero Interesado todas, pero no menos de todas sus Acciones en Venta al mismo precio, terminos y condiciones establecidas en el Aviso de Venta, dentro del periodo establecido en el inciso (c)(9) de este Articulo.

     (9) En caso de que no se lleve a cabo la Transferencia de Acciones en Venta en favor del Tercero Interesado dentro del periodo establecido en el inciso
(c)(9) de este Articulo, el Accionista Vendedor no podra proceder con dicha Transferencia de acciones, sin cumplir otra vez con todas las disposiciones aplicables establecidas en estos estatutos.

     (10) En caso de que con posterioridad a la ejecucion sobre cualesquier Acciones en Prenda, cualquier tenedor de las Acciones en Prenda pretenda vender
o transferir cualesquiera de dichas acciones, lo dispuesto por este inciso (e) se aplicara mutatis mutandis a dicha venta o transferencia.

(f) DERECHO DE VENTA FORZOSA:

     Sujeto al cumplimiento de lo dispuesto por los incisos (c) y (e) de este articulo 12 y hasta en tanto no haya ocurrido una Oferta Calificada, el tenedor de la mayoria de las acciones de la Serie C tendra el derecho de obligar a los tenedores de las acciones de la Serie A a vender sus acciones al mismo comprador de cualquier venta o transferencia de todas sus acciones Serie C (el "Derecho de Venta Forzosa"); en la inteligencia, sin embargo, que dicho Derecho de Venta Forzosa solamente podra ser ejercitado con posterioridad al 30 de septiembre de 2006 y al precio equivalente a 2.5 veces el capital invertido en dichas acciones de la Serie A, tomandose como base para tales efectos el monto de las aportaciones cuantificadas en Dolares americanos, moneda de curso legal de los Estados Unidos de America, al tipo de cambio vigente al momento en que se hayan realizado cada una de las aportaciones correspondientes.

(g) CONDICIONES APLICABLES A TODAS LAS TRANSFERENCIAS, GRAVAMENES Y EMISIONES DE ACCIONES PERMITIDAS:

     (1) A menos de que se haya obtenido con anterioridad a la fecha de la Transferencia, Gravamen o emision, el Adquirente o el Deudor Prendario debera obtener y entregar al Secretario de la Sociedad (con copia para cada accionista), una constancia que certifique la recepcion de todas las Autorizaciones Gubernamentales que pudiesen afectar a la Sociedad, a los accionistas o a las Licencias.

     (2) No obstante lo establecido en alguna otra disposicion de estos estatutos o en el Convenio entre Accionistas, no debera autorizarse Transferencia, Gravamen o emision de acciones alguna en favor de cualquier Persona en caso de que dicha Transferencia, Gravamen o emision de acciones a dicho Adquirente: (i) tenga como consecuencia una violacion a la legislacion aplicable en cuanto al porcentaje maximo de participacion extranjera o cualquier legislacion aplicable en materia de valores, o (ii) tenga como consecuencia la revocacion de la Concesion Existente o de la Concesion del Espectro, o (iii) tenga como consecuencia que alguna autoridad reguladora con jurisdiccion sobre la Sociedad imponga alguna sancion (financiera o de otra indole) en contra de la Sociedad.

     (3) Salvo en el caso de ser ejercitado el Derecho de Venta Forzosa establecido en el inciso (f) ningun accionista podra Transferir cualquiera de sus acciones en favor de alguna Persona que no sea accionista a menos de que esta convenga por escrito al momento de realizarse la Transferencia de acciones, en obligarse y sujetarse completamente a los terminos y condiciones del Convenio entre Accionistas, incluyendo las obligaciones aplicables al Accionista Enajenante, asi como a todos los convenios celebrados entre el Accionista Enajenante y cualquier accionista o la Sociedad (sin incluir los Contratos de Servicio de Consultoria). A partir de ese momento dicha Persona tendra los derechos del Accionista Enajenante que le otorga el Convenio entre Accionistas y estos estatutos, siempre y cuando dichos derechos no hayan sido expresamente otorgados, por estos estatutos o por el Convenio entre Accionistas al Accionista Enajenante como tenedor de las acciones de la Serie A, de la Serie B o de la Serie C, con la unica excepcion de que ninguna Transferencia de acciones por un accionista conforme al inciso (d) de este Articulo, liberara a dicho Accionista Enajenante de su obligacion de pagar la totalidad del precio de suscripcion de las acciones que haya suscrito durante la Primera Etapa de Capitalizacion en los terminos del Convenio entre Accionistas y cada uno de dichos Accionistas Enajenantes sera mancomunada y solidariamente responsable con dichos Adquirentes.

(h)  NULIDAD DE TRANSFERENCIAS NO AUTORIZADAS:

     Cualquier intento de Transferencia, Gravamen o emision de acciones que no se haya realizado en estricto cumplimiento de los procedimientos y requisitos establecidos en estos estatutos o en el Convenio entre Accionistas sera nulo e invalido, y la Sociedad se abstendra de registrar en los Libros Corporativos dicha Transferencia, emision o Gravamen, y el Adquirente no estara facultado para votar dichas acciones ni para recibir dividendos o distribuciones con respecto a dichas Acciones.

(i)  AUTORIZACION DE LA SECRETARIA DE COMUNICACIONES Y TRANSPORTES:

     La Sociedad estara obligada a dar aviso a la Secretaria de Comunicaciones y Transportes, y a obtener la aprobacion previa de toda transferencia, suscripcion, enajenacion o cesion de acciones que representen el 10% (diez por ciento) o mas del capital social de la Sociedad, debiendo incluir en dicho aviso la opinion favorable emitida por cualquier autoridad competente con jurisdiccion sobre dicha venta, incluyendo, sin limitacion, la Comision Federal de Competencia, en caso de ser requerida conforme a la Ley, asi como cierta informacion de las Personas interesadas en adquirir dichas acciones. En el caso de que el interesado en adquirir las acciones de la Sociedad sea una persona moral, el aviso de referencia debera incluir la informacion necesaria para que la Secretaria de Comunicaciones y Transportes conozca la identidad de las Personas que, directa o indirectamente, sean propietarias de mas del 10% (diez por ciento) del capital de dicha persona moral. La Secretaria de Comunicaciones y Transportes tendra un plazo de 90 (noventa) Dias contado a partir de la presentacion del aviso para objetar la operacion de que se trate. Transcurrido dicho plazo sin que la operacion hubiere sido objetada por la Secretaria de Comunicaciones y Transportes, la operacion se tendra por aprobada. Solo las operaciones que no hubieren sido objetadas por la Secretaria de Comunicaciones y Transportes podran inscribirse en el Libro de Registro de Acciones de la Sociedad. La Transferencia de las acciones solo podra hacerse previa autorizacion de la Secretaria de Comunicaciones y Transportes, la cual podra verificar que la Transferencia no implique que se rebasen los limites legales para la participacion extranjera en la Sociedad, que la Transferencia no constituya una concentracion contraria al interes nacional y que la Transferencia no constituya un lucro o especulacion con respecto a los derechos derivados de la concesion o concesiones de que sea titular la Sociedad.

     La disposiciones previstas en el parrafo anterior no seran requeridas para la Transferencia, suscripcion o cesion de acciones de la Serie N o para el caso de aumentos de capital suscritos por los accionistas de la Sociedad en donde cada accionista mantenga su participacion proporcional en el capital social despues de haberle dado efecto a dicho aumento de capital.

(j)  BARRERAS LEGALES:

     En el caso de que existan barreras legales bajo la ley mexicana aplicable, incluyendo, sin limitacion, a los limites de participacion extranjera en el capital social de la Sociedad, que puedan restringir los derechos de cualquier accionista para ejercitar su derecho de adquirir cualesquiera acciones de la

Sociedad de conformidad con lo previsto en los Articulos 11 y 12 de estos estatutos por el hecho de que no sea considerado como inversionista mexicano o residente de Mexico o por otra razon conforme a la Ley de Inversion Extranjera en vigor, dicho accionista tendra el derecho de adquirir acciones hasta el maximo permitido bajo dicha Ley de Inversion Extranjera aplicable y en vigor y para designar otra Persona legalmente capaz para adquirir las acciones que dicho accionista tendria derecho de adquirir en exceso de su participacion permitida bajo dichas leyes de acuerdo con estos estatutos y el Convenio entre Accionistas; en el entendido, sin embargo, que la aprobacion de la Sociedad sera requerida en el caso que el designado sea un Tercero Restringido.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, salvo por lo dispuesto en los incisos (d) y (j), todos y cada uno de los numerales, incisos y disposiciones del presente Articulo 12 de los estatutos sociales dejaran de surtir efectos y los accionistas podran vender, ceder o transmitir sus acciones libremente sin limitacion ni restriccion alguna. No obstante lo anterior, cualquier venta o transferencia de las Acciones en Prenda por el tenedor de las Acciones en Prenda, constituira un Evento de Venta Compartida y los tenedores de las acciones de la Serie C, al igual que los tenedores de la Serie N, tendran el derecho de vender sus acciones conjuntamente con dicha venta al precio de venta de dichas Acciones con Derecho a Voto en prenda.

     Para modificar, adicionar o reformar el presente Articulo 12 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


                               "CAPITULO TERCERO"
                         "ADMINISTRACION DE LA SOCIEDAD"

ARTICULO 13: CONSEJO DE ADMINISTRACION: La administracion de la Sociedad quedara encomendada a un Consejo de Administracion que funcionara de conformidad con las disposiciones de este Capitulo Tercero de estos estatutos:

     (1) Sujeto a lo dispuesto por el inciso (4) de este Articulo 13, el Consejo de Administracion estara integrado por hasta once (11) consejeros. Cada consejero tendra derecho a dos (2) consejeros suplentes.

     (2) Las designaciones de consejeros se realizaran por la Asamblea Especial de Accionistas para cada serie de Acciones emitidas y suscritas en los terminos de estos estatutos, o por la Asamblea Ordinaria de Accionistas conforme a una lista de consejeros presentada por separado por los tenedores de cada serie de Acciones emitidas y suscritas. Sujeto a lo dispuesto por el inciso (4) de este articulo 13, los accionistas de la Serie A tendran derecho a nombrar seis (6) consejeros y dos (2) suplentes por cada consejero (los "Consejeros Serie A"). Sujeto a lo dispuesto por el inciso (4) de este articulo 13, los accionistas de la Serie B tendran derecho a nombrar dos (2) consejeros y dos (2) suplentes por cada consejero (los "Consejeros Serie B"). Sujeto a lo dispuesto por el inciso
(4) de este articulo 13, los accionistas de la Serie C tendran derecho a nombrar dos (2) consejeros y dos (2) suplentes por cada consejero (los "Consejeros Serie C"). Sujeto a lo dispuesto por el inciso (4) de este Articulo 13, los tenedores de la mayoria de la Serie "N" tendran derecho a nombrar un consejero independiente en los terminos y condiciones ahi previstas.

     Los accionistas de cada serie de Acciones tendran el derecho exclusivo en todo momento y sin necesidad de la previa aprobacion o consentimiento de los accionistas de las demas series de Acciones o de la Sociedad y sin condicion o restriccion alguna, para seleccionar, nombrar, remover o sustituir, en cualquier momento, a uno o mas consejeros y los suplentes designados por ellos mediante resolucion adoptada en Asamblea Especial de Accionistas, en caso de ser necesario.

     (3) Los directivos y consejeros podran ser accionistas o cualquier Tercero Interesado extrano a la Sociedad; seran responsables ante la Asamblea Ordinaria de Accionistas de todos y cada uno de sus actos; dicha asamblea podra exigir la citada responsabilidad en los terminos del articulo ciento sesenta y uno (161) de la Ley General de Sociedades Mercantiles y de conformidad con el Articulo 23 de estos estatutos. Los consejeros permaneceran en funciones indefinidamente, salvo renuncia, remocion, incapacidad, o muerte, y en los casos de renuncia o remocion, permaneceran en el desempeno de su cargo hasta que quienes los sustituyan hayan tomado posesion del cargo conforme a estos estatutos, a menos que de otra forma se haya acordado por escrito por todos los tenedores de Acciones con Derecho a Voto. Cualquier consejero podra presentar en cualquier momento su renuncia por escrito al Presidente del Consejo de Administracion. Los consejeros no estaran obligados a garantizar el desempeno de sus funciones.

     (4) No obstante lo dispuesto en los parrafos anteriores, la composicion del Consejo de Administracion debera modificarse en caso de que como resultado de alguna emision, suscripcion o Transferencia de acciones, cualquier porcentaje de la tenencia de Acciones con Derecho a Voto de los Tenedores Iniciales de las Acciones de la Serie A, de la Serie B y de la Serie C sea diferente al porcentaje inicial de Acciones con Derecho a Voto, suscritas por los Tenedores Iniciales de las Acciones de la Serie A, de la Serie B y de la Serie C bajo el Convenio entre Accionistas, en cuyo caso los accionistas solamente tendran el derecho a elegir el numero de consejeros que conforme a su tenencia accionaria les corresponda conforme a la tabla siguiente, pudiendo incrementarse el numero total de consejeros a once (11) si fuese necesario, de conformidad con lo previsto en este inciso (4) del presente Articulo:

   ACCIONES CON DERECHO A VOTO            NECESARIAS                  NUMERO DE CONSEJEROS

                          100%                                                   10
                       90% o mas                                                  9
                       80% o mas                                                  8
                       70% o mas                                                  7
                       60% o mas                                                  6
                       50% o mas                                                  5
                       40% o mas                                                  4
                       30% o mas                                                  3
                       20% o mas                                                  2
                       10% o mas                                                  1

     No obstante lo anteriormente establecido, en el caso de que las acciones de la Serie C representen un porcentaje igual o mayor al diez por ciento (10%) y menor al treinta por ciento (30%) de las Acciones con Derecho a Voto de la Sociedad en circulacion, los Tenedores de acciones de dicha serie seguiran teniendo el derecho de nombrar dos (2) consejeros (y hasta dos (2) suplentes) en una Asamblea Especial de dicha serie de acciones o en la Asamblea Ordinaria de Accionistas si los accionistas acuerdan nombrar a los consejeros y sus respectivos suplentes por medio de una lista presentada por separado por los tenedores de dichas series de acciones. Los demas accionistas, sin embargo, elegiran a los consejeros de conformidad con la tabla anterior.

     No obstante lo anteriormente establecido, en el caso de que las acciones de la Serie C representen un porcentaje igual al cinco por ciento (5%) o mas pero menor al diez por ciento (10%) de las Acciones con Derecho a Voto de la Sociedad en circulacion, los tenedores de la mayoria acciones de la Serie C seguiran teniendo el derecho de nombrar un (1) consejero independiente de la Serie C (y un (1) suplente) (el "Consejero Independiente de la Serie C") en la Asamblea Especial de dicha serie de acciones o en la Asamblea Ordinaria de Accionistas si los accionistas acuerdan nombrar a los consejeros y sus respectivos suplentes por medio de una lista presentada por separado por los tenedores de dichas series de acciones, en el entendido sin embargo de que dicho consejero tendra voz y voto pero la presencia y voto de dicho Consejero Independiente de la Serie C no sera necesario para los requisitos de quorum y votacion previstos en los articulos 14, 15, 16, 17, 18, 19, 20 y 21 de estos estatutos.

     No obstante lo anteriormente establecido, el tenedor de la mayoria de las acciones de la Serie N tendra el derecho de nombrar un (1) consejero independiente de la Serie N (y un (1) suplente) (el "Consejero Independiente de la Serie N") en la Asamblea Especial de dicha serie de acciones o en la Asamblea Ordinaria de Accionistas si los accionistas acuerdan nombrar a los consejeros y sus respectivos suplentes por medio de una lista presentada por separado por los tenedores de dichas series de acciones, en el entendido sin embargo de que dicho consejero tendra voz y voto pero la presencia y voto de dicho Consejero Independiente de la Serie N no sera necesario para los requisitos de quorum y votacion previstos en los articulos 14,15, 16, 17,18, 19, 20 y 21 de estos estatutos.

     Asimismo, todos los articulos contenidos dentro de este Capitulo Tercero de los estatutos sociales deberan interpretarse de conformidad con lo dispuesto por este Inciso (4) y, por lo tanto, en caso de que por cualquier motivo las acciones de la Serie A, las acciones de la Serie B o las acciones de la Serie C, dejaren (a) de representar por lo menos el 10% (diez por ciento) del total de las Acciones con Derecho a Voto emitidas y suscritas por la Sociedad, o (b) de


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

estar en circulacion como consecuencia de un canje o un reembolso por motivo del cual las acciones dejaren de estar en existencia, entonces, las disposiciones previstas en este Capitulo Tercero haciendo referencia a los consejeros de la Serie A, de la Serie B o de la Serie C, segun sea el caso, se tendran por no puestas y sin efecto legal alguno con respecto a dicha serie de acciones, y deberan interpretarse sin requerir la presencia, voto o actuacion de ningun tipo respecto a dichos consejeros (excepto por el derecho a nombrar consejeros independientes bajo los terminos previstos en los parrafos anteriores, en el entendido que la presencia y voto de dicho Consejero Independiente de la Serie N y dicho Consejero Independiente de la Serie C no sera necesario para los requisitos de quorum y votacion previstos en los articulos 14, 15, 16, 17, 18, 19, 20 y 21 de estos estatutos.)

     (5) Hasta en tanto el Tenedor Inicial de las Acciones de la Serie A mantenga una tenencia accionaria superior al cincuenta por ciento (50%) de las Acciones con Derecho a Voto, tendra el derecho de designar al Presidente del Consejo de Administracion con el consentimiento de la mayoria de las acciones de la Serie C (el cual no podra ser denegado en forma injustificada). El Presidente del Consejo de Administracion debera ser uno de los consejeros nombrados por los Tenedores Iniciales de las Acciones de la Serie A. En caso de que el Tenedor Inicial de las Acciones de la Serie A detente menos del cincuenta por ciento (50%) de las Acciones con Derecho a Voto, el Presidente del Consejo de Administracion sera nombrado por los mismos consejeros de entre ellos. El Presidente del Consejo de Administracion no tendra voto de calidad.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del


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

Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el parrafo (5) anterior dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

     Hasta en tanto el Tenedor Inicial de las Acciones de la Serie A mantenga una tenencia accionaria superior al cincuenta por ciento (50%) de las Acciones con Derecho a Voto, tendra el derecho de designar al Presidente del Consejo de Administracion. El Presidente del Consejo de Administracion debera ser uno de los consejeros nombrados por el Tenedor Inicial de las Acciones de la Serie A. En caso de que el Tenedor Inicial de las Acciones de la Serie A tenga menos del cincuenta por ciento (50%) de las Acciones con Derecho a Voto, el Presidente del Consejo de Administracion sera nombrado por los mismos consejeros de entre ellos.

     Para modificar, adicionar o reformar el presente Articulo 13 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 14: CONVOCATORIAS PARA LAS SESIONES DEL CONSEJO: Las Sesiones del Consejo de Administracion podran ser convocadas por su Presidente, por el Secretario de la Sociedad, por cualquier consejero o por cualquier Comisario.

     Toda convocatoria para una Sesion del Consejo de Administracion debera incluir el orden del dia y debera ser enviada a todos los consejeros propietarios por lo menos con treinta (30) Dias de anticipacion a la fecha propuesta para la Sesion, y por lo menos con tres (3) Dias Habiles de anticipacion en caso de tratarse de una Sesion especial o de caracter de urgente. Los materiales de apoyo (incluyendo el texto de las resoluciones propuestas) deberan enviarse a cada consejero por mensajeria expres cuando menos con siete (7) Dias Habiles de anticipacion a la Sesion. A los miembros del Consejo de Administracion que no sean residentes en Mexico se les debera enviar adicionalmente una copia de dichos documentos por telecopia al numero de fax registrado en la Secretaria de la Sociedad. Las convocatorias seran enviadas despues de intentos razonables de consulta con los consejeros por parte del Secretario de la Sociedad para facilitar su calendario en la medida posible. El aviso debera contener el lugar y hora en que se llevara a cabo la Sesion de

Consejo propuesta. Toda convocatoria, orden del dia y materiales (incluyendo materiales que seran sometidos o que de alguna otra forma seran circulados en las Sesiones del Consejo de Administracion) asi como las minutas de las Sesiones del Consejo de Administracion se haran en idioma ingles y, en la medida que sea requerido o necesario para los registros corporativos o procedimientos administrativos, tambien en idioma espanol.


ARTICULO 15: SESIONES DEL CONSEJO: (1) Las Sesiones del Consejo de Administracion (o de los comites referidos en el Articulo 19 de estos estatutos) se llevaran a cabo en el domicilio social de la Sociedad o en cualquier otro lugar dentro o fuera de Mexico segun sea convenido por los consejeros o los miembros de dichos Comites. El Consejo de Administracion debera reunirse cuando menos cuatro (4) veces al ano. En las Sesiones del Consejo de Administracion, los consejeros podran acudir personalmente o participar por medio de conferencia telefonica, video conferencia u otro equipo de comunicacion similar por medio del cual cada consejero participante en la Sesion pueda ser escuchado y pueda escuchar a los demas consejeros participantes. Cualquiera de los suplentes estara autorizado para asistir a las Sesiones de Consejo de Administracion.

     (2) Si el Quorum en Primera Convocatoria o el Quorum en Primera Convocatoria del Comite no son alcanzados en cualquier Sesion de Consejo o de comite debidamente convocadas por primera vez, dichas Sesiones seran diferidas a la fecha posterior que determine el Presidente del Consejo de Administracion (o del comite segun sea el caso) y la convocatoria para una nueva Sesion (con la misma orden del dia que se establecio en el primer aviso de la Sesion de Consejo (la "Primera Convocatoria")) debera proporcionarse de conformidad con los terminos aqui indicados, siempre y cuando dicha convocatoria se lleve a cabo con una anticipacion minima de siete (7) Dias Habiles y no mayor a diez (10) Dias Habiles de anticipacion a dicha nueva Sesion. Las mismas reglas seran aplicables en caso de una tercera o subsecuente convocatoria para la Sesion del Consejo de Administracion (o de un comite) en caso de que el quorum no haya sido alcanzado en segunda o subsecuente Sesion. Para mayor certeza no podra tomarse ninguna resolucion en segunda o subsecuente Sesion del Consejo de Administracion o de comite si el asunto correspondiente no aparecio como punto para discusion en la orden del dia de la Primera Convocatoria.


ARTICULO 16: QUORUM PARA LAS SESIONES DEL CONSEJO: Para que exista quorum en cualquier Sesion del Consejo de Administracion en Primera Convocatoria se requerira de la presencia de por lo menos seis (6) consejeros, siempre y cuando, dicho numero de consejeros incluya por lo menos un Consejero Serie A, un

Consejero Serie B y un Consejero Serie C, y siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del articulo 13 de estos estatutos ("Quorum en Primera Convocatoria"). Cualquier Sesion de Consejo sin dicho Quorum en Primera Convocatoria, sujeto al parrafo siguiente, sera irregular y sus resoluciones seran invalidas.

     Para que exista quorum en cualquier Sesion del Consejo de Administracion en segunda o subsecuente convocatoria se requerira de la presencia de por lo menos cuatro (4) de sus consejeros sin tomar en cuenta la serie ("Quorum en Segunda Convocatoria"). Cualquier Sesion de Consejo sin dicho Quorum en Segunda Convocatoria sera irregular y sus resoluciones seran invalidas.

         Los consejeros suplentes podran actuar en las Sesiones de Consejo o de los comites a falta temporal o permanente de los consejeros propietarios, pero en ningun caso podra mandar cualquiera de ellos a un representante a las Sesiones del Consejo.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el primero y segundo parrafos de este articulo 16 dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

          Para que exista quorum en cualquier Sesion del Consejo de Administracion en Primera Convocatoria o ulterior convocatoria, se requerira de la presencia de por lo menos, la mitad de sus miembros; Cualquier Sesion del Consejo de Administracion sin dicho quorum sera irregular y sus resoluciones seran invalidas.

     Para modificar, adicionar o reformar el presente Articulo 16 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 17: RESOLUCIONES POR ESCRITO: Podran adoptarse resoluciones fuera de Sesion de Consejo o de sus comites por unanimidad de sus consejeros y dichas resoluciones tendran para todos los efectos legales, la misma validez que si hubieran sido adoptadas en Sesion de Consejo o de comite, siempre y cuando se confirme por escrito firmado por todos los miembros del Consejo de Administracion o de dicho comite. Cualesquiera de dichas resoluciones podran estar contenidas en un documento individual o en diferentes documentos en forma similar. Para efectos de este parrafo, "por escrito" y "firmado" incluira firmas por telex o facsimil, siempre y cuando una resolucion original firmada por todos los consejeros o por todos los miembros de un comite, sea o no en diversos ejemplares, sea distribuida posteriormente. Cualesquiera de dichas resoluciones seran circuladas a los consejeros con el orden del dia y una explicacion detallada de los razonamientos para la adopcion de la resolucion.

     El documento original firmado en el que conste la confirmacion escrita debera ser enviado al Secretario de la Sociedad, quien transcribira las resoluciones respectivas en el libro de actas correspondiente y certificara que dichas resoluciones fueron adoptadas de conformidad con las disposiciones de estos estatutos, y de conformidad con el articulo 143 de la Ley General de Sociedades Mercantiles.


ARTICULO 18: GASTOS DE LOS CONSEJEROS: Cada consejero propietario, o un suplente que asista en su ausencia a las Sesiones del Consejo de Administracion o de su comite, recibira el reembolso de los gastos efectuados para atender dicha Sesion del Consejo de Administracion o de su comite. El reembolso correspondiente para los miembros que residan fuera de la ciudad en donde se celebre la Sesion incluira los gastos en que incurran en la ciudad en donde la Sesion se lleve a cabo, el pasaje aereo de ida y vuelta en clase de negocios, y no debera exceder los limites autorizados por la legislacion aplicable.

ARTICULO 19: DE LOS COMITES DEL CONSEJO:

     (1) El Consejo de Administracion establecera uno o mas comites de consulta del Consejo de Administracion, incluyendo, sin limitacion, a un Comite de Auditoria y un Comite de Compensaciones. Cada uno de dichos Comites debera ser integrado por el numero de consejeros que se determine por resolucion del Consejo de Administracion y debera incluir un numero igual de Consejeros Serie A, Consejeros Serie B y Consejeros Serie C, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del Articulo 13 de estos estatutos. Los tenedores de la mayoria de la Serie N tendran derecho de que el Consejero Independiente de la Serie N sea tambien nombrado como integrante del Comite de Auditoria sin que su presencia y voto sean necesaria como requisito de quorum y/o votacion en dicho comite. El Presidente del Consejo de Administracion y el Director General seran invitados permanentes de cada uno de dichos comites. Cada comite debera tener las facultades de asesoria y obligaciones que resuelva el Consejo de Administracion en favor de dicho comite. Toda decision de dichos comites que sea debidamente adoptada por la mayoria de sus consejeros miembros y que se adopte en Sesion en la que exista el quorum necesario debera someterse a la aprobacion del Consejo de Administracion, sujeto al inciso (4) de este Articulo 19.

     (2) Cada Comite debera establecer, de conformidad con estos estatutos, sus propios procedimientos para la convocatoria previa y para la celebracion de sus Sesiones; en el entendido de que cuando menos dos terceras partes (2/3) de los consejeros que sean miembros del comite constituira quorum en cualquier Sesion debidamente convocada; siempre y cuando en dicho quorum se cuente con la asistencia de por lo menos un Consejero Serie A, un Consejero Serie B y un Consejero Serie C, que sean miembros de dicho comite, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del articulo 13 de estos estatutos (el "Quorum de Primera Convocatoria del Comite"). Cualquier Sesion de comite sin dicho Quorum de Primera Convocatoria del Comite, sujeto al siguiente parrafo, sera irregular y sus resoluciones invalidas.

     (3) Para que exista quorum en las sesiones de comites que sean debidamente convocadas en segunda o ulterior convocatoria se requerira de cuando menos la presencia de dos terceras partes (2/3) de los consejeros que sean miembros del comite (el "Quorum de Segunda Convocatoria del Comite"). Cualquier Sesion de comite sin dicho Quorum de Segunda Convocatoria del Comite sera irregular y sus resoluciones invalidas.

     (4) El Consejo de Administracion debera delegar al Comite de Auditoria la responsabilidad final para la aprobacion de todos los contratos y operaciones (distintos a los contratos de interconexion) incluyendo cualquier prestamo, inversion o anticipo, entre la Sociedad y cualquier accionista, consejero, funcionario o empleado de la Sociedad, o algun Pariente, o alguna sociedad en la cual cualquiera de los anteriores tenga un interes substancial (en el entendido de que el diez por ciento (10%) de los derechos de voto o participacion en el capital se presumira substancial, sin perjuicio de cualquier determinacion en el sentido de que alguna inversion menor o algun interes diferente sea o no substancial), o cualquier Persona Controladora de cualquiera de los anteriores, distinto a los relacionados con las politicas y planes aprobados de conformidad con los terminos del inciso (1) (j) y (k) del Articulo 21 de estos estatutos (la "Transaccion entre Partes Relacionadas"). Las resoluciones del Comite de Auditoria que traten sobre las aprobaciones de las Transacciones entre Partes Relacionadas deberan ser adoptadas por el voto favorable de la mayoria de los miembros del Comite de Auditoria, siempre y cuando dicha mayoria incluya cuando menos a un consejero designado por los accionistas de cada serie de Acciones con Derecho a Voto que no esten en relacion directa con la Transaccion entre Partes Relacionadas.

     (5) El Consejo de Administracion delegara al Comite de Compensaciones la responsabilidad final para la evaluacion y reemplazo del Director General, del Director de Operaciones, del Director de Finanzas, del Director Tecnico y del Secretario Corporativo de la Sociedad (los "Funcionarios Clave"). El Comite de Compensaciones debera de reunirse al menos cada seis meses en junio y diciembre de cada ano a fin de evaluar el desempeno de los funcionarios arriba senalados con los Indicadores de Desempeno para la Sociedad y sus Negocios que se deriven del Plan de Negocios (los "Indicadores de Desempeno") que se establezcan por resolucion de la Asamblea Extraordinaria de Accionistas. Dicho Plan de Negocios debera de estar aprobado por resolucion de la Asamblea Extraordinaria de Accionistas. En caso que la Sociedad o el Negocio no cumpla con una o mas de los Indicadores de Desempeno durante los seis meses previos a la celebracion de cualquier reunion del Comite de Compensaciones, o antes si la Sociedad contraviene los indicadores financieros o de negocios acordados en cualquier contrato de financiamiento con alguna institucion financiera, en ese caso cualquier consejero designado por los tenedores de la mayoria de las acciones de la Serie A o por los tenedores de la mayoria de las acciones de la Serie C tendran el derecho, actuando de buena fe, de obligar a la Sociedad a llevar a cabo una busqueda inmediata para el reemplazo de uno o mas de los Funcionarios Clave. En caso de que sea identificado un candidato idoneo, y siempre sujeto a lo dispuesto mas adelante, el Funcionario Clave debera ser reemplazado. Para tales efectos, se requerira siempre del voto afirmativo de al menos un consejero designado por las Acciones de la Serie A y de un consejero designado por los tenedores de la mayoria de las Acciones de la Serie C dentro del Comite de Compensaciones.


ARTICULO 20: VOTACION EN LAS SESIONES DEL CONSEJO DE ADMINISTRACION:

     (1) Las resoluciones del Consejo de Administracion adoptadas en sesion instalada en virtud de Primera Convocatoria deberan ser adoptadas por el voto afirmativo de la mayoria de los consejeros presentes, en el entendido, sin embargo, de que con respecto a cualquier asunto de los enumerados en el Articulo 21 inciso (2) (los "Asuntos de Super Mayoria"), sera necesario que en dicha mayoria se cuente con el voto afirmativo de por lo menos un Consejero Serie A, un Consejero Serie B y un Consejero Serie C, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del Articulo 13 de estos estatutos. Adicionalmente, cuando se trate cualquier asunto de los enumerados por el Articulo 21 inciso (1) (los "Asuntos de Mayoria Calificada"), dicha mayoria debera contar con el voto afirmativo de un Consejero Serie A, conjuntamente con el voto afirmativo de algun Consejero Serie B o algun Consejero Serie C, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del Articulo 13 de estos estatutos.

     (2) En caso de que se convoque a segunda o ulterior sesion por ausencia de Quorum en Primera Convocatoria, las resoluciones seran adoptadas por simple mayoria de votos de consejeros presentes, en el entendido, sin embargo, de que con respecto a los Asuntos de Super Mayoria se requerira de por lo menos (i) el voto afirmativo de un Consejero Serie A, un Consejero Serie B y un Consejero Serie C presentes en la segunda o ulterior sesion, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso (2) o el inciso (4), segun sea el caso, del Articulo 13 de estos estatutos y (ii) el voto afirmativo, en la medida en que no haya sido previamente computado conforme al inciso (i) anterior, de un Consejero Serie A, un Consejero Serie B y un Consejero Serie C, siempre y cuando cualquiera de dichos consejeros haya estado presente en la sesion convocada en Primera Convocatoria, siempre y cuando los tenedores de acciones de la Serie A, los tenedores de acciones de la Serie B o los tenedores de acciones de la Serie C, segun sea el caso, tengan derecho a nombrar consejeros y dichos consejeros hayan sido previamente nombrados de conformidad con lo dispuesto por el inciso
(2) o el inciso (4), segun sea el caso, del Articulo 13 de estos estatutos. Por lo que se refiere a Asuntos de Mayoria Calificada, dicha mayoria requerira del voto afirmativo de por lo menos un Consejero Serie A conjuntamente con el voto afirmativo de algun Consejero Serie B o algun Consejero Serie C, siempre y cuando dichos consejeros hayan sido previamente nombrado de conformidad con lo dispuesto por el inciso (4) del Articulo 13 de estos estatutos.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en los parrafos 1 y 2 anteriores dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

         Las resoluciones del Consejo de Administracion adoptadas en sesion instalada en virtud de Primera Convocatoria o ulterior convocatoria deberan ser adoptadas por el voto afirmativo de la mayoria de los consejeros presentes, incluyendo sin limitar, cualquier asunto de los enumerados en el Articulo 21 de los estatutos sociales de la Sociedad como Asuntos de Mayoria Calificada y Asuntos de Super Mayoria. En caso de empate, el Presidente del Consejo de Administracion tendra voto de calidad.

     Para modificar, adicionar o reformar el presente Articulo 20 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 21: ASUNTOS DEL CONSEJO DE ADMINISTRACION CON CIERTOS REQUISITOS DE
VOTACION:

     (1) ASUNTOS DE MAYORIA CALIFICADA: Los Asuntos de Mayoria Calificada son los siguientes:

     (a) cualquier decision en relacion con la aplicacion o utilizacion de las reservas especiales, provisiones o retenciones no comprendidas en el curso normal de operaciones y que no esten contempladas en el Presupuesto y Plan Anual de Operaciones mas recientemente aprobado, y la aplicacion o utilizacion de las mismas (a excepcion de las reservas obligatorias establecidas por ley o especificamente enumeradas en estos estatutos);

     (b) el inicio o transaccion de cualesquiera litigios o procedimientos de arbitraje en los que la Sociedad sea parte y que excedan de la cantidad de US$1,000,000.00 (un millon de dolares norteamericanos 00/100);

     (c) la modificacion de politicas generales relativas al nombramiento y reemplazo de agentes, agentes de ventas y distribuidores, asi como al establecimiento de los lineamientos generales relacionados con los terminos y condiciones de contratos importantes al respecto;

     (d) la implementacion, modificacion y terminacion de programas de investigacion y desarrollo;

     (e) cualquier operacion no comprendida en el curso normal de operaciones y que exceda de la cantidad de US$5,000,000.00 (cinco millones de dolares norteamericanos 00/100), que no este especificamente enumerada en otros Articulos o incisos de estos estatutos que traten sobre derechos de voto favorable tales como los incisos (1) (h) y (2) (c), (h), (m), y (n) de este Articulo.

     (f) la obtencion, uso, registro o cancelacion de marcas, nombres comerciales u otros simbolos para identificar a la Sociedad, sus Subsidiarias o la mercancia de la Sociedad o sus Subsidiarias;

     (g) la aprobacion de los estados financieros auditados de la Sociedad y cualquier reporte o informe que acompane a dichos estados financieros para ser sometidos a los accionistas.

     (h) la celebracion, modificacion substancial o terminacion de cualquier contrato que establezca pagos por parte de la Sociedad que en conjunto excedan la cantidad de US$5,000,000.00 (cinco millones de dolares norteamericanos 00/100), y que no se haya contemplado en el Presupuesto y Plan Anual de Operaciones mas recientemente aprobado;

     (i) el establecimiento de una lista de facultades que senalara, entre otras, la delegacion de poderes a la administracion, asi como de poderes generales y especiales, y la facultad de firma del Presidente del Consejo de Administracion, del Director General y otros funcionarios, incluyendo la facultad para firmar cheques y contratos en representacion de la Sociedad;

     (j) la adopcion y modificacion de cualquier politica general o programa relativo a los sueldos , prestaciones y remuneraciones de los empleados de la Sociedad (incluyendo cualquier plan de opcion de acciones para los empleados y plan de prestamos y anticipos para los empleados);

     (k) la politica de compensacion de la Sociedad y la remuneracion de los funcionarios ejecutivos;

     (l) el establecimiento de comites de asesoria del Consejo de
Administracion, y las facultades de asesoria o poder discrecional de dichos comites;

     (m) el establecimiento de la relacion pasivo/capital de la Sociedad con objetivos financieros a menos que se haya establecido en el Presupuesto y Plan Anual de Operaciones mas recientemente aprobado; y,

     (n) la remocion de cualquier funcionario de la Sociedad distinto al Director General, cuya remocion sera exclusivamente determinada de conformidad con el inciso (5) del Articulo 19.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia

Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en parrafo (1)(n) anterior dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

     La remocion de cualquier funcionario de la Sociedad, incluyendo, sin limitar al Director General.

     Para modificar, adicionar o reformar el presente Articulo 21 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


     (2) ASUNTOS DE SUPER MAYORIA: Los Asuntos de Super Mayoria son los siguientes:

     (a) la determinacion de y cualquier modificacion substancial al sistema de contabilidad o practicas y estandares de reportes de la Sociedad, distintos a los requeridos por ley o por los Principios de Contabilidad Generalmente Aceptados y Estandares de Auditoria aplicables ("GAAP");

     (b) (i) el Plan Inicial de Negocios y cualesquiera otros Planes de Negocios y/o Planes de Negocios modificados de la Sociedad; y (ii) cualquier Presupuesto y Plan Anual de Operaciones.

     (c) la imposicion o creacion de cualquier Gravamen (distinto a los creados por ley) sobre cualesquiera activos de la Sociedad (tangibles o intangibles) distinto a aquellos Gravamenes requeridos expresamente por las Licencias otorgadas a la Sociedad y aquellos otorgados en el curso normal de las operaciones o aquellos otorgados en relacion con los gastos autorizados de capital conforme al Presupuesto y Plan Anual de Operaciones mas recientemente aprobado;

     (d) la participacion de la Sociedad en coinversiones, la creacion o aumento de participacion en cualquier Subsidiaria de la Sociedad, (en el entendido de que las disposiciones relativas al control seran implementadas con respecto a cualesquiera de dichas Subsidiarias, teniendo el mismo efecto y dando a los accionistas, directa o indirectamente, los mismos derechos que se senalan en estos estatutos con respecto a la Sociedad) coinversion o cualquier otro interes de negocios, o la participacion (incluyendo la compra de capital, deuda u otro interes) por parte de la Sociedad en cualquier otra Persona, o cualesquiera otros negocios, y la oferta de acciones en el capital de la Subsidiaria a cualquier Tercero Interesado, excepto en caso de que los terminos especificos de participacion en cualquier Persona, negocio nuevos o dicha oferta hayan sido aprobados en el Presupuesto y Plan Anual de Operaciones mas recientemente aprobado y en el entendido de que este inciso no se aplicara a la adquisicion de instrumentos de inversion de corto plazo que tengan por objeto la administracion de cartera;

     (e) cualquier Transferencia u otorgamiento, modificacion o terminacion de cualquier Licencia u otro derecho en relacion con cualquier propiedad tecnologica, derechos de autor, patentes, marcas, diseno industrial u otro derecho de propiedad intelectual de la Sociedad sujeto al inciso (1) (f) de este Articulo;

     (f) los parametros de la estrategia de licitacion para la Concesion del Espectro, incluyendo el Plan de Negocios para la Licitacion, o los parametros de cualquier otra estrategia de licitacion para alguna licencia de telecomunicaciones o titulo de concesion (conjuntamente "Otras Licitaciones") o cualquier modificacion a la estrategia de Otras Licitaciones;

     (g) la Transferencia, modificacion o renuncia de las Licencias de la Sociedad, o de cualquier otra licencia o concesion de telecomunicaciones otorgada a la Sociedad;

     (h) cualquier gasto de capital (incluyendo la adquisicion de arrendamientos o costos relacionados con la adquisicion de suscriptores y la seleccion del proveedor de equipo mayor) y disposiciones de capital (incluyendo arrendamientos) por la Sociedad que excedan del cinco por ciento (5%) y por al menos US$2,000,000.00 (dos millones de dolares norteamericanos 00/100) la cantidad presupuestada para dicho proposito en el mas recientemente aprobado Presupuesto y Plan Anual de Operaciones.

     (i) la cancelacion de cualquier producto o servicio en existencia de la Sociedad que pudiese afectar a las Licencias, o cualquier licencia o concesion otorgada por el Gobierno a la Sociedad;

     (j) el nombramiento y cualquier cambio posterior de los contadores, auditores o banqueros de la Sociedad;

     (k) la Transferencia de fondos excedentes a las reservas generales de la Sociedad;

     (l) la politica de financiamiento y requisitos de financiamiento de la Sociedad.

     (m) el incurrir en, incrementar o modificar cualquier Endeudamiento por la Sociedad que en total exceda del cinco por ciento (5%) y por al menos US$5,000,000.00 (cinco millones de dolares norteamericanos 00/100) la cantidad contemplada en el Presupuesto y Plan Anual de Operaciones mas recientemente aprobado, en una operacion o una serie de operaciones durante cualquier periodo de doce (12) meses consecutivos o si la relacion maxima pasivo/capital establecida en el Presupuesto y Plan Anual de Operaciones aprobado es rebasada por dichas operaciones;

     (n) la Transferencia o particion con control de cualquier interes en todo o en alguna parte substancial del negocio, de la propiedad o de los activos (tangibles o intangible) de la Sociedad (ya sea mediante una operacion o una serie de operaciones) o mediante contratacion al efecto (incluyendo la terminacion de cualquier participacion en, o liquidacion de, alguna Subsidiaria, coinversion u otro interes de negocio) o la adquisicion o contratacion para adquirir cualquier empresa, propiedad o activos (tangibles o intangibles) o cualquier interes sobre los mismos que posteriormente a dicha adquisicion constituiran una parte importante del negocio, de la propiedad o de los activos de la Sociedad (y para efectos de este inciso (n) de este Articulo cualquier negocio, propiedad o activo que se utilice, o que posteriormente a dicha adquisicion por parte de la Sociedad represente US$10,000,000.00 (diez millones de dolares norteamericanos 00/100), se considerara substancial); y

     (o) la designacion de mercados extranjeros en los que se ofreceran productos y servicios de la Sociedad, o en los que se establecera cualquier oficina de representacion.

     (p) la modificacion de los criterios de deposito o de retiro de fondos de la Cuenta de Reserva que la Sociedad constituira de conformidad con las resoluciones de la Asamblea Extraordinaria de Accionistas celebrada con fecha 28 de Febrero de 2003 para provisionar el pago del Contrato de Apertura de Credito Simple que la Sociedad formalizo con Banco Mercantil del Norte, S.A., Institucion de Banca Multiple, Grupo Financiero Banorte con fecha 18 de Marzo de

2003, misma que sera cancelada una vez que dicho Contrato de Credito sea pagado totalmente o refinanciado por la Sociedad.

     (p) retiro de fondos de la Cuenta de Reserva de la Sociedad para cualquier proposito que no sea para pagos anticipados conforme a contratos de credito suscritos por la Sociedad.

     (q) cualquier modificacion o reforma de los Indicadores de Desempeno conforme al Articulo 19(5) de estos estatutos.


ARTICULO 22: FACULTADES DEL CONSEJO DE ADMINISTRACION: Salvo que se prevea de otra forma en estos estatutos, el Consejo de Administracion tendra las siguientes facultades que seran ejercitadas de conformidad con el Articulo 21:

     (1) PODER GENERAL AMPLISIMO para ejecutar todas aquellas operaciones y celebrar todos aquellos actos, convenios y contratos que sean necesarios para la realizacion del Negocio de la Sociedad, con Poder General Amplisimo para Actos de Dominio, Pleitos y Cobranzas y Actos de Administracion en los terminos de los tres primeros parrafos del articulo dos mil quinientos cincuenta y cuatro (2,554) del Codigo Civil Federal y sus correlativos de los Codigos Civiles vigentes en los Estados de la Federacion, sin reserva ni limitacion alguna, excepto las limitaciones previstas en estos estatutos e incluyendo todas aquellas facultades que conforme a la ley requieran de clausula especial en los terminos del articulo dos mil quinientos ochenta y siete (2,587) del Codigo Civil Federal, y sus correlativos de los Codigos Civiles vigentes en los Estados de la Federacion, para representar a la Sociedad ante toda clase de Autoridades Federales, Estatales o Municipales, incluyendo Administrativas, Legislativas, Jurisdiccionales o Laborales, y ante toda clase de corporaciones, instituciones, sociedades, asociaciones, o personas fisicas, dentro del territorio nacional o del extranjero, con las facultades mas amplias entre las cuales de una manera enunciativa y no limitativa se consideran las siguientes: (a) para promover y desistirse de cualquier accion, recurso o procedimiento; (b) para rendir pruebas y presentar testigos y para estar presente cuando la otra parte presente sus testigos y para interrogar y repreguntar; (c) para renunciar terminos legales y jurisdicciones de conformidad con la ley; (d) para comprometer en procedimientos de arbitraje y participar en procedimientos de arbitraje, para presentar demandas, acusaciones o quejas y para establecer a la Sociedad como tercero en materia penal y para conceder el perdon; (e) para presentar demandas de Amparo; y en general, para proceder con cualquier accion, ya sea civil, mercantil, penal, laboral, administrativa o de cualquier otro tipo.

     (2) PODER GENERAL CAMBIARIO para suscribir, emitir, girar o endosar, cualquier clase de titulos de credito de conformidad con lo dispuesto por los articulos nueve (9) y ochenta y cinco (85) de la Ley General de Titulos y Operaciones de Credito; asi como con facultades amplisimas para abrir y cancelar cuentas bancarias en nombre de la Sociedad y autorizar a las Personas que podran intervenir en su manejo.

     (3) NOMBRAR Y REMOVER administradores, funcionarios y agentes de la Sociedad, asi como establecer las condiciones de su empleo, sus facultades, atribuciones y remuneraciones.

     (4) REPRESENTACION LABORAL de conformidad con los articulos 11 (once), 692 (seiscientos noventa y dos), 786 (setecientos ochenta y seis), 899 (ochocientos noventa y nueve) y demas relativos a la Ley Federal del Trabajo, con las atribuciones, obligaciones y derechos a que en materia de personalidad se refiere dicha legislacion. En consecuencia, tendra la representacion de la Sociedad y podra comparecer en juicios laborales con todas las atribuciones y facultades que se mencionan en este inciso; podra ademas absolver posiciones, transigir y convenir con la parte actora, asumiendo las obligaciones derivadas de dicho convenio como representante legal de la Sociedad; pudiendo concurrir a la audiencia de conciliacion, demanda y admision de pruebas con las atribuciones mas amplias, ratificando por la Sociedad todo lo que el representante legal realice en dicha audiencia.

     (5) FACULTADES DE SUSTITUCION: para otorgar poderes generales o especiales y revocarlos libremente, asi como para delegar estas facultades en todo o en parte, con o sin facultades de substitucion, en aquellas Personas que se consideren aptas para representar a la Sociedad.


ARTICULO 23: FUNCIONAMIENTO DEL CONSEJO: Cualquier consejero en el desempeno de su cargo no incurrira en responsabilidad alguna al basarse o confiar de buena fe en la informacion, opiniones, reportes, o declaraciones (incluyendo declaraciones financieras, libros de contabilidad y cualquier otra informacion financiera) en caso de que estos hayan sido preparados o presentados por (i) uno
o mas funcionarios o empleados de la Sociedad, o (ii) asesores legales, contadores publicos, u otras Personas que sean expertos o profesionales en su materia y que actuen en representacion de la Sociedad.

     Ningun consejero sera responsable frente a la Sociedad o frente a cualquier accionista por danos y perjuicios economicos causados por el incumplimiento de sus deberes fiduciarios en su caracter de consejeros, a excepcion de la responsabilidad causada (i) por el incumplimiento del deber de lealtad del consejero frente a los accionistas que lo nombraron, (ii) por actos u omisiones realizados de mala fe o que impliquen mala conducta o la violacion intencional de la ley, o (iii) por cualquier operacion realizada por el consejero de la cual se derive un beneficio personal indebido. Cualquier consejero que sea considerado consejero interesado debera manifestar su interes y debera abstenerse de votar en cualquier decision del Consejo de Administracion o alguno de sus Comites en los cuales sea consejero interesado. Para efectos de este Articulo, se considerara consejero interesado, cualquier consejero que por si mismo, un Pariente de este en linea directa (por ejemplo esposa, padres, hijos), los accionistas que lo eligieron o cualquier entidad en la cual cualquiera de los anteriores tenga un interes substancial (en el entendido de que el diez por ciento (10%) de los derechos de voto o participacion en el capital se presumira substancial, sin perjuicio de cualquier determinacion en el sentido de que si alguna inversion menor o algun interes diferente es o no substancial) o una Persona Controladora de dicho accionista obtenga un beneficio por cualquier decision que sea adoptada en el Consejo de Administracion o en alguno de sus Comites.

     Todo consejero que se considere que tenga algun interes opuesto al de la Sociedad debera manifestarlo y debera abstenerse de toda deliberacion y resolucion en cualquier decision del Consejo de Administracion o del Comite de que se trate y, en caso contrario, sera responsable de danos y perjuicio de conformidad con lo dispuesto por el articulo ciento cincuenta y seis (156) de la Ley General de Sociedades Mercantiles.


ARTICULO 24: NOMBRAMIENTO DE FUNCIONARIOS: La Sociedad tendra los siguientes funcionarios principales:

     (1) Un Director General quien sera el funcionario de mayor jerarquia de la Sociedad y tendra la responsabilidad de la operacion y administracion de la Sociedad. Sera designado por el Tenedor Inicial de las Acciones de la Serie A, siempre y cuando dicho accionista mantenga mas del 50% (cincuenta por ciento) de las Acciones con Derecho a Voto representativas del capital social, y tenga derecho de nombrar a la mayoria de los miembros del Consejo de Administracion; en su defecto, el Director General debera ser nombrado por el Consejo de Administracion.

     (2) El Director de Finanzas, Vice-Presidente de Recursos Humanos, Vice-Presidente Juridico y el Secretario de la Sociedad, quienes deberan ser nombrados por el Tenedor Inicial de las Acciones de la Serie A, siempre y cuando dicho accionista mantenga mas del 50% (cincuenta por ciento) de las Acciones con

Derecho a Voto representativas del capital social y tenga derecho de nombrar a la mayoria de los miembros del Consejo de Administracion; en su defecto, dichas Personas deberan ser nombrados por el Consejo de Administracion.

     (3) El derecho del Tenedor Inicial de las Acciones de la Serie A para nombrar a las Personas que se mencionan en los incisos (1) y (2) anteriores, continuara a menos de que y hasta que la Sociedad haya incumplido con los Indicadores de Desempeno y el Comite de Compensaciones haya solicitado el reemplazo de los Funcionarios Clave conforme a lo dispuesto en el Articulo 19(5).

     (4) La Sociedad y los tenedores de la mayoria de la Serie A y de la mayoria de la Serie C deberan realizar una busqueda de posibles candidatos para la posicion de Director de Operaciones ("COO"). Despues de revisar las necesidades estructurales y de operacion de la Sociedad, y de Negocios, se haran esfuerzos para identificar un candidato adecuado dentro de la Sociedad para la posicion de COO. Los candidatos adecuados para la posicion de COO deberan demostrar experiencia ejecutiva y operacional suficiente en la industria de telecomunicaciones, con experiencia substancial en la evolucion/migracion de tecnologias usadas por o que se anticipe seran usadas por la Sociedad o sus Negocios. Dicho candidato debera ser capaz de ser entrenado y evaluado como potencial sucesor para Director General ("CEO"). En caso de que no pueda identificarse un candidato adecuado dentro de la Sociedad en un tiempo razonable, la Sociedad contratara los servicios de una firma profesional para llevar a cabo dicha busqueda en candidatos afuera de la Sociedad. Los Tenedores de la mayoria de las Acciones Serie A y los Tenedores de la mayoria de las Acciones Serie C tendran conjuntamente el derecho de aprobar a dicho COO.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en los parrafos (3) y (4) anteriores dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

     El Director de Operaciones, Vice-presidente de Mercadotecnia y Ventas, Vice-Presidente de Servicio al Cliente, Vice-Presidente de Planeacion Tecnologica y el Asistente del Director de Finanzas (o cualquier otro puesto que sea el segundo puesto mas importante en el departamento de finanzas de la Sociedad), quienes deberan de ser nombrados por el Tenedor Inicial de las Acciones de la Serie A, siempre y cuando dicho accionista mantenga mas de 50% (cincuenta por ciento) de las Acciones con Derecho a Voto representativas del capital social y tenga derecho de nombrar a la mayoria de los miembros del Consejo de Administracion; en su defecto dichas personas deberan de ser nombradas por el Consejo de Administracion.

     Para modificar, adicionar o reformar el presente Articulo 24 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 25: LIBRO DE ACTAS DEL CONSEJO: Las actas de las Sesiones del Consejo de Administracion seran autorizadas por el Presidente y el Secretario de la Sociedad o por las personas designadas por los consejeros para actuar como tales en dichas Sesiones. Todas las resoluciones adoptadas por el Consejo de Administracion se deberan asentar y firmar en el Libro de Actas de Consejo de la Sociedad. A falta de designacion de un delegado especial para la ejecucion de sus resoluciones, correspondera al Presidente del Consejo de Administracion dicha funcion.


ARTICULO 26: REPRESENTACION DEL CONSEJO: Para la representacion y ejecucion de las resoluciones del Consejo de Administracion se estara a lo dispuesto por el articulo ciento cuarenta y ocho (148) de la Ley General de Sociedades Mercantiles.


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

                                "CAPITULO CUARTO"
                           "ASAMBLEAS DE ACCIONISTAS"

ARTICULO 27: DE LAS ASAMBLEAS DE ACCIONISTAS: La Asamblea de Accionistas constituira el Organo Supremo de la Sociedad; todas sus resoluciones legalmente adoptadas y de conformidad con estos estatutos seran legales y obligatorias para la Sociedad, el Consejo de Administracion, sus consejeros, funcionarios y los accionistas, aun para los accionistas, ausentes o disidentes. La Asamblea de Accionistas podra aprobar y ratificar cualquier accion u operacion de la Sociedad y sus resoluciones seran cumplidas por la persona que en la misma se designe especificamente para tales efectos y, a falta de tal designacion, por el Presidente del Consejo de Administracion.

     Toda convocatoria, orden del dia, resoluciones o minuta de las Asambleas de Accionistas debera realizarse en idioma espanol e ingles. Todo el material adicional que vaya a ser presentado o circulado en la asamblea (incluyendo, sin limitacion, los materiales preparados por los funcionarios) deberan ser en ingles, y en espanol cuando asi lo requiera la ley.

     Las Asambleas de Accionistas se desarrollaran y llevaran a cabo principalmente en idioma ingles. Cada accionista tendra derecho de asistir a las asambleas con un interprete, a su costo.

     Cualquier accionista podra participar en una Asamblea de Accionistas mediante conferencia telefonica, video conferencia u otro medio de comunicacion en el que cada participante pueda escuchar y ser escuchando por los demas, debiendose considerar esta participacion como en persona durante dicha asamblea.


ARTICULO 28: CLASIFICACION DE LAS ASAMBLEAS DE ACCIONISTAS: Las Asambleas de Accionistas seran Ordinarias, Extraordinarias o Especiales. Las Asambleas de Accionistas deberan reunirse en el domicilio social o en el lugar designado por el Consejo de Administracion, siempre que se encuentre dentro de la jurisdiccion del domicilio social, bajo pena de nulidad, salvo por caso fortuito o fuerza mayor, en cuyo caso, se asentara en el acta razon pormenorizada de los hechos que la motivaron.


ARTICULO 29: PODER DE CONVOCATORIA: Las Asambleas de Accionistas, ya sean Ordinarias, Extraordinarias o Especiales, podran ser convocadas: (i) por el Consejo de Administracion, (ii) por cualquier accionista que sea titular de por lo menos el cinco por ciento (5%) de las Acciones con Derecho a Voto, (iii) por cualquier Consejero, o (iv) por cualquier comisario.

     Las Asambleas de Accionistas seran presididas por el Presidente del Consejo de Administracion y en ellas actuara como Secretario el de la Sociedad y, a falta de estos, por las personas designadas en ese momento por los accionistas. Quienes presidan las Asambleas deberan nombrar dos (2) escrutadores de entre los presentes al inicio de la asamblea para comprobar indubitablemente el quorum del capital social que se encuentre representado.


ARTICULO 30: CONVOCATORIA PREVIA PARA LAS ASAMBLEAS: Para que se reunan validamente las Asambleas Ordinarias y Extraordinarias de Accionistas se requerira de una convocatoria previa, salvo en aquellos casos en que al hacerse el escrutinio correspondiente se encuentre debidamente representado el cien por ciento (100%) del capital social emitido y suscrito de la Sociedad. En el caso de las Asambleas Especiales, se requerira de una convocatoria previa, salvo en aquellos casos en que al hacerse el escrutinio correspondiente se encuentre debidamente representado el cien por ciento (100%) de la totalidad de las acciones emitidas y suscritas representativas de la serie especifica del capital social con derecho a voto en dichas asambleas.

     La convocatoria previa a cada Asamblea de Accionistas debera contener la expresion del dia, lugar y hora en que tendra verificativo la Asamblea de Accionistas; debera incluir ademas el orden del dia de los asuntos a tratar y la firma de quien la envie.

     La convocatoria para cada Asamblea de Accionistas, junto con el orden del dia para dicha asamblea, debera hacerse llegar mediante notificacion por escrito enviada a todos los accionistas con por lo menos treinta (30) Dias de anticipacion a la fecha programada para la asamblea a los domicilios que tengan registrados en el Libro de Registro de Acciones. El material de apoyo (incluyendo el texto de las resoluciones propuestas) debera enviarse a cada accionista por mensajeria expres cuando menos con siete (7) dias habiles de anticipacion a dicha Asamblea. Las convocatorias a los accionistas que no sean residentes en Mexico deberan, a la brevedad posible, enviarse adicionalmente por telecopia al numero de fax registrado en la Secretaria de la Sociedad. En circunstancias extraordinarias o urgentes la convocatoria para una Asamblea de Accionistas podra ser entregada a los accionistas dentro de un plazo menor, segun lo determine el Presidente del Consejo de Administracion o el Secretario de la Sociedad; dicho plazo debera ser razonable ante dichas circunstancias. En todo caso, los accionistas que no residan en Mexico deberan ser consultados previamente a la convocatoria de cualquier Asamblea de Accionistas con el proposito de tratar de asegurar su asistencia.

     Toda segunda o ulterior convocatoria a Asamblea de Accionistas debera ser acompanada por el mismo orden del dia de la primera convocatoria. Para mayor certeza, ninguna accion sera tomada en dicha segunda o ulterior convocatoria si dicha accion no aparecio como punto a discutir en el orden del dia anexado a la primera convocatoria.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el parrafo siguiente empezara a surtir efectos y en lo sucesivo los accionistas, sin perjuicio de lo establecido en los parrafos anteriores, se regiran adicionalmente por lo estipulado a continuacion:

         Las convocatorias para las Asambleas de Accionistas deberan llevarse a cabo mediante la publicacion de un aviso en el Diario Oficial de la Federacion y en uno de los periodicos de mayor circulacion en la ciudad donde se encuentre ubicado el domicilio social de la Sociedad debiendose enviar una copia a cada accionista residente en el extranjero, con por lo menos quince (15) dias naturales de anticipacion a la fecha en que se haya senalado para la celebracion de la Asamblea correspondiente.

         En segunda o ulterior convocatoria, la publicacion a que se refiere el parrafo anterior debera realizarse en un plazo no menor de siete (7) Dias Habiles ni mayor de diez (10) Dias Habiles previo a la nueva Asamblea.

     Para modificar, adicionar o reformar el presente Articulo 30 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.

ARTICULO 31: ASAMBLEAS EXTRAORDINARIAS DE ACCIONISTAS: Seran Asambleas Extraordinarias de Accionistas las que se reunan para resolver cualquiera de los asuntos a que se refiere el articulo ciento ochenta y dos (182) de la Ley General de Sociedades Mercantiles asi como cualquiera de los siguientes asuntos:

     (a) prorroga de la duracion de la Sociedad;

     (b) disolucion anticipada de la Sociedad;

     (c) aumentos o disminuciones al capital minimo fijo y/o variable de la Sociedad;

     (d) cambio de objeto de la Sociedad;

     (e) cambio de nacionalidad de la Sociedad;

     (f) transformacion de la naturaleza social o forma de la Sociedad;

     (g) emision de acciones preferentes, limitadas o sin derecho a voto;

     (h) amortizacion por parte de la Sociedad de sus acciones, o la emision de acciones de goce;

     (i) emision de bonos u obligaciones, o cualesquiera otros titulos valores;

     (j) adopcion, reforma, modificacion, o cambio de los estatutos de la Sociedad o el cambio de algun derecho inherente a las acciones;

     (k) cualquier creacion (incluyendo la determinacion de derechos, privilegios y otros atributos) emision o distribucion de acciones;

     (l) recompra, amortizacion (en forma diversa a los terminos de amortizacion establecidos al momento de la emision respectiva dentro del capital social) reorganizacion, consolidacion, subdivision, cancelacion, reduccion o conversion (en forma diversa a los terminos de conversion establecidos al momento de la emision respectiva dentro del capital social) de cualquier parte del capital social de la Sociedad o de cualquier forma alterar los derechos inherentes al mismo;

     (m) cualquier liquidacion voluntaria, terminacion, disolucion, y/o suspension de actividades de la Sociedad y cualquier fusion, escision, consolidacion, reconstitucion, continuacion, suspension de pagos, quiebra voluntaria, esquema de organizacion, transaccion con acreedores, reorganizacion corporativa o reestructuracion de la Sociedad;

     (n) sin perjuicio de los derechos de inscripcion otorgados a los accionistas de conformidad con el Anexo "D" del Convenio entre Accionistas, la colocacion de cualquier accion en el mercado accionario o de valores, o la conversion de la Sociedad en una compania publica para el proposito de realizar colocaciones y el nombramiento de un agente asesor con el objeto de dar la asesoria necesaria a la Sociedad;

     (o) cualquier cambio en la forma legal, de domicilio social, de registro legal u de oficina principal de la Sociedad, cualquier cambio en el nombre o identidad corporativa (incluyendo el logotipo) de la Sociedad, o cualquier cambio en el objeto y alcance del Negocio de la Sociedad (incluyendo la adicion o exclusion de cualquier linea de Negocio);

     (p) cualquier cambio en el numero, forma de designacion, eleccion, remocion, reemplazo o nombramiento de consejeros, distinto de los previstos en estos estatutos, y cualquier accion para dar por terminados los derechos a nombrar consejeros;

     (q) cualquier cambio en el ejercicio fiscal de la Sociedad segun lo permita la ley mexicana;

     (r) cualquier acto u omision que pudiera causar a la Sociedad que ya no fuera residente administrada o controlada en Mexico por cuestiones fiscales;

     (s) otorgamiento de una opcion, garantia o cualquier otro derecho para la compra o suscripcion de acciones;

     (t) cualquier otro asunto requerido por la ley; y

     (u) los asuntos previstos en el inciso (2) del Articulo 21 e inciso (4) del Articulo 19 de estos estatutos en la medida en que no sean resueltos por el Consejo de Administracion (o segun sea el caso, del comite) o que sean discutidos en una Asamblea de Accionistas.


     Para efectos de este Articulo, la Asamblea de Accionistas podra delegar en el Consejo de Administracion los terminos y condiciones en que los asuntos mencionados en los incisos (c) (k) y (l) se llevaran a cabo.


ARTICULO 32: ASAMBLEAS ORDINARIAS DE ACCIONISTAS: Son Asambleas Ordinarias las que se reunan para resolver cualquier accion o aprobar cualquier operacion que no esten reservadas para las Asambleas Generales Extraordinarias o Especiales en los terminos del articulo ciento ochenta o dos (182) de la Ley General de Sociedades Mercantiles y del Articulo treinta y uno (31) de estos estatutos. Debera celebrarse cuando menos una Asamblea Ordinaria anual durante los cuatro
(4) meses que sigan a la clausura del ejercicio social, en la que se trataran, independientemente de los asuntos que se listen en el orden del dia y de los senalados por el articulo ciento ochenta y uno (181) de la Ley General de Sociedades Mercantiles, el nombramiento o ratificacion y reeleccion en su caso, de consejeros o comisarios propietarios y sus respectivos suplentes, asi como determinar su remuneracion.

     Las "Asambleas de Mayoria Calificada de Accionistas" seran aquellas Asambleas Ordinarias convocadas para resolver cualquier Asunto de Mayoria Calificada que no haya sido resuelto por el Consejo de Administracion o que haya sido discutido en una Asamblea de Accionistas. Dichas asambleas requeriran el quorum senalado en el segundo parrafo del Articulo 35 de estos estatutos, y el voto establecido en el segundo parrafo del Articulo 38 de estos estatutos.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el parrafo anterior dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

          Las "Asambleas de Mayoria Calificada de Accionistas" seran aquellas Asambleas Ordinarias convocadas para resolver cualquier Asunto de Mayoria Calificada que no haya sido resuelto por el Consejo de Administracion o que haya sido discutido en una Asamblea de Accionistas.

     Para modificar, adicionar o reformar el presente Articulo 32 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.

ARTICULO 33: ASAMBLEAS ESPECIALES DE ACCIONISTAS: Con fundamento en el articulo ciento noventa y cinco (195) de la Ley General de Sociedades Mercantiles, son Asambleas Especiales de Accionistas las que se reunan con respecto de cada serie de acciones para resolver o aprobar accion o transaccion de cualquier serie especifica de acciones votando individualmente, tales como la designacion o remocion de consejeros y/o comisarios, en representacion de cada serie de acciones de conformidad con estos estatutos. Los accionistas tenedores de cada serie del capital social tendran derecho de nombrar, en Asamblea Especial de Accionistas, a los miembros del Consejo de Administracion dentro del numero de consejeros autorizado para actuar en los terminos del Articulo 13 de estos estatutos.


ARTICULO 34: QUORUM PARA ASAMBLEAS EXTRAORDINARIAS DE ACCIONISTAS: Para que haya quorum en las Asambleas Generales Extraordinarias de Accionistas que se reunan en virtud de primera convocatoria, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el ochenta por ciento (80%) de la totalidad de las Acciones con Derecho a Voto emitidas y suscritas, dicho porcentaje debera incluir las Acciones con Derecho a Voto de los tenedores de la mayoria de las acciones de la Serie C. En caso de que no se reuna el quorum necesario, la Asamblea sera diferida y el Presidente del Consejo de Administracion debera enviar de inmediato una nueva convocatoria en un plazo no menor de (7) siete Dias Habiles ni mayor de (10) diez Dias Habiles previo a la nueva Asamblea. En caso de segunda o ulterior convocatoria, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el sesenta y cinco por ciento (65%) de la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el parrafo anterior dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en los parrafos siguientes:

          Las Asambleas Generales Extraordinarias de Accionistas se consideraran legalmente instaladas cuando este representado en las mismas cuando menos el setenta y cinco por ciento (75%) de las Acciones con Derecho a Voto en que se divide el capital social de la Sociedad.

          En segunda o ulterior convocatoria, cuya convocatoria debera ser enviada por el Presidente del Consejo de Administracion a los accionistas de la Sociedad en un plazo no menor de siete (7) Dias Habiles ni mayor de diez (10) Dias Habiles previo a la nueva Asamblea, las Asambleas Generales Extraordinarias de Accionistas se consideraran instaladas cualquiera que sea el numero de las Acciones con Derecho a Voto representadas en las mismas.

     Para modificar, adicionar o reformar el presente Articulo 34 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 35: QUORUM PARA ASAMBLEAS ORDINARIAS DE ACCIONISTAS: Para que haya quorum en las Asambleas Generales Ordinarias de Accionistas que se reunan en virtud de primera convocatoria, con excepcion de lo establecido en el siguiente parrafo, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el sesenta y cinco por ciento (65%) de la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas. En caso de que no se reuna el quorum necesario la asamblea sera diferida y el Presidente del Consejo de Administracion debera enviar de inmediato una nueva convocatoria en un plazo no menor de (7) siete Dias Habiles ni mayor de (10) diez Dias Habiles previo a la nueva asamblea. En caso de segunda o ulterior convocatoria, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el cuarenta por ciento (40%) de las Acciones con Derecho a Voto, emitidas y suscritas.

     No obstante lo anterior, en las Asambleas de Accionistas convocadas para resolver Asuntos de Mayoria Calificada, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el sesenta y tres por ciento (63%) de la totalidad de las Acciones con Derecho a

Voto, emitidas y suscritas. En caso de que no se reuna el quorum necesario en dicha Asamblea de Accionistas, dicha Asamblea sera diferida, y el Presidente del Consejo de Administracion debera enviar de inmediato una nueva convocatoria en un plazo no menor de (7) siete Dias Habiles ni mayor de (10) diez Dias Habiles previo a la nueva asamblea. En caso de segunda o ulterior convocatoria, sera necesario que se encuentren presentes o debidamente representados accionistas que representen por lo menos el sesenta y tres por ciento (63%) de las Acciones con Derecho a Voto, emitidas y suscritas.

No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en los dos parrafos anteriores dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en los parrafos siguientes:

          Las Asambleas Generales Ordinarias de Accionistas, incluyendo aquellas convocadas para resolver Asuntos de Mayoria Calificada, se consideraran legalmente instaladas cuando este representado en las mismas cuando menos el cincuenta por ciento (50%) de las Acciones con Derecho a Voto en que se divide el capital social de la Sociedad.

          En segunda o ulterior convocatoria, cuya convocatoria debera ser enviada por el Presidente del Consejo de Administracion a los accionistas de la Sociedad en un plazo no menor de siete (7) Dias Habiles ni mayor de diez (10) Dias Habiles previo a la nueva Asamblea, las Asambleas Generales Ordinarias de Accionistas, incluyendo aquellas


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          convocadas para resolver Asuntos de Mayoria Calificada, se consideraran instaladas cualquiera que sea el numero de Acciones con Derecho a Voto representadas en las mismas.

     Para modificar, adicionar o reformar el presente Articulo 35 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 36: QUORUM PARA ASAMBLEAS ESPECIALES DE ACCIONISTAS: Para que haya quorum en las Asambleas Especiales de Accionistas que se reunan en virtud de primera, segunda o ulterior convocatoria, sera necesario que se encuentren presentes o debidamente representados accionistas que representen mas del cincuenta por ciento (50%) de la totalidad de las acciones emitidas y suscritas de la serie respectiva. En caso de que no se reuna el quorum necesario la asamblea sera diferida, y el Presidente del Consejo de Administracion debera enviar de inmediato una nueva convocatoria en un plazo no menor de (7) siete Dias Habiles ni mayor de (10) diez Dias Habiles previo a la nueva asamblea.


ARTICULO 37: REQUISITOS DE VOTACION PARA ASAMBLEAS EXTRAORDINARIAS DE
ACCIONISTAS: Las resoluciones de las Asambleas Generales Extraordinarias de Accionistas en virtud de primera convocatoria seran tomadas por el voto afirmativo de accionistas, presentes o debidamente representados, que representen por lo menos el ochenta por ciento (80%) de las Acciones con Derecho a Voto, emitidas y suscritas siendo que dicho porcentaje debera de incluir el voto afirmativo de los tenedores de la mayoria de las acciones de la Serie C. En caso de segunda convocatoria, las resoluciones seran tomadas por el voto afirmativo de accionistas que representen por lo menos el cincuenta por ciento (50%) de la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas; en el entendido, no obstante, de que dicho porcentaje debera incluir por lo menos el voto afirmativo de accionistas que representen la mayoria de las acciones de cada serie de Acciones con Derecho a Voto, siempre y cuando dichos accionistas esten presentes o debidamente representados en dicha segunda asamblea, y se cuente con el voto afirmativo, que no haya sido previamente contabilizado, de accionistas que representen la mayoria de las acciones de cada serie de Acciones con Derecho a Voto que estuvieron presentes o representados en la primera asamblea convocada. En la asamblea, cada accion dara derecho a un voto.



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     Con respecto a la tercera y ulteriores convocatorias, no se requerira del voto favorable de los accionistas que representen la mayoria de las acciones de cada serie de Acciones con Derecho a Voto a fin de adoptar una resolucion, si dichos accionistas no estuvieron presentes o debidamente representados en por lo menos dos asambleas convocadas para resolver los mismos asuntos, si dichas asambleas fueron diferidas por falta de quorum

No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en los dos parrafos anteriores dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en los parrafos siguientes:

          Para la validez de los acuerdos o resoluciones tomadas en las Asambleas Generales Extraordinarias de Accionistas, se requerira el voto afirmativo de las Acciones con Derecho a Voto que representen por lo menos el cincuenta por ciento (50%) del capital social.

          En segunda o ulterior convocatoria, para la validez de los acuerdos o resoluciones tomadas en las Asambleas Generales Extraordinarias de Accionistas, se requerira el voto afirmativo de las acciones con Derecho a Voto que representen por lo menos el 50% (cincuenta por ciento) del capital social.


     Para modificar, adicionar o reformar el presente Articulo 37 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento


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

por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 38: REQUISITOS DE VOTACION PARA ASAMBLEAS ORDINARIAS DE ACCIONISTAS:
Las resoluciones de las Asambleas Generales Ordinarias de Accionistas en virtud de primera convocatoria, seran adoptadas, sujeto a lo establecido en el siguiente parrafo, por el voto afirmativo de accionistas, presentes o debidamente representados, que representen por lo menos el sesenta por ciento (60%) de la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas. En caso de segunda o ulterior convocatoria, las resoluciones seran adoptadas por el voto afirmativo de accionistas que representen, por lo menos, a la mayoria de las Acciones con Derecho a Voto representadas en dicha asamblea.

No obstante lo anterior, con respecto a la Asamblea de Accionistas para resolver asuntos de Mayoria Calificada, las resoluciones de dicha Asamblea de Accionistas en virtud de primera, segunda o ulterior convocatoria, seran adoptadas por el voto afirmativo de accionistas que representen, por lo menos, el sesenta y tres (63%) de la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas.

No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en los dos parrafos anteriores dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en los parrafos siguientes:



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

          Para la validez de los acuerdos o resoluciones tomadas en las Asambleas Generales Ordinarias de Accionistas, se requerira el voto afirmativo de las Acciones con Derecho a Voto ahi presentes que representen la mayoria,.

          En segunda o ulterior convocatoria, para la validez de los acuerdos o resoluciones tomadas en las Asambleas Generales Ordinarias de Accionistas, incluyendo aquellas convocadas para resolver Asuntos de Mayoria Calificada, se requerira el voto afirmativo de las Acciones con Derecho a Voto ahi presentes que representen la mayoria,

     Para modificar, adicionar o reformar el presente Articulo 38 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.


ARTICULO 39: REQUISITOS DE VOTACION PARA ASAMBLEAS ESPECIALES DE ACCIONISTAS:
Las resoluciones de las Asambleas Especiales de Accionistas en virtud de primera, segunda o ulterior convocatoria, seran tomadas con la simple mayoria de votos de los accionistas, que se encuentren presentes o debidamente representados en dicha asamblea.


ARTICULO 40: RECONOCIMIENTO DEL ESTATUS DE LOS ACCIONISTAS: De conformidad con los articulos ciento veintiocho (128) y ciento veintinueve (129) de la Ley General de Sociedades Mercantiles, la Sociedad unicamente reconocera como accionistas a aquellas personas fisicas o morales registradas como tales en el Libro de Registro de Acciones, o a su apoderado.


ARTICULO 41: LIBRO DE ACTAS DE ASAMBLEA: Todo acuerdo adoptado por las Asambleas de Accionistas sera registrado en un acta pormenorizada que debera asentarse en el Libro de Actas de Asambleas respectivo, y la cual debera ser firmada por el Presidente del Consejo de Administracion y el Secretario de la Sociedad, o quien haga las veces de estos durante dicha asamblea y por el o los comisarios que hubiesen asistido. Asimismo, las actas deberan cumplir ademas las formalidades que impone el articulo ciento noventa y cuatro (194) de la Ley General de Sociedades Mercantiles, en caso de ser aplicable.


ARTICULO 42: RESOLUCIONES POR ESCRITO: Los accionistas podran adoptar resoluciones fuera de asamblea por medio del consentimiento unanime de los accionistas que representen la totalidad de las Acciones con Derecho a Voto, emitidas y suscritas en sustitucion de Asamblea Extraordinario u Ordinaria de Accionistas, y, en el caso de Asambleas Especiales, por medio del consentimiento


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

unanime de los accionistas de la serie de acciones respectiva. Dichas resoluciones tendran, para todos los efectos legales, la misma validez que si hubieran sido adoptadas reunidos en una Asamblea de Accionistas debidamente convocada, siempre que se confirmen por escrito. Cualquiera de dichas resoluciones podra estar contenida en uno o en varios documentos los cuales deberan ser similares entre si. Para efectos de este Articulo, "por escrito" y "firmado" incluye firma por telecopia, en el entendido de que una resolucion original debera ser firmada por todos los accionistas, sea en uno o en varios ejemplares, posteriormente. Los accionistas procuraran que la resolucion original firmada sea enviada lo antes posible a la Sociedad, por los respectivos firmantes, para su registro. La confirmacion escrita debera ser enviada al Secretario de la Sociedad, quien transcribira las resoluciones respectivas en el Libro de Actas de Asambleas correspondiente y certificara que dichas resoluciones fueron tomadas de conformidad con el articulo ciento setenta y ocho
(178) de la Ley General de Sociedades Mercantiles. La resolucion por escrito debera ser circulada con el orden del dia y con la explicacion detallada de los razonamientos para proponer la resolucion.


ARTICULO 43: REPRESENTACION DE ACCIONISTAS EN LAS ASAMBLEAS GENERALES: Para que un accionista pueda ser representado por un apoderado en las Asambleas de Accionistas, ya sea Ordinaria, Extraordinaria o Especiales en primera, segunda o subsecuentes convocatorias, debera otorgarle a un representante una carta poder firmada ante dos testigos. Esta carta poder debera expresar la clase de asamblea en la que participara el representante, asi como la fecha, lugar y hora en que tendra verificativo. Las instrucciones precisas de como votar las acciones correspondientes podran darse en documento por separado, en caso de que dichas instrucciones se consideren necesarias.


                                "CAPITULO QUINTO"
                      "INFORMACION FINANCIERA y DIVIDENDOS"

ARTICULO 44: INFORMACION FINANCIERA:

(1) Cualquier consejero o accionista que sea titular de la mayoria de las Acciones con Derecho a Voto emitidas y suscritas de cada serie tendra, a traves de sus respectivos consejeros o sus representantes legales (empleados, abogados, contadores y otros asesores, que dependen de dichos representantes y que esten autorizados para manejar la informacion descrita como confidencial), pleno derecho y total y oportuno acceso a toda la


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

     informacion, registros e instalaciones de la Sociedad, incluyendo la informacion financiera, contable, administrativa, fiscal y cualquier otra informacion y registros de la Sociedad, asi como a los documentos de auditoria y papeleria de los auditores, o archivos de abogados externos (a menos que esto constituya una violacion a cualquiera de las disposiciones legales de informacion privilegiada cliente/abogado), que pudieran requerir de manera razonable, en cualquier momento, asi como el derecho para obtener copias de dicha informacion y registros, debiendo dicho consejero o representante del accionista revelar completamente la identidad del accionista solicitante, y bajo la condicion de que dicho consejero o accionista debera garantizar por medio de las salvaguardas adecuadas que la informacion confidencial aqui descrita no sera revelada a cualquier Persona que directamente o a traves de cualquier Empresa Afiliada, compita directamente con el Negocio de la Sociedad, o sea un funcionario o consejero de dicho competidor. Los Funcionarios de la Sociedad deberan proporcionar el acceso a la informacion y documentos antes mencionados, a solicitud de cada accionista (y sus representantes) o consejeros en los terminos aqui previstos.

(2) La Sociedad debera proporcionar, a su costo y de manera expedita a los accionistas mencionados en este Articulo, un reporte mensual resaltando la informacion financiera importante y, en la medida en que se encuentre razonablemente disponible, informacion operativa importante con respecto a la Sociedad, y asimismo tambien debera proveer en forma oportuna cualquier otra informacion y asistencia que le sea requerida para:

     (i) asimilar los estados financieros a los principios contables generalmente aceptados en Estados Unidos de America, o ajustarlos a cualquier patron contable internacional, incluyendo informacion del libro del activo fijo y ajustes inflacionarios.

     (ii) permitir el cumplimiento de los requisitos establecidos en Estados Unidos de America para efecto de presentar reportes financieros, fiscales y a los mercados de valores de acuerdo a las leyes aplicables.

    (iii) permitir el cumplimiento de manera trimestral con las obligaciones relacionadas con la preparacion y publicacion de los resultados financieros y cualquier otra informacion financiera de Empresas Afiliadas, y con cualquier otro requisito fiscal o reglamentario, y



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     (iv) permitir mensualmente un reporte apropiado de contabilidad y administracion para la inversion en la Sociedad.

     La Sociedad debera proporcionar trimestralmente a cada uno de los accionistas mencionados en el inciso (1) de este Articulo 44, los estados financieros sin auditar, y a cada accionista de la Sociedad, estados anuales financieros debidamente auditados (incluyendo en ambos casos, un estado de cambios en la posicion financiera) dentro de los treinta (30) Dias siguientes a la terminacion de cada trimestre con respecto a los estados financieros trimestrales y para los estados financieros anuales auditados dentro de los noventa (90) dias siguientes a la terminacion del ano fiscal.

     La Sociedad debera preparar anualmente sus estados financieros de conformidad con el GAAP que consistentemente sea aplicado ano con ano.

     El Consejo de Administracion debera aprobar todos los estados financieros que hayan de ser sometidos a los accionistas de conformidad con el inciso (1) del Articulo 21 de estos estatutos, antes de ser sometidos a los accionistas.

     Los derechos otorgados en favor de los accionistas y de los consejeros mencionados en este Articulo de estos estatutos, deberan ser ejercitados de manera que no perjudiquen indebidamente las operaciones de la Sociedad.

     El Plan Inicial de Negocios sera adoptado por la Sociedad tan pronto como sea posible de conformidad con el Convenio entre Accionistas. Los subsecuentes Planes de Negocios seran adoptados de acuerdo con el inciso (2) del Articulo 21 de estos estatutos por un periodo de cinco (5) anos (o por cualquier otro periodo acordado por el Consejo de Administracion conforme al inciso (2) del Articulo 21 de estos estatutos) dentro de un (1) mes pero no mas de seis (6) meses previos a la terminacion de la vigencia del Plan de Negocios que se encuentra en vigor en tal momento, y que sea revisado anualmente despues de la adopcion del Presupuesto y Plan Anual de Operaciones.

     En un termino no mayor a quince (15) Dias previos al comienzo de cada ano fiscal de la Sociedad, el Consejo de Administracion debera preparar u ordenar la preparacion de un presupuesto y plan anual de operaciones (el "Presupuesto y Plan Anual de Operaciones") para el siguiente ano fiscal y someter dicho Presupuesto y Plan Anual de Operaciones al Consejo de Administracion para su aprobacion de conformidad con el inciso (2) del Articulo 21 de estos estatutos. Se anticipa que dicho Presupuesto y Plan Anual de Operaciones debera ser sometido al Consejo de Administracion para su aprobacion final a mas tardar el


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15 de Diciembre de cada ano fiscal. Dicho Presupuesto y Plan Anual de
Operaciones debera ser siempre preparado de conformidad con el mas recientemente aprobado Plan de Negocios en vigencia.


ARTICULO 45: POLITICAS SOBRE UTILIDADES Y DISTRIBUCIONES: Los accionistas en este acto acuerdan que todos los fondos que razonablemente esten disponibles para distribucion en favor de los accionistas seran distribuidos por medio de dividendos o de cualquier otra forma que sea permitida por la legislacion aplicable de acuerdo con la politica de dividendos y distribuciones que debera ser aprobada por los accionistas. Asimismo, los accionistas acuerdan que mientras no exista prohibicion en acuerdos o convenios celebrados por la Sociedad con instituciones financieras que le otorguen prestamos, y en la medida en que lo permita la Ley, con posterioridad al dia 1(degree) (primero) de abril de 2006, la Sociedad pagara a los Accionistas como dividendos todo el efectivo disponible que exceda de la cantidad que prudentemente sea requerida para llevar a cabo su objeto social.

     No obstante lo anterior, toda distribucion estara sujeta a la obligacion establecida en el articulo veinte (20) de la Ley General de Sociedades Mercantiles, de separar anualmente el cinco por ciento (5%) de sus utilidades netas para formar el fondo de reserva legal, y sujeto tambien a los requerimientos estimados para el Negocio de la Sociedad proyectados para los doce (12) meses siguientes a cada distribucion propuesta, incluyendo, pero sin limitar a inversiones y planes de expansion.

     La Sociedad pagara los dividendos que se encuentren disponibles una vez que se hayan aprobado los estados financieros y la declaracion de distribucion, dentro de un periodo de treinta (30) Dias contados a partir de dicha declaracion. La Asamblea anual Ordinaria de Accionistas en la que se aprueben los estados financieros anuales, debera celebrarse a mas tardar dentro de los cuatro (4) meses siguientes a la terminacion del ano fiscal de la Sociedad y de conformidad con lo establecido por la Ley General de Sociedades Mercantiles.

     Los dividendos o distribuciones deberan pagarse en forma simultanea pari passu a todas las Acciones Representativas del Capital Social de la Sociedad. Las Acciones Representativas del Capital Social tendran los mismos derechos (por ejemplo pari passu) entre ellas mismas con respecto al pago de dividendos y a la distribucion de activos en el caso de liquidacion, disolucion o suspension de actividades de la Sociedad. Los dividendos o distribuciones a accionistas del


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extranjero podran ser acreditados, en la medida en que lo permita la legislacion aplicable (a la opcion de dicho accionista) en una cuenta en Mexico o via transferencia electronica en una cuenta en el extranjero a favor de dichos accionistas en la moneda extranjera.


                                "CAPITULO SEXTO"
                           "VIGILANCIA DE LA SOCIEDAD"

ARTICULO 46: DE LOS COMISARIOS: El organo de vigilancia de la Sociedad estara a cargo de uno o mas comisarios. Los accionistas de cada serie de Acciones con Derecho a Voto emitidas y suscritas tendran el derecho de nombrar a un comisario en Asamblea Especial de Accionistas, o en su caso, la totalidad de los accionistas podran nombrar de comun acuerdo a un solo comisario mediante resolucion adoptada por la Asamblea Ordinaria anual de Accionistas. Los comisarios seran responsables ante la Asamblea de Accionistas de todos y cada uno de sus actos, y la Asamblea tendra el derecho de exigirles dicha responsabilidad en los terminos del articulo ciento sesenta y uno (161) de la Ley General de Sociedades Mercantiles. En caso de que se designe a dos o mas comisarios, su actuacion y responsabilidad sera mancomunada y subsidiaria. Los comisarios duraran en funciones un ano, pudiendo ser reelectos, pero en todo caso permaneceran en el desempeno de sus funciones hasta que los comisarios que los sustituyan hayan aceptado su nombramiento conforme a estos estatutos. La Asamblea de Accionistas que realice el nombramiento de comisarios podra, en caso de que lo considere conveniente, nombrar un suplente por cada comisario nombrado.


ARTICULO 47: REQUISITOS DE LOS COMISARIOS: Los Comisarios podran ser accionistas
o Terceros no relacionados con la Sociedad si, y unicamente si, no se encuentran comprendidos en los casos que senala el articulo ciento sesenta y cinco (165) de la Ley General de Sociedades Mercantiles, y no tendran que garantizar el desempeno de sus funciones. Los Comisarios tendran los derechos y obligaciones que les impone el articulo ciento sesenta y seis (166) de la Ley General de Sociedades Mercantiles. En el caso de una ausencia temporal o permanente del Comisario o su suplente, la Sociedad estara obligada a cumplir las disposiciones del articulo ciento sesenta y ocho (168) de la Ley General de Sociedades Mercantiles.




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

                               "CAPITULO SEPTIMO"
                              "EJERCICIOS SOCIALES"

ARTICULO 48: DE LOS EJERCICIOS SOCIALES: El ejercicio social tendra una duracion de doce (12) meses consecutivos, que coincidiran con el ano natural de calendario; es decir, desde el primero (1(0)) de enero hasta el treinta y uno
(31) de diciembre.


ARTICULO 49: INFORME ANUAL: Dentro de los tres (3) meses siguientes al cierre del ejercicio social, el Consejo de Administracion de la Sociedad debera preparar un informe financiero que refleje la posicion economica de la Sociedad. Dicho informe y sus anexos deberan ser entregados a los comisarios cuando menos con un (1) mes de anticipacion a la fecha fijada para la Asamblea anual Ordinaria de Accionistas. Dentro de los quince (15) Dias siguientes a la fecha en que se presenten los informes financieros al organo de vigilancia, este debera presentar al Consejo de Administracion un dictamen que contenga sus observaciones y sugerencias con relacion a dicho informe. El Consejo de Administracion debera mantener estos documentos a disposicion de los accionistas para su revision durante un plazo de quince (15) Dias previos a la fecha de la Asamblea Anual Ordinaria de Accionistas.


                                "CAPITULO OCTAVO"
                             "UTILIDADES Y PERDIDAS"

ARTICULO 50: RESPONSABILIDAD LIMITADA DE LOS ACCIONISTAS POR PERDIDAS DE LA
SOCIEDAD: Los accionistas responderan limitadamente de las perdidas de la Sociedad en proporcion al numero de acciones de que sean tenedores y hasta por el monto del valor de sus aportaciones.


ARTICULO 51: DISTRIBUCION DE UTILIDADES: Las utilidades que arrojen los Estados Financieros aprobados por la Asamblea anual Ordinaria de Accionistas seran distribuidas, despues de haber descontado el Impuesto Sobre la Renta y la Participacion de los Trabajadores en las Utilidades, en la forma siguiente: (1) se separara en primer lugar la cantidad que determine la Asamblea Ordinaria para constituir el fondo de Reserva Legal, misma que nunca podra ser menor al cinco por ciento (5%) de las utilidades netas del ejercicio, hasta que dicha reserva alcance, por lo menos, la quinta parte del capital social; (2) se separara la cantidad que la Asamblea Ordinaria determine para constituir otras reservas distintas a la legal; y (3) el remanente quedara a la libre disposicion de la Asamblea Ordinaria, y estara disponible para su distribucion de conformidad con el Articulo 45 de estos estatutos.




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                                "CAPITULO NOVENO"
                           "DISOLUCION Y LIQUIDACION"

ARTICULO 52: DISOLUCION DE LA SOCIEDAD: Podra acordarse la disolucion de la Sociedad por la Asamblea Extraordinaria de Accionistas siempre que ocurra alguna de las causas senaladas en el articulo doscientos veintinueve (229) de la Ley General de Sociedades Mercantiles.


ARTICULO 53: LIQUIDACION DE LA SOCIEDAD: Una vez disuelta la Sociedad se pondra en liquidacion.


ARTICULO 54: NOMBRAMIENTO DE LIQUIDADORES: La liquidacion de la Sociedad se llevara a cabo por el o los liquidadores que determine la Asamblea Extraordinaria de Accionistas en la cual se acuerde la disolucion; esta Asamblea determinara tambien sus retribuciones y podra reelegirlos o removerlos libremente. Cada serie de Acciones con Derecho a Voto emitidas y suscritas podra nombrar un liquidador en dicha asamblea. En caso de que se nombre a dos o mas los liquidadores, estos deberan actuar mancomunadamente. En caso de que no se nombren los liquidadores en la misma Asamblea en que se acuerde la disolucion, cualquier accionista podra solicitar a la autoridad judicial del domicilio social que haga dicho nombramiento en la via sumaria.


ARTICULO 55: FACULTADES DE LOS LIQUIDADORES: Los liquidadores tendran las facultades que les confiere el articulo doscientos cuarenta y dos (242) de la Ley General de Sociedades Mercantiles.


ARTICULO 56: INSCRIPCION DEL NOMBRAMIENTO DE LIQUIDADORES: El Consejo de Administracion continuara en su cargo hasta que haya quedado debidamente inscrito el nombramiento de los liquidadores en el Registro Publico de Comercio del domicilio social.


ARTICULO 57: BASES DE LIQUIDACION: La misma Asamblea que decrete la disolucion debera fijar los terminos y condiciones en que se llevara a cabo la liquidacion; si estos terminos y condiciones no son determinados por la Asamblea, la liquidacion se llevara a cabo de conformidad con el procedimiento establecido en la Ley General de Sociedades Mercantiles.


ARTICULO 58: CONVOCATORIA A ASAMBLEAS DE ACCIONISTAS: Durante la liquidacion de la Sociedad las Asambleas de Accionistas, ya sean Ordinarias, Extraordinarias o Especiales, podran ser convocadas por el o los liquidadores.

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ARTICULO 59: ATRIBUCIONES DE LOS COMISARIOS: Durante la liquidacion de la
Sociedad los Comisarios tendran, con relacion a los liquidadores, las mismas atribuciones que la ley les confiere en relacion a los consejeros.


                                "CAPITULO DECIMO"
                            "DISPOSICIONES GENERALES"

ARTICULO 60: ARBITRAJE: En caso de que exista alguna disputa, reclamacion, controversia o diferencia (la "Disputa") entre los accionistas o entre los accionistas y la Sociedad que surja bajo o en relacion con cualesquiera de sus respectivos derechos y obligaciones bajo estos estatutos o con su interpretacion :

     (a) Deberan utilizar sus mejores esfuerzos y buena fe para llegar a un arreglo en dicha Disputa. Con este proposito, cualquier accionista podra notificar a los demas accionistas y a la Sociedad su deseo de iniciar el procedimiento contemplado por este Articulo, conforme al cual los accionistas convendran en intentar resolver dichas Disputas mediante discusiones amigables y de buena fe. Las Disputas que los accionistas no puedan resolver mediante discusiones dentro de los treinta (30) Dias siguientes a partir de la recepcion de la notificacion referida en este inciso, seran, a solicitud de cualquier accionista que sea parte en la Disputa, sometidas a un panel constituido por las personas designadas por el Director General de cada accionista, en el entendido de que dichas personas no podran ser consejeros o funcionarios de la Sociedad. Las personas designadas deberan consultarse y negociar entre ellas de buena fe con el objeto de alcanzar una solucion justa y equitativa.

     (b) Si las Personas designadas no llegaren a alcanzar una solucion en un periodo de treinta (30) Dias contado a partir del comienzo de sus consultas y negociaciones, cualquier accionista podra considerar la Disputa como una Disputa arbitrable dando aviso a la Sociedad y a los demas accionistas, en cuyo caso la Disputa sera sometida a un arbitraje final y obligatorio bajo las Reglas de Arbitraje Comercial de la Asociacion Americana de Arbitraje, incluyendo los Procedimientos Suplementarios para el Arbitraje Comercial Internacional, excluyendo a las reglas relativas a la interposicion de garantias por costos (las "Reglas"). El tribunal de arbitraje estara compuesto por tres (3)


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          personas que deberan ser designadas de conformidad con las Reglas; en el entendido, sin embargo, de que uno (1) de los arbitros debera ser abogado aceptado por la barra Mexicana y debera dominar el idioma ingles.

     El arbitraje se llevara a cabo en idioma ingles. Los procedimientos se llevaran a cabo, y cualquier laudo arbitral sera dictado en la Ciudad de Nueva York, Estados Unidos de America. Los accionistas acuerdan que las obligaciones establecidas en los presentes Estatutos son comerciales y que por lo tanto resulta aplicable la Convencion de Nueva York sobre Reconocimiento y Ejecucion de Laudos Arbitrales Extranjeros. Los accionistas vencedores tendran el derecho a recuperar del otro accionista (como parte de la determinacion arbitral o laudo) los honorarios razonables de abogados y demas costos del arbitraje.

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en este Articulo 60 dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

          Para todo lo relativo a la interpretacion y cumplimiento de los presentes estatutos sociales, las partes se someten expresamente a la jurisdiccion de los tribunales competentes de la Ciudad de Mexico, Distrito Federal o a la de los tribunales competentes de Monterrey, Nuevo Leon, a eleccion del actor, renunciando a cualquier otro fuero que pudiere corresponderles por razon de su domicilio presente o futuro, o por cualquier otra causa.



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     Para modificar, adicionar o reformar el presente Articulo 60 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad


ARTICULO 61: DEFINICIONES: Para efectos de estos estatutos, y a menos que el contexto del mismo establezca un significado diferente, las siguientes palabras y frases tendran como significado el que a continuacion se establece:

1. "Acciones con Derecho a Voto" significa las acciones ordinarias del capital accionario de la Sociedad, sin expresion de valor nominal, incluyendo las acciones de la Serie A, Serie B y Serie C, emitidas de conformidad con estos estatutos;

2. "Acciones de Participacion" significa las acciones de participacion sin derecho a voto del capital accionario de la Sociedad, sin expresion de valor nominal, autorizadas de conformidad con estos estatutos, incluyendo las acciones de la Serie N;

3. "Acciones Distribuibles" significan las nueve millones cuatrocientas sesenta y ocho mil doscientas veinte (9,468,220) acciones de la Serie N que seran aportadas por el Tenedor Inicial de las Acciones de la Serie A a un fideicomiso bajo el Contrato de Fideicomiso de conformidad con el Convenio entre Accionistas para una posible redistribucion de dichas acciones de la Serie N al Tenedor Inicial de las Acciones de la Serie C;

4. "Acciones Representativas del Capital Social", significa las Acciones con Derecho a Voto y las Acciones de Participacion en el capital accionario de la Sociedad de las que sean titulares los accionistas, incluyendo las acciones de la Serie A, Serie B, Serie C y Serie N, emitidas de conformidad con estos estatutos;

5. "Acciones Totales" significa la suma total de todas las acciones emitidas y suscritas de la clase correspondiente al momento del calculo;

6. "Accionista Enajenante" significa cualquier accionista que proponga Transferir cualesquiera de sus acciones de conformidad con los terminos de estos estatutos incluyendo cualquier Accionista Vendedor;



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7.   "Accionista Que Haya Incumplido" significa el accionista con respecto al cual ocurrio un evento de incumplimiento de los descritos en la Clausula
     5.1.1 del Convenio entre Accionistas;

8. "Accionista Que No Haya Incumplido" significa el accionista con respecto al cual no ha ocurrido un evento de incumplimiento de los descritos en la Clausula 5.1.1 del Convenio entre Accionistas;

9. "Adquiriente" significa cualquier Persona a la que se le hayan Transferido acciones de conformidad con las disposiciones de estos estatutos;

10. "Autorizaciones Gubernamentales" significa cualesquiera y todos los consentimientos, validaciones, autorizaciones, licencias, registros, renuncias y otras aprobaciones del gobierno Mexicano;

11. "Cesionario Permitido" de un accionista significa cualquier Empresa Afiliada o Pariente del Accionista Enajenante, sea o no dicha Empresa Afiliada o Pariente accionista de la Sociedad en forma previa a la Transferencia de acciones, en el entendido de que dicha Empresa Afiliada o Pariente sera Cesionario Permitido unicamente si no es Tercero Restringido, a menos que la Sociedad determine lo contrario;

12. "Concesion del Espectro" significa los titulos de concesion que seran emitidos por el Gobierno Mexicano a la Sociedad para utilizar el espectro radioelectrico dentro del rango de bandas 1850 a 1970 MHZ y dentro del rango de bandas 3425 a 3600 MHZ en una o mas regiones de Mexico;

13. "Concesion Existente" significa el titulo de concesion otorgado por la Secretaria de Comunicaciones y Transportes a la Sociedad con fecha 17 de junio de 1996 para instalar, operar y explotar redes publicas de telecomunicaciones en Mexico;

14. "Contrato de Fideicomiso" significa el contrato entre el Tenedor Inicial de las Acciones de la Serie A, la Sociedad, el Tenedor Inicial de las Acciones de la Serie C, y el fiduciario del fideicomiso con respecto a la posible redistribucion de acciones de la Serie N en favor del Tenedor Inicial de las Acciones de la Serie C;

15. "Contratos de Servicio de Consultoria" significa el Contrato de Aprovisionamiento de Recursos Humanos y el Contrato de Servicios Tecnicos celebrados con fecha 6 de octubre de 1997 entre la Sociedad y Bell Canada International Inc.;



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16.  "Control" es aquel que posee una Persona sobre otra Persona (dicha otra
     Persona la "persona sujeta") si dicha Persona (por si sola o en combinacion con uno o mas Parientes y/o Empresas Afiliadas) (i) tiene el derecho ya sea por la titularidad de Acciones con Derecho a Voto, por contrato o de cualquier otra forma, de nombrar a la mayoria de los miembros del Consejo de Administracion u otro organo administrativo de la persona sujeta, o (ii) es el titular o el beneficiario de los derechos de propiedad, o tiene el control o direccion, directo o indirecto, en funcion de derechos distintos a los derivados de garantias reales respecto del cincuenta por ciento (50%)
     o mas de las Acciones con Derecho a Voto de dicha persona sujeta, o (iii) es, o Controla (de conformidad con el significado de los incisos (i) o (ii) de este parrafo), al accionista principal de dicha persona sujeta la cual es una sociedad de participacion limitada ("Limited Partnership"), o (iv) es, o Controla (de conformidad con el significado de los incisos (i) y (ii) de este parrafo), al socio administrador de dicha persona sujeta, la cual es una sociedad de participacion ("Partnership"); entendiendose para estos efectos que Controlador o Controlado tienen el significado correspondiente;

17. "Convenio entre Accionistas" significa el Convenio entre Accionistas celebrado entre Bell Canada International (Mexico Telecom) Limited, Telinor Telefonia, S.A. de C.V., Worldtel Mexico Telecom Ltd. y la Sociedad con fecha 6 de octubre de 1997;

18. "Dia" significa en el computo de cualquier periodo establecido por estos estatutos, a menos que se especifique de otra manera o que se especifique que es un Dia Habil, un dia de calendario, pero si el ultimo dia de dicho periodo es un Dia no-Habil, dicho periodo debera extenderse hasta el siguiente Dia Habil;

19. "Dias Habiles" significa cualquier dia que no sea Sabado, Domingo o un dia en el cual los bancos comerciales de la ciudad de Montreal (Canada), de la ciudad de Nueva York (Estados Unidos de America), de la ciudad de Londres (Inglaterra), de la ciudad de Monterrey, Nuevo Leon (Mexico), de Bermuda, o de las Islas Virgenes Britanicas, no tengan que o puedan cerrar al publico;

20. "Empresa Afiliada" respecto de cualquier Persona, significa cualquier Persona, en existencia o posteriormente creada, que directa o indirectamente Controle, sea Controlada por, o este bajo el Control comun directo o indirecto de dicha Persona;



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21.  "Endeudamiento" significa cualquiera de lo siguiente (i) el endeudamiento por recibir dinero prestado o por el diferimiento del precio de compra de bienes o servicios, (ii) obligaciones bajo arrendamientos las cuales, de conformidad con el GAAP, sean registrados como arrendaminetos de capital u operativos , (iii) obligaciones que esten amparadas por pagares, aceptaciones, contratos de prestamo o por instrumentos similares, (iv) obligaciones relacionadas con cualquier operacion considerada como transaccion de swap, a base de swap, transaccion a tasa diferida, swap de comodities, Transaccion de Piso ("Floor Transaction"), opcion o swap monetario, o cualquier otra operacion similar (incluyendo cualquier opcion con respecto a cualquiera de estas transacciones y cualquier combinacion de estas transacciones), (v) cualquier Obligacion Garantizada, donde "Obligacion Garantizada" significa (a) la Persona que garantiza o (b) otra Persona (incluyendo, sin limitacion, cualquier banco bajo una carta de credito) donde la Persona que garantiza ha inducido a dicha Persona a crear por emision mediante reembolso, indemnizacion cruzada, u obligacion similar, ya sea en cada caso garantizando o en efecto garantizando cualquier Endeudamiento, arrendamiento, dividendos u otras obligaciones (la "Obligacion Primaria") de cualquier otra tercera Persona (el "Primer Obligado") en cualquier forma, directa o indirecta, incluyendo sin limitacion cualquier obligacion de la Persona que garantiza, ya sea o no contingente, (1) para comprar cualquier Obligacion Primaria o derecho en el que se constituya directa o indirectamente una garantia, (2) adelantar o distribuir fondos (A) para la compra o pago de cualquier Obligacion Primaria o (B) para mantener capital de trabajo o capital social del Primer Obligado o de otra manera mantener el valor neto o la solvencia del Primer Obligado o (3) comprar propiedades, valores o servicios primordialmente con el proposito de asegurar al acreedor de cualquier Obligacion Primaria en contra de perdidas con respecto a estas; en el entendido, sin embargo, que el termino de Obligacion Garantizada no incluira endosos de instrumentos para depositos o cobro en el curso ordinario del negocio; (vi) obligaciones con respecto a cartas de credito o aceptaciones, y en cada caso cualquier Endeudamiento referido en los incisos (i) a (vi) de esta definicion, ya sea
     o no asumida, ya sea o no garantizada por un Gravamen en cualquiera de los activos del deudor original o de otra forma garantizados, en el entendido, sin embargo, que en todo caso, el Endeudamiento no debera incluir obligaciones, incluyendo aquellas bajo cartas de credito, pagaderas a acreedores comerciales y las que resulten normalmente incurridas en el curso ordinario de los negocios;



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22.  "Espectro Punto a Punto" significa el espectro en las bandas de 10, 15 y 23
     Ghz para ser usado en las comunicaciones de punto a punto y de punto a multipunto;

23. "GAAP" significa los principios de contabilidad generalmente aceptados y estandares de auditoria establecidos de tiempo en tiempo en Mexico por el Instituto Mexicano de Contadores Publicos, A.C. o cualquier organo que sea su sucesor;

24. "Gravamen" significa dar en prenda, en hipoteca, crear un derecho de garantia o preferencia, gravamen o carga en, o de cualquier otra forma voluntaria gravar un bien o un activo;

25. "Licencias" significa la Concesion Existente, la Concesion del Espectro, el titulo de concesion para el uso de frecuencias del espectro radioelectrico para fines experimentales en la banda de frecuencias 3.4-3.7 GhZ y cualquier licencia o titulos de concesion que sean otorgados a la Sociedad de conformidad con la Licitacion del Espectro de Punto a Punto;

26. "Oferta Calificada", significa una colocacion publica de acciones de la Sociedad y su listado en la Bolsa Mexicana de Valores, S.A. de C.V. o cualquier otra Bolsa de Valores reconocida internacionalmente (incluyendo el "US National Association of Securities Dealears Automated Quotation System") que represente no menos del quince por ciento (15%) de las acciones emitidas y suscritas de la Sociedad despues de darle efecto a dicha colocacion;

27. "Pariente" respecto de cualquier persona fisica, significa, no obstante las definiciones legales del Codigo Civil para el Distrito Federal o los Codigos Civiles para las entidades federativas de los Estados Unidos Mexicanos, cualquier persona que tenga relacion consanguinea (hasta el cuarto grado), de matrimonio o adopcion (o que haya estado relacionado por matrimonio) con dicha persona fisica, incluyendo, sin limitacion, a conyuges, parientes politicos, padres, abuelos, hijos, nietos, tios, tios segundos, sobrinos, o sobrinos segundos;

28. "Parte Proporcional" significa con respecto a un accionista, el porcentaje obtenido de la division de: (i) el numero de acciones de la clase correspondiente de acciones de que sea titular el accionista al momento de hacer el calculo, entre (ii) las Acciones Totales, de las cuales se deduzcan las acciones suscritas por el Accionista Vendedor al momento de


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     hacer el calculo; en el entendido de que solo para efectos de esta definicion, hasta al momento en que las Acciones Distribuibles sean distribuidas entre el Tenedor Inicial de la Acciones de la Serie C y el Tenedor Inicial de las Acciones de la Serie A por medio del Contrato de Fideicomiso, las Acciones Distribuibles deberan ser detentadas por (i) el Tenedor Inicial de las Acciones de la Serie A, si (x) el Tenedor Inicial de las Acciones de la Serie A no es Accionista Vendedor y (y) el Tenedor Inicial de las Acciones de la Serie A elige ejercitar su Derecho de Oferta Preferente por completo con respecto a su porcentaje de participacion de las Acciones Distribuibles, (ii) por el Tenedor Inicial de las Acciones de la Serie C, si (xx) ya sea que una de las condiciones establecidas para (x)
     o (y) anteriores no se cumpla, y (yy) el Tenedor Inicial de las Acciones de la Serie C no sea Accionista Vendedor, o (iii) si ni el (i) ni el (ii) son aplicables, por la Sociedad (para este efecto, como si las Acciones Distribuibles no estuvieren emitidas); y en el entendido , ademas, que al momento de cada ejercicio del Derecho de Oferta Preferente que requiera el calculo de la Parte Proporcional del Accionista (a) a menos que sea el Accionista Vendedor, cada uno de las de los Tenedores Iniciales de las Acciones de la Serie A y el Tenedor Inicial de las Acciones de la Serie C debera indicar, en su Aviso de Compra, su posicion preferida de entre los siguientes supuestos: (i) si fuera considerado titular de las Acciones Distribuibles, y (ii) si el otro Accionista (excluyendo el Tenedor Inicial de las Acciones de la Serie B) fuera considerado como propietario de las Acciones Distribuibles, y (iii) si las Acciones Distribuibles fueran consideradas como propiedad de la Sociedad; (b) a menos que sea Accionista Vendedor, el Tenedor Inicial de las Acciones de la Serie B debera indicar en su Aviso de Compra que se requiere para ejercitar su Derecho de Oferta Preferente, si su posicion preferida es (i) ya sea si el Tenedor Inicial de las Acciones de la Serie A o el Tenedor Inicial de las Acciones de la Serie C sea considerado como el titular de las Acciones Distribuibles, y (ii) si las Acciones Distribuibles fueran consideradas como propiedad de la Sociedad; y (c) con respecto a cada accionista, la posicion preferida que sea indicada en su Aviso de Compra que sea consistente con el estatus vigente estimado de las Acciones Distribuibles debera ser el que se use y debera ser obligatorio sobre dicho accionista;

29. "Persona" incluye sin limitacion, cualquier individuo, empresario independiente, empresa, compania o sociedad con o sin capital accionario, asociacion, sociedad de participacion, sociedad de participacion limitada, coinversion, sindicato, fideicomiso, fiduciario, administrador u otro tipo de representante legal, compania de inversion, fondo de pension o fondo de


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     inversion, u otra entidad, o cualquier gobierno o cualquier secretaria, departamento o agencia gubernamental;

30. "Plan de Negocios" significa un plan de negocios, incluyendo el Plan de Negocios Inicial, adoptado por la Sociedad y sus adecuaciones respectivas; dicho Plan de Negocios podra incluir modelos de pronosticos financieros, asi como planes de mercado, estrategias de negocios y cualquier otro aspecto que se acostumbre incluir en los planes de negocios;

31. "Plan Inicial de Negocios" significa el Plan Inicial de Negocios para los primeros cinco (5) anos a partir del inicio de los servicios a ser ofrecidos en relacion con la Concesion del Espectro, o cualquier otro periodo que sea acordado por el Consejo de Administracion, pudiendo ser revisado ocasionalmente por la Sociedad;

32. "Primera Etapa de Capitalizacion" significa las aportaciones de capital para la suscripcion de acciones por parte de los accionistas contemplada en el Convenio entre Accionistas;

33. "Proporcion Relevante" significa con respecto a un accionista, el porcentaje obtenido de la division de: (i) el numero de acciones de la clase correspondiente de acciones de que sea titular el accionista al momento de hacer el calculo, entre (ii) las Acciones Totales al tiempo de dicho calculo; en el entendido de que unicamente para efectos de esta definicion, hasta el momento en que las Acciones Distribuibles sean distribuidas entre el Tenedor Inicial de la Acciones de la Serie C y el Tenedor Inicial de las Acciones de la Serie A por medio del Contrato de Fideicomiso, las Acciones Distribuibles deberan ser consideradas como propiedad de (i) el Tenedor Inicial de las Acciones de la Serie A, si (x) el Tenedor Inicial de las Acciones de la Serie A es Accionista Que No Haya Incumplido y (y) el Tenedor Inicial de las Acciones de la Serie A elige ejercitar su Derecho de Suscripcion Preferente por completo con respecto a su porcentaje de participacion de las Acciones Distribuibles, (ii) por el Tenedor Inicial de las Acciones de la Serie C, si (xx) ya sea que una de las condiciones establecidas para (x) o (y) anteriores no se cumpla, y (yy) el Tenedor Inicial de las Acciones de la Serie C sea Accionista Que No Haya Incumplido, o (iii) si ni el (i) ni el (ii) son aplicables, por la Sociedad (para este efecto, como si las Acciones Distribuibles no estuvieren emitidas); y en el entendido, ademas, de que al momento de cada ejercicio del Derecho de Suscripcion Preferente que requiera el calculo de la Proporcion Relevante del Accionista (a) a menos que sea un Accionista Que


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     Haya Incumplido, cada uno de las de los Tenedores Iniciales de las Acciones de la Serie A y el Tenedor Inicial de las Acciones de la Serie C debera indicar, en su Forma de Suscripcion, su posicion preferida de entre los siguientes supuestos (i) si fuera considerado como el titular de las Acciones Distribuibles, y (ii) si el otro Accionista (excluyendo el Tenedor Inicial de las Acciones de la Serie B) fuera considerado como tenedor de las Acciones Distribuibles, y (iii) si las Acciones Distribuibles fueran consideradas como propiedad de la Sociedad; (b) con respecto a cada Accionista, la posicion preferida que sea indicada en su Forma de Suscripcion que sea consistente con el estatus efectivamente estimado de las Acciones Distribuibles debera ser el que se use y debera ser obligatorio sobre dicho Accionista;

34. "Secretario de la Sociedad" significa el Secretario o el Secretario de la Sociedad o el funcionario que tenga un titulo similar o, en el caso de no existir, sera el Vice-Presidente Juridico;

35. "Subsidiaria" significa, con respecto a cualquier Persona, cualquier Persona que pertenezca por completo o sea Controlada por aquella Persona;

36. "Tenedor Inicial de las Acciones Serie A" significa Telinor Telefonia, S. de R.L. de C.V., una sociedad debidamente establecida de conformidad con las leyes de Mexico, y cualesquiera de sus Empresas Afiliadas a las cuales pueda transferir acciones de la Serie A de conformidad con estos estatutos;

     No obstante cualquier otra disposicion en contrario contenida en los estatutos sociales de la Sociedad o en el Convenio entre Accionistas, en caso de que la Sociedad sea notificada por cualquier acreedor prendario que sea parte de un contrato de prenda sobre Acciones con Derecho a Voto emitidas por la propia Sociedad sobre su intencion de ejecutar dicha prenda en virtud de haberse incurrido en un evento de incumplimiento que no haya sido subsanado conforme a dicho contrato de prenda y que le faculte al acreedor prendario proceder a la ejecucion de la prenda sobre las acciones emitidas por la Sociedad en los terminos del contrato de prenda respectivo, entonces, a partir de lo que ocurra primero entre (i) el transcurso de 365 dias posteriores a la fecha de dicha notificacion (en la inteligencia de que se considerara que la Sociedad ha sido notificada en terminos de este subinciso (i) en la fecha en que dicha notificacion hubiere sido entregada o puesta a disposicion de cualquiera del Presidente del


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

     Consejo de Administracion, del Director General o del Secretario de la Sociedad), o (ii) la fecha en que se le notifique a la Sociedad una resolucion judicial mediante la cual se autorice u ordene el remate, venta o adjudicacion de dichas acciones prendadas o la ejecucion de dicha prenda, lo dispuesto en el Articulo 61(36) dejara de surtir efectos y en lo sucesivo los accionistas se regiran por lo estipulado en el parrafo siguiente:

     "Tenedor Inicial de las Acciones Serie A" significa (i) Telinor Telefonia, S. de R.L. de C.V., una sociedad debidamente constituida de conformidad con las leyes de Mexico ("Telinor"); (ii) cualquier Subsidiaria de Telinor a las cuales Telinor pueda transferir acciones de la Serie A de conformidad con estos estatutos; y (iii) cualquier acreedor prendario que sea parte de un contrato de prenda sobre acciones de la Serie A emitidas por la propia Sociedad; en la inteligencia de que, por ningun motivo se entendera que dicho acreedor prendario se sujeta al Convenio entre Accionistas y, por consiguiente, ninguna obligacion derivada del mismo le sera aplicable al acreedor prendario respectivo, por lo que no obstante la ejecucion de la prenda correspondiente, Telinor, sus sucesores o cesionarios, estaran y continuaran obligados al cumplimiento de las obligaciones contenidas en los presentes estatutos sociales que le deriven a Telinor del Convenio entre Accionistas.

     Para modificar, adicionar o reformar el presente Articulo 61 de los estatutos sociales de la Sociedad se requerira en todo momento el consentimiento por escrito de los acreedores prendarios de cualquier contrato de prenda sobre Acciones con Derecho a Voto emitidas por la Sociedad.



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

37. "Tenedor Inicial de las Acciones Serie B" significa Bell Canada International (Mexico Telecom) Limited, una sociedad debidamente establecida de conformidad con las leyes de las Islas Virgenes Britanicas, y cualesquiera de sus Empresas Afiliadas a las cuales pueda transferir acciones de la Serie B de conformidad con estos estatutos;

38. "Tenedor Inicial de las Acciones Serie C" significa Worldtel Mexico Telecom LTD, una sociedad debidamente establecida de conformidad con las leyes de Bermuda, y cualesquiera de sus Empresas Afiliadas a las cuales pueda transferir acciones de la Serie B de conformidad con estos estatutos;

39. "Tercero Interesado" con respecto a cualquier accionista significa cualquier Persona que no sea Empresa Afiliada ni Pariente de dicho accionista;

40. "Tercero Restringido" significa la Persona que, directa o indirectamente a traves de sus Subsidiarias, o cuyas Personas Controladoras compitan directamente con el Negocio en Mexico por medio de la prestacion de servicios comparables a precios comparables; sujeto a que en ningun caso las Empresas Afiliadas, o los accionistas de, o los inversionistas, directos o indirectos (siempre y cuando dichos inversionistas o accionistas no sean operadores, directa o indirectamente de negocios que compitan con el Negocio de la Sociedad, en los terminos antes mencionados) en (i) los accionistas del Tenedor Inicial de las Acciones de la Serie C o de (ii) los tenedores de la mayoria de las acciones de la Serie C seran consideradas Terceros Restringidos.

41. "Transferencia" significa cualquier venta, intercambio, cesion, donacion, legado, transferencia, enajenacion, disposicion o cualquier arreglo por medio del cual la posesion, titulo legal o derecho a la propiedad se transmita de una Persona a otra, o a la misma Persona pero en diferente capacidad, ya sea de manera voluntaria o involuntaria, o por ministerio de ley, a titulo oneroso o gratuito , y cualquier contrato o convenio (por ejemplo cualquier operacion por etapas), para realizar cualquiera de lo anterior incluyendo por medio de donacion, consolidacion (fusion o escision), reorganizacion, disolucion, arrendamiento, opcion, o Transferencia entre copropietarios pero excluyendo cualquier Transferencia de Acciones de conformidad con ciertas disposiciones del Convenio entre Accionistas que confieren opciones de compra o venta de acciones;



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

     Ademas de las anteriores definiciones, las siguientes palabras y frases tendran el significado descrito en el Articulo indicado a un lado de las palabras y frases, a menos de que el contexto de estos estatutos requiera otro significado;



                                Palabra/Frase                                      Articulo
 ----------------------------------------------------------                    -----------------
"Acciones Adicionales"                                                         11 (c)
"Acciones en Prenda"                                                           12 (b)
"Acciones en Venta"                                                            12 (c) (1)
"Acciones que Exceden el Derecho de Suscripcion Preferente"                    11 (c) (7)
"Accionista Vendedor"                                                          12 (c) (1)
"Accionistas Pagadores"                                                        12 (b) (iv)
"Acreedor Prendario"                                                           12 (b)
"Asamblea para Asuntos de Mayoria Calificada"                                  32
"Asuntos de Mayoria Calificada"                                                20 (1)
"Asuntos de Super Mayoria"                                                     20 (1)
"Aviso de Compra"                                                              12 (c) (6)
"Aviso de Oferta Preferente"                                                   12 (c) (1)
"Aviso de Venta"                                                               12 (c) (4)
"Aviso de Venta a Tercero Restringido"                                         12 (c) (12)
"Aviso de Venta Compartida"                                                    12 (e) (5)
"Derecho de Oferta Preferente"                                                 12 (c)
"Derecho de Suscripcion Preferente"                                            11 (c)
"Derecho de Venta Forzosa"                                                     12 (f)
"Deudor Prendario"                                                             12 (b)
"Disputa"                                                                      60
"Evento de Venta Compartida"                                                   12 (e) (1)
"Expertos"                                                                     12 (e) (5)
"Forma de Suscripcion"                                                         11 (c) (6) (iv)
"Indicadores de Desempeno"                                                     19 (5)


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

"Negocio"                                                                      2
"Ofertados"                                                                    12 (c) (2)
"Oferta para el Derecho de Suscripcion Preferente"                             11 (c) (6)
"Oferta Preferente y Excedente de Acciones"                                    12 (c) (6)
"Otras Licitaciones"                                                           21 (2) (f)
"Periodo de Aceptacion"                                                        12 (c) (5)
"Periodo Transitorio"                                                          12 (a)
"Presupuesto y Plan Anual de Operaciones"                                      44
"Primera Convocatoria"                                                         15 (2)
"Quorum de Primera Convocatoria del Comite"                                    19 (2)
"Quorum de Segunda Convocatoria del Comite"                                    19 (3)
"Quorum en Primera Convocatoria"                                               16
"Quorum en Segunda Convocatoria"                                               16
"Reglas"                                                                       60 (b)
"Termino de Aceptacion Preferente"                                             11 (c) (6) (iv)
"Transaccion entre Partes Relacionadas"                                        19 (4)
"Valor Justo de Mercado"                                                       12 (e) (5)

Articulo 62: DISPOSICIONES GENERALES: Todo lo que no este especificamente previsto en estos estatutos o en el Convenio entre Accionistas, se regira conforme a las disposiciones de la Ley General de Sociedades Mercantiles. En caso de algun conflicto entre lo establecido por estos estatutos y lo establecido por el Convenio entre Accionistas estos estatutos en su version en espanol prevaleceran y tendran prioridad sobre el Convenio entre Accionistas o cualquier traduccion al idioma ingles. Adicionalmente, en caso de que ocurra alguno de los Eventos de Incumplimiento previstos en el Inciso 5.1 del Convenio entre Accionistas, el Accionista que Haya Incumplido sera sujeto a la perdida de todos los derechos de minoria establecidos por estos estatutos de acuerdo a lo dispuesto por el Inciso 5.2.1 de dicho Convenio entre Accionistas, adicionalmente a cualesquier otra consecuencia legal que se derive de dicho Evento de Incumplimiento conforme a dicho Convenio entre Accionistas y/o a la ley aplicable; en la inteligencia, sin embargo de que si ocurre un Cambio en el Control (como dicho termino se encuentra definido bajo el inciso 5.1.2(a)(iii) y


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

5.1.2(a)(iv) del Convenio entre Accionistas), dichos derechos de minoria no seran perdidos si dicho Control es adquirido por una Empresas Afiliadas o accionista de, o inversionistas, en, cualquier accionista del Tenedor Inicial de las Acciones de la Serie C (siempre y cuando no sean Terceros Restringidos). Asimismo, y no obstante lo dispuesto en el inciso 1.2 del Convenio entre Accionistas, Cemex S.A. de C.V., o sus subsidiarias o Empresas Afiliadas si podra ser considerada como una Afiliada del Tenedor Inicial de las Acciones de la Serie A para todos los efecto legales previstos en estos estatutos sociales y el Convenio entre Accionistas.

                             -----------------------


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